Exhibit 99.21

West Fraser Timber Co. Ltd.

Notice of Annual

Meeting of Shareholders

To Be Held May 26, 2020

Information Circular

Your Participation is Important

Please Take the Time to Vote

WHAT’S INSIDE:

INVITATION TO SHAREHOLDERS	2
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	3
INFORMATION CIRCULAR	6
DEFINITIONS	6
VOTING AND PROXIES: QUESTIONS AND ANSWERS	8
VOTING BY NON-REGISTERED SHAREHOLDERS	11
SHAREHOLDER RIGHTS PLAN	12
BUSINESS TO BE TRANSACTED AT THE MEETING	14
INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS	16
BOARD RENEWAL	22
DIRECTOR COMPENSATION	25
VOTING SECURITIES, PRINCIPAL SHAREHOLDERS AND NORMAL COURSE ISSUER BID	27
APPOINTMENT OF THE AUDITOR	28
ADVISORY RESOLUTION ON THE COMPANY’S APPROACH TO EXECUTIVE COMPENSATION (SAY ON PAY)	29
RESOLUTION TO RATIFY AND APPROVE THE SHAREHOLDER RIGHTS PLAN	29
OUR CORPORATE GOVERNANCE POLICIES AND PROCEDURES	36
GOVERNANCE POLICY	36
CHAIRMAN OF THE BOARD	37
LEAD DIRECTOR	37
GOVERNANCE & NOMINATING COMMITTEE	38
MAJORITY VOTING POLICY	38
ADVANCE NOTICE POLICY	38
CODE OF CONDUCT	39
CHARTERS	39
MINIMUM EQUITY HOLDING	40
MANDATE OF THE BOARD	41
CORPORATE DISCLOSURE POLICY	41
AUDIT COMMITTEE	42
DECISIONS REQUIRING PRIOR APPROVAL BY THE BOARD	42
SHAREHOLDER FEEDBACK AND CONCERNS	43
EXPECTATIONS OF MANAGEMENT	43
COMPOSITION OF THE BOARD	44
BOARD DIVERSITY POLICY	46
SERVING ON OTHER BOARDS	47
COMMITTEES OF THE BOARD	47
ORIENTATION PROGRAM AND CONTINUING EDUCATION	50
PERFORMANCE REVIEWS	51
MEETING ATTENDANCE RECORD	52
EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS	52
REPORT ON EXECUTIVE COMPENSATION	53
PERFORMANCE GRAPH	62
EXECUTIVE COMPENSATION	63
OPTION GRANTS	65
RS UNITS AND PS UNITS	69
PENSION PLANS	71
SEVERANCE AND CHANGE OF CONTROL AGREEMENTS	73
DIRECTORS’ COMPENSATION AND HOLDINGS	73
INDEBTEDNESS OF DIRECTORS, OFFICERS AND EMPLOYEES	73
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	74
ADDITIONAL INFORMATION	74
SCHEDULE “A” – RIGHTS PLAN	75

INVITATION TO SHAREHOLDERS

Dear Shareholders:

You are invited to attend the Annual Meeting of Shareholders of West Fraser Timber Co. Ltd., which will take place on May 26, 2020 at 11:30 a.m., local time, at 501-858 Beatty Street, Vancouver, B.C. V6B 1C1.

The Company originally scheduled its Annual Meeting of Shareholders for April 21, 2020 (the “Original Meeting”) and meeting materials, including a Notice of Meeting and Proxy were mailed to Shareholders in connection with the Original Meeting. The Original Meeting was postponed due to the ongoing concerns related to the spread of COVID-19 and in order to mitigate potential risks to the health and safety of our Shareholders.

The items of business to be considered at the Meeting are described in the accompanying Notice of Annual Meeting and Information Circular.

Your participation and views are very important to us. You are encouraged to vote, which can be done by following the instructions enclosed with these materials. In addition, in light of the rapidly evolving public health guidelines related to COVID-19, we request that all Shareholders vote their shares by proxy and not attend the meeting in person. Shareholders who do wish to attend the Meeting in person, should carefully consider and follow the instructions of the federal Public Health Agency of Canada (https://www.canada.ca/en/public-health/services/diseases/coronavirus-disease-covid-19.html) and those of the regional health authorities of the Province of British Columbia, including the Vancouver Coastal Health Authority and the Fraser Health Authority. Please see the Notice of Meeting for further details.

At the Meeting, in addition to dealing with the matters described in the Notice, I will review the affairs of the Company. Also, you will have an opportunity to ask questions.

You may be aware of our recent adoption of a shareholder rights plan. This was undertaken with the goal of ensuring that our Shareholders are treated fairly in the event of a take-over bid for West Fraser and to address “creeping bids”. I encourage you to read the details in the circular on the shareholder rights plan and its purpose. We hope we have your support to ratify and approve the shareholder rights plan and the protection it will afford to all our Shareholders.

All of our public documents, including the 2019 Annual Report and Quarterly Reports, are available on our website at www.westfraser.com. You are encouraged to access our website during the year for continuous disclosure items, including news releases and investor presentations.

We look forward to your participation at the Meeting.

Yours sincerely,

/s/ Raymond Ferris
Raymond Ferris
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting (the “Meeting”) of Shareholders of WEST FRASER TIMBER CO. LTD. (the “Company”) will be held at 501-858 Beatty Street, Vancouver, B.C. V6B 1C1 on May 26, 2020 at 11:30 a.m., local time, for the following purposes:

1.	to receive the consolidated financial statements of the Company for its fiscal year ended December 31, 2019, together with the auditor’s report on them;

2.	to elect the directors of the Company to hold office until the close of the next annual general meeting;

3.	to appoint an auditor of the Company to serve until the close of the next annual general meeting and to authorize the directors to fix the auditor’s remuneration;

4.

to consider an advisory (non-binding) resolution on the Company’s approach to executive compensation, as more particularly set out in the section of the Information Circular entitled “Advisory Resolution on the Company’s Approach to Executive Compensation (Say on Pay)”;

5.

to consider and, if deemed advisable, pass a resolution to ratify, confirm and approve the Company’s new shareholder rights plan, as more particularly set out in the section of the Information Circular entitled “Resolution to Ratify and Approve the Shareholder Rights Plan”;

6.	to consider any amendment to or variation of any matter identified in this Notice; and

7.	to transact such other business as may properly come before the Meeting or any adjournment of it.

A copy of the Annual Report of the Company for the year ended December 31, 2019 accompanied the notice prepared for the Original Meeting for those Shareholders that had requested a copy of the Annual Report. The Annual Report can be found on our website (www.westfraser.com) and can also be found on SEDAR (www.sedar.com). The Annual Report includes the consolidated financial statements and the auditor’s report.

Shareholders registered at the close of business on April 2, 2020 will be entitled to receive this Notice and to vote at the Meeting.

INFORMATION ON NOTICE AND ACCESS (You have not been sent a physical copy of the Information Circular.)

General Information

The Company has prepared this Notice of Meeting, the Information Circular and a form of proxy relating to the Meeting, and the Information Circular contains details of the matters to be considered at the Meeting. This Notice of Meeting has been prepared and mailed to you under the notice and access rules that came into effect on February 11, 2013 pursuant to applicable Canadian securities laws. Notice and access enables issuers to reduce the volume of materials that must be physically mailed to shareholders by posting the Information Circular and related materials on the internet. Please call AST Trust Company (Canada) toll-free at 1-800-387-0825 if you have any questions about notice and access.

How to Access the Information Circular and Obtain a Physical Copy

The Information Circular and related materials are available under the Company’s profile at www.sedar.com and on the Company’s website at www.westfraser.com. Shareholders are reminded to review these online materials in connection with the Meeting and before voting. Shareholders may obtain a physical copy of the Information Circular by: 1) calling the Company’s transfer agent, AST Trust Company (Canada), toll free at 1-888-433-6443; or 2) emailing a request to AST Trust Company (Canada) at fulfilment@astfinancial.com. A request for a physical copy of the Information Circular should be sent sufficiently in advance so that it is received by the Transfer Agent by May 11, 2020, in order to allow sufficient time for the Shareholder to receive the physical copy of the Information Circular and return the proxy by its due date.

Proxies and Voting Instruction Forms (VIFs)

Registered Shareholders have received a form of proxy with this Notice of Meeting. The deadline for submitting proxies is 11:30 a.m. (Vancouver time) on May 22, 2020. Please complete, date and sign the proxy and deliver it before that deadline in accordance with the instructions set out in the proxy and Information Circular.

Non-registered Shareholders (beneficial owners) have received a voting instructions form (“VIF”) with this Notice of Meeting. The deadline for returning VIFs is specified in the VIF itself. VIFs, whether provided by the Company or an intermediary, should be completed and returned in accordance with the specific instructions, and by the deadline specified, in the VIF. Please ensure you carefully follow the instructions set out in the VIF, including those specifying where and when the VIF is to be returned.

Please review the Information Circular before completing your proxy or VIF, as the Information Circular contains additional information about each matter to be voted on at the Meeting. The following guide will assist you in locating the relevant disclosure for each matter.

For disclosure about:	Refer to the following section(s) in the Information Circular
• the election of directors	“Information regarding Nominees for Election as Directors”

• the appointment of the Company’s auditor	“Appointment of the Auditor”

• the approval of the Company’s approach to executive compensation	“Advisory Resolution on the Company’s Approach to Executive Compensation (Say on Pay)”

• the ratification and approval of the Company’s new shareholder rights plan	“Resolution to Ratify and Approve the Shareholder Rights Plan”

A Shareholder who is unable to attend the Meeting in person and who wishes to ensure that such Shareholder’s shares are voted at the Meeting must complete, date and sign an acceptable form of proxy and deliver it by hand or by mail in accordance with the instructions set out in the enclosed form of proxy and in the Information Circular.

NOTE OF CAUTION CONCERNING COVID-19 OUTBREAK

At the date of this Notice it is the intention of the Company to hold the Meeting at the location stated above in this Notice. We are continuously monitoring the development of the current coronavirus (COVID-19) outbreak (“COVID-19”). In light of the rapidly evolving public health guidelines related to COVID-19, we ask Shareholders to consider voting their Shares by proxy and not attend the meeting in person. Shareholders who do wish to attend the Meeting in person, should carefully consider and follow the instructions of the federal Public Health Agency of Canada: (https://www.canada.ca/en/public-health/services/diseases/coronavirus-disease-covid-19.html). We ask that Shareholders also review and follow the instructions of the regional health authorities of the Province of British Columbia, including the Vancouver Coastal Health Authority, the Fraser Health Authority and any other health authority holding jurisdiction over the areas you must travel through to attend the Meeting. Please do not attend the Meeting in person if you or someone with whom you have been in close contact are experiencing any cold or flu-like symptoms, or if you or someone with whom you have been in close contact has travelled to/from outside of Canada within the 14 days immediately prior to the Meeting. All Shareholders are strongly encouraged to vote by submitting their completed form of proxy (or voting instruction form) prior to the Meeting by one of the means described above.

The Company reserves the right to take any additional pre-cautionary measures deemed to be appropriate, necessary or advisable in relation to the Meeting in response to further developments in the COVID-19 outbreak, including: (i) holding the Meeting virtually or by providing a webcast of the Meeting; (ii) hosting the Meeting solely by means of remote communication; (iii) changing the Meeting date and/or changing the means of holding the Meeting; (iv) denying access to persons who exhibit cold or flu-like symptoms, or who have, or have been in close contact with someone who has, travelled to/from outside of Canada within the 14 days immediately prior to the Meeting; and (v) such other measures as may be recommended by public health authorities in connection with gatherings of persons such as the Meeting. Should any such changes to the Meeting format occur, the Company will announce any and all of these changes by way of news release, which will be filed under the Company’s profile on SEDAR as well as on our Company website at www.westfraser.com. We strongly recommend you check the Company’s website prior to the Meeting for the most current information. In the event of any changes to the Meeting format due to the COVID-19 outbreak, the Company will not prepare or mail amended Meeting Proxy Materials.

DATED at Vancouver, B.C., April 16, 2020.

BY ORDER OF THE BOARD

/s/ Raymond Ferris
Raymond Ferris
President and Chief Executive Officer

INFORMATION CIRCULAR

(As of March 31, 2020, except as otherwise provided)

This Circular is furnished in connection with the solicitation of proxies by the Board of Directors and management of West Fraser for use at the Annual Meeting of Shareholders to be held at 501-858 Beatty Street, Vancouver, B.C. V6B 1C1 on May 26, 2020 (and at any adjournment thereof) for the purposes set out in the attached Notice of Annual Meeting of Shareholders.

All references to the number of West Fraser shares, share prices, earnings per share, options, and other equity-based incentives reflect the payment and adjustments resulting from the Stock Dividend applied retroactively to all comparative periods.

DEFINITIONS

Unless stated otherwise, in this Circular

“AST Trust” means AST Trust Company (Canada), our transfer agent,

“Auditor” means our external auditor, currently PricewaterhouseCoopers LLP,

“BCBCA” means the Business Corporations Act (British Columbia), R.S.B.C. 2002, c.57, as amended,

“Board” or “Board of Directors” means our board of Directors,

“Circular” means this information circular,

“Committees” means the committees of the Board,

“Director” means a director of the Company,

“DSU Plan” means our Director Deferred Share Unit Plan,

“DS Unit” means a Deferred Share Unit granted under our DSU Plan,

“Governance Committee” means the Governance & Nominating Committee of the Board,

“HR&C Committee” means the Human Resources & Compensation Committee of the Board,

“Lead Director” means the lead director of the Board,

“Meeting” means the Annual Meeting of Shareholders to be held on May 26, 2020 and any adjournment of it,

“Notice” means the attached Notice of Annual Meeting of Shareholders,

“Options” means share purchase options granted under the Stock Option Plan,

“Original Meeting” means the Annual Meeting of Shareholders originally scheduled for April 21, 2020 and subsequently postponed due to the COVID-19 pandemic,

“Phantom Share Unit Plan” means the plan described as such on page 56 of this Circular,

“PS Unit” means a performance share unit granted under our Phantom Share Unit Plan,

“Rights Plan” has the meaning set out in “Voting and Proxies: Questions and Answers” under the heading “Shareholder Rights Plan” on page 12,

“ROSE” has the meaning set out in “Executive Compensation Discussion & Analysis – Report on Executive Compensation” under the heading “Annual Incentive Bonus Plan” on page 54,

“RS Unit” means a restricted share unit granted under our Phantom Share Unit Plan,

“Share” means a Common share or a Class B Common share in the capital of West Fraser,

“Shareholder” means an owner of any Share,

“Stock Dividend” means the stock dividend of one Common share declared and issued in respect of each issued and outstanding Common share and each issued and outstanding Class B Common share in the capital of the Company and paid to Shareholders on January 13, 2014,

“Stock Option Plan” means our Stock Option Plan, as amended,

“$” means Canadian dollars, and

“West Fraser”, “Company”, “we”, “us” and “our” mean West Fraser Timber Co. Ltd.

VOTING AND PROXIES: QUESTIONS AND ANSWERS

Your vote is important. Good corporate governance begins with shareholder participation. If you cannot attend the Meeting or if you plan to attend but prefer the convenience of voting in advance, we encourage you to exercise your vote using either of the voting methods described below. Please read the following for answers to commonly asked questions regarding voting and proxies.

If your Shares are held in a street form or in a brokerage account, you may not be a registered Shareholder. Please refer to “Voting by Non-Registered Shareholders” on page 11 for a description of the procedure to be followed to vote your Shares.

Q. Am I entitled to vote?

A. You are entitled to vote if you were a registered Shareholder as of the close of business on April 2, 2020. Each Share entitles the holder to one vote.

Q. What am I voting on?

A. The following matters:

•	the election of Directors to the Board of Directors to hold office until the close of the next annual general meeting;

•	the appointment of PricewaterhouseCoopers LLP as our auditor until the close of the next annual general meeting, at a remuneration to be fixed by the Directors;

•	the advisory (non-binding) resolution on the Company’s approach to executive compensation; and

•	the ratification and approval of the Company’s new Shareholder Rights Plan.

Q. What if amendments are made to these matters or if other matters are brought before the Meeting?

A. If you attend the Meeting in person and are eligible to vote, you may vote on such matters as you choose.

If you have completed and returned a proxy in the form enclosed, the persons named in it will have discretionary authority with respect to amendments or variations to matters identified in the Notice and to other matters which properly come before the Meeting. If any other matter properly comes before the Meeting, the persons so named will vote on it in accordance with their best judgment. As of the date of this Circular, our management does not know of any such amendment, variation or other matter expected to come before the Meeting.

Q. Who is soliciting my proxy?

A. The management of West Fraser is soliciting your proxy. Solicitation of proxies is done primarily by mail, supplemented by telephone or other contact, by Company employees, and the Company bears all associated costs.

This Circular is prepared under the notice and access rules that came into effect on February 11, 2013 pursuant to applicable Canadian securities laws. Accordingly, this Circular is being posted on the internet instead of being sent to either registered or Beneficial Shareholders. This Circular and related materials are available under the Company’s profile at www.sedar.com and on the Company’s website at www.westfraser.com. Shareholders are reminded to review these online materials in connection with the Meeting and before voting. Shareholders may obtain a physical copy of this Circular by: 1) calling the Company’s transfer agent, AST Trust Company (Canada), toll free at 1-888-433-6443; or 2) emailing a request to AST Trust Company (Canada) at fulfilment@astfinancial.com. A request for a physical copy of this Circular should be sent sufficiently in advance so that it is received by the Transfer Agent by May 11, 2020 in order to allow sufficient time for the Shareholder to receive the physical copy of this Circular and return the proxy by its due date.

Q. How do I vote?

A.	1) If your Shares are not registered in your name, please see “Voting by Non-Registered Shareholders” on page 11.

2)	If you are a registered Shareholder there are two ways that you may vote your Shares:

(a)	you may vote in person at the Meeting; or

(b)	you may complete and sign a form of proxy appointing someone to represent you and to vote your Shares at the Meeting.

If a registered Shareholder is a body corporate or association, the form of proxy must be signed by a person duly authorized by that body corporate or association.

Completing, signing and returning a form of proxy will not prevent you from attending the Meeting in person.

As the Company is relying on notice and access provisions of applicable Canadian securities laws, the Notice and form of proxy is being sent to Registered Shareholders.

Q. Must I use the enclosed form of proxy?

A. No. If you do not wish to use the enclosed proxy form, you may use any other form of proxy to appoint your proxyholder, although the Company’s Articles require that a form of proxy be substantially in the form enclosed.

Q. Can I appoint someone to vote my Shares other than persons named in the enclosed form of proxy?

A. Yes. Write the name of your chosen person, who need not be a Shareholder, in the blank space provided in the form of proxy. It is important to ensure that any other person you appoint as proxyholder will attend the Meeting, and is aware that his or her appointment has been made to vote your Shares and that he or she should present himself/herself to the scrutineer at the Meeting.

Q. What if my Shares are registered in more than one name or in the name of my company?

A. If your Shares are registered in more than one name, all those registered must sign the form of proxy. If your Shares are registered in the name of your company or any name other than yours, we may require that you provide documentation that proves you are authorized to sign the form of proxy.

Q. What if I plan to attend the Meeting and vote in person?

A. If you plan to attend the Meeting and wish to vote your Shares in person, you do not need to complete or return a form of proxy. Your vote will be taken and counted at the Meeting. Please register with the scrutineer when you arrive at the Meeting.

If your Shares are not registered in your name, but you wish to attend the Meeting, please see “Voting by Non-Registered Shareholders” on page 11.

Q. What happens when I sign and return a form of proxy?

A. You will have given authority to whoever it appoints as your proxyholder to vote your Shares at the Meeting in accordance with the voting instructions you provide.

Q. What do I do with my completed form of proxy?

A. Return it to our Transfer Agent, AST Trust, at the address set out below so that it arrives no later than 11:30 a.m. (Vancouver time), on May 22, 2020 or, if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned Meeting.

Q. How will my Shares be voted if my proxy is in the enclosed form with no other person named as proxyholder?

A. The persons named in it will vote or withhold from voting your Shares in accordance with your instructions. In the absence of such instructions, however, your Shares will be voted FOR the election of the Directors nominated by management, FOR the appointment of the Auditor, FOR the advisory resolution on the Company’s approach to executive compensation and FOR the resolution to ratify and approve the Company’s new Rights Plan.

Q. If I change my mind, can I revoke my proxy once I have given it?

A. Yes. If you are a registered Shareholder as of the record date you may revoke your proxy by submitting a proxy with a later date. Any new voting instructions, however, will only take effect if received by our Transfer Agent, AST Trust, at the address set out below no later than 11:30 a.m. (Vancouver time), on May 22, 2020 or, if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned Meeting. If you are a registered Shareholder as of the record date you may also revoke your proxy without providing new voting instructions by delivering a written revocation of proxy executed by you and delivered to McMillan LLP, Suite 1500, 1055 West Georgia Street, Vancouver, B.C., V6E 4N7, Attention: Ravipal Bains and by email at ravipal.bains@mcmillan.ca, no later than 5:00 p.m. (Vancouver time) on May 25, 2020 or to the individual chairing the Meeting prior to the commencement of the Meeting or any adjournment thereof.

Please note that your participation in person in a vote by ballot at the Meeting would automatically revoke any proxy you have given in respect of the item of business covered by that vote.

If you are not a registered Shareholder, see “Voting by Non-Registered Shareholders” below.

Q. What documents are sent to Shareholders?

A. Registered Shareholders who provided us with the required request received a package of the usual annual corporate documents (our 2019 Annual Report, including the Annual Information Form, our annual audited consolidated financial statements and auditor’s report and Management’s Discussion & Analysis) in connection with the Original Meeting scheduled for April 21, 2020, which has since been cancelled in light of the ongoing COVID-19 pandemic. Registered Shareholders are now being sent the Notice along with the form of proxy in connection with the Meeting scheduled on May 26, 2020.

Our Circular may be accessed under our profile at www.sedar.com or on our website at www.westfraser.com.

Copies of our Annual Report, including our audited consolidated financial statements, are filed with Canadian securities regulators and are available at www.sedar.com under the Company’s profile and may also be obtained, without charge, on request from the Chief Financial Officer of West Fraser or accessed on our website at www.westfraser.com.

Q. Who are our Principal Shareholders?

A. The Principal Shareholders (persons or companies that beneficially own or exercise control or direction over more than 10% of a class of our outstanding Shares) are set out in this Circular under the heading “Voting Securities, Principal Shareholders and Normal Course Issuer Bid” on page 27.

Q. What if I have other questions?

A. If you have a question regarding the Meeting, please contact our Transfer Agent as set out below or the Chief Financial Officer of West Fraser at (604) 895-2700 or by email at shareholder@westfraser.com.

Q. How can I contact the Transfer Agent?

A. You can contact the Transfer Agent at:

AST Trust Company (Canada)

1600 - 1066 West Hastings Street

Vancouver, B.C. V6E 3X1

Telephone: (416) 682-3860

(toll free throughout North America: 1-800-387-0825)

Facsimile: 1-888-249-6189

Email: inquiries@astfinancial.com

Website: www.astfinancial.com

VOTING BY NON-REGISTERED SHAREHOLDERS

Q. If my Shares are not registered in my name, how do I vote my Shares?

A. Our share register does not list non-registered or beneficial Shareholders. Their Shares are usually held in the name of an intermediary or a “nominee”, such as a trust company, securities broker or other financial institution. If you are a non-registered Shareholder, there are two ways that you can vote your Shares.

1) By providing voting instructions to your nominee

Applicable securities laws require institutional nominees to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive, or have already received with these materials, from your nominee either a request for voting instructions or a form of proxy for the number of Shares you hold. Every institutional nominee has its own mailing procedures and provides its own signing and return instructions, which you should follow carefully to ensure that your Shares are voted at the Meeting.

As the Company is relying on notice and access provisions of applicable Canadian securities law, the Notice and voting instruction form are being sent to both non-registered Shareholders and beneficial Shareholders.

2) By being appointed and attending the Meeting in person

The Company generally does not have access to the names of its non-registered Shareholders. Therefore, if you attend the Meeting, the Company will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as proxyholder.

If you wish to vote in person at the Meeting, insert your own name in the space provided on the request for voting instructions or form of proxy provided by your nominee to appoint yourself as proxyholder. If you are a non-registered Shareholder and instruct your nominee to appoint yourself as proxyholder, you should present yourself to the scrutineer of the Meeting with appropriate identification.

SHAREHOLDER RIGHTS PLAN

Q. What is the Rights Plan?

A. The Company adopted the shareholder rights plan effective April 9, 2020 (the “Rights Plan”). At the Meeting, you will be asked to consider and, if deemed advisable, pass a resolution, ratifying and approving the Rights Plan. The Rights Plan is an arrangement that gives holders of Common shares of West Fraser, other than a person that acquires above a specified threshold (20% or more) of the Company’s Common shares, the right to acquire additional Common shares of West Fraser at a discounted price in certain circumstances as described below. The Rights Plan encourages fair treatment of West Fraser Shareholders in connection with a take-over bid and protects against “creeping bids” (the accumulation of more than 20% of the Company’s shares through purchases exempt from the formal take-over bid rules). Page 29 of the Circular, under the heading “Resolution to Ratify and Approve the Shareholder Rights Plan”, provides detailed information regarding the Rights Plan.

Q. Has West Fraser received a take-over offer?

A. No. As at the date hereof, West Fraser is not aware of any pending or threatened take-over bid for the Company and the Rights Plan is not being adopted in response to or in anticipation of any pending or threatened take-over bid, nor to deter take-over bids generally.

Q. Why is West Fraser Adopting the Rights Plan?

A. The Company believes it is appropriate to adopt the Rights Plan to protect Shareholders. The basic objectives of the Rights Plan are to:

•	help ensure that West Fraser Shareholders are treated fairly in connection with any take-over bid made for the Company;

•	provide all West Fraser Shareholders with an equal opportunity to participate in such a take-over bid;

•	provide the Board with sufficient time to consider and, if appropriate, to develop alternatives for enhancing shareholder value;

•	deter abusive tactics by making them unacceptably expensive to unsolicited bidders;

•	encourage prospective acquirors to negotiate with the Board rather than to attempt an unsolicited hostile take-over; and

•

prevent “creeping bids” (the accumulation of more than 20% of a company’s shares through purchases exempt from the take-over bid rules) and “hard” lock-up agreements (agreements with an offeror under which existing shareholders commit to tender their shares to the offeror’s take-over bid which agreements are either irrevocable or revocable but subject to restrictive termination conditions). See page 29 of the Circular, under the heading “Resolution to Ratify and Approve the Shareholder Rights Plan”, for further details on “creeping bids” and “hard” lock-up agreements.

Q. How does a Rights Plan work?

A. The Rights Plan is an agreement granting the holders of Common shares certain rights (the “Rights”) to acquire additional Common shares at a discounted price which they may exercise only upon the occurrence of a specified set of events. The Rights are interests which “attach” to Common shares outstanding on April 9, 2020 or issued after that date. The Rights Plan encourages a potential acquiror to proceed either by way of a “Permitted Bid” (described below), which requires the take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the Board.

Q. What are the Permitted Bid Requirements?

A. The following is a summary of the primary Permitted Bid requirements:

•	the take-over bid must be made to all holders of Common shares other than the offeror;

•

the take-over bid must be open to shareholders for a period of not less than 105 days and the offeror may only take-up and pay for the shares if over 50% of the shares have been tendered to the offer; and

•	the take-over offer must also provide that any shares deposited pursuant to the offer may be withdrawn until taken up and paid for.

There are additional requirements that must be met in order for a take-over offer to be a “Permitted Bid” and those requirements are summarized on page 29 of the Circular under the heading “Resolution to Ratify and Approve the Shareholder Rights Plan”.

Q. Do I have to do anything to receive the Rights?

A: No, holders of Common shares of record on April 9, 2020 will receive one Right per Common share that they own. Shareholders will not receive a separate Rights certificate in the mail and will not need to do anything at this time. If the Rights become exercisable, West Fraser’s designated rights agent will forward additional documentation at that time.

Q. Can the Rights be sold?

A. The Rights cannot be sold or conveyed separately from the Common shares to which they relate, unless they become exercisable as described herein. The Rights are interests that attach to Common shares. Thus, if you sell the Common shares, the Rights are sold with the shares.

Q. Has the Board approved the Rights Plan?

A. Yes. The Board has approved the Rights Plan. The Board believes that the Rights Plan is in the best interests of West Fraser and our Shareholders. The Board unanimously recommends that Shareholders vote FOR the Rights Plan. In the opinion of the Board, the Rights Plan is consistent with the current practices of Canadian public companies with respect to shareholder rights plans.

Q. What are shareholders being asked to approve?

A. Shareholders will be asked to consider an ordinary resolution ratifying and approving the Rights Plan. The text of the resolution is included on Page 29 of the Circular, under the heading “Resolution to Ratify and Approve the Shareholder Rights Plan”. Ratification and approval of the Rights Plan by Shareholders is required by the rules of the TSX. If the resolution is not passed, the Rights Plan will terminate as of the close of the meeting.

Q. Will the issuance of Rights be taxable?

A. The Company considers that the Rights have negligible value when issued, and the issuance of the Rights is not expected to be taxable to holders of Common shares.

Q. Do other companies have shareholder rights plans?

A. Rights plans have been adopted and reconfirmed by a large number of publicly held companies in Canada. The Board has reviewed the Rights Plan for conformity with current practices of Canadian issuers with respect to shareholder rights plan design and has confirmed that the terms of the Rights Plan are substantially similar to those plans. Based on its review, the Board has determined that it is advisable and in the best interests of the Company and its Shareholders that the Company has in place a shareholder rights plan in the form of the Rights Plan.

BUSINESS TO BE TRANSACTED AT THE MEETING

(See Notice of Annual Meeting of Shareholders)

1) Presentation of Financial Statements

The consolidated financial statements of the Company for the year ended December 31, 2019 and the Auditor’s report thereon will be submitted to Shareholders at the Meeting, but no vote with respect to them is required or proposed to be taken. The consolidated financial statements are included in our Annual Report which is being mailed with the Notice to those Shareholders who have provided us with the required request.

2) Election of Directors

The table of nominees on the following pages sets out the name, background and experience of each person proposed to be nominated for election as a Director, as well as other relevant information. Management of the Company recommends the election of the ten nominees set out in the table of nominees to fill the ten positions as Director. The term of office of each current Director will expire at the conclusion of the Meeting. Each Director elected at the Meeting will hold office until the conclusion of the next annual general meeting of the Company at which a Director is elected, unless the Director’s office is earlier vacated in accordance with the Articles of the Company or the provisions of the BCBCA.

The Board of Directors has adopted a majority voting policy, which is described on page 38 of this Circular, relating to the election of Directors.

On February 13, 2014, the Board adopted an advance notice policy setting out requirements for Director nominations and elections. On April 29, 2014, our Shareholders approved a special resolution to amend the Company’s Articles to include this advance notice requirement, which is described on page 38 of this Circular.

The Board of Directors may fill vacancies on the Board resulting from the death, resignation or retirement of Directors. As well, the Board is authorized to appoint up to two additional Directors to hold office until not later than the next annual general meeting.

3) Appointment of Auditor

The Auditor is to be appointed to serve until the close of the next annual general meeting of the Company, and the Directors are to be authorized to fix the Auditor’s remuneration.

The Board of Directors and management of the Company, on the advice of the Audit Committee of the Board, recommend that PricewaterhouseCoopers LLP, Vancouver, Canada, be re-appointed as Auditor, at a remuneration to be fixed by the Board of Directors.

A representative of PricewaterhouseCoopers LLP will be present at the Meeting and will have the opportunity to make a statement if the representative so desires. The representative will also be available to answer questions.

4) Advisory Resolution on our Approach to Executive Compensation (Say on Pay)

Our executive compensation philosophy, policies and programs are based on the fundamental principle of pay-for-performance to align the interests of our executives with those of our Shareholders. At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve (on an advisory basis), by way of ordinary resolution, the Company’s approach to executive compensation.

5) Approval of the Rights Plan

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, ratify, confirm and approve, by way of ordinary resolution, the Rights Plan. The Company adopted the Rights Plan effective April 9, 2020.

The Rights Plan is an arrangement that gives holders of Common shares, other than a person that acquires above a specified threshold (20% or more) of the Common shares, the right to acquire additional Common shares at a discounted price in certain circumstances as described herein. The Rights Plan encourages the fair treatment of our Shareholders in connection with a take-over bid and protects against “creeping bids” (the accumulation of more than 20% of the Company’s Common shares through purchases exempt from the formal take-over bid rules).

Page 29 of the Circular, under the heading “Resolution to Ratify and Approve the Shareholder Rights Plan” provides detailed information regarding the Rights Plan.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

The following table sets out the name of each person proposed to be nominated for election as a Director, as well as that person’s position in the Company, residence, principal occupation, background, experience, the date that person first became a Director and his or her voting results at the last annual general meeting. Additional information concerning compensation and security holdings of such persons is provided below the following table. All of our current Directors are standing for re-election.

Unless otherwise indicated, the nominee has held the same or similar principal occupation with the organization set out below, or a predecessor of that organization, for the last five years. The information as to principal occupation and securities beneficially owned or controlled by each nominee has been furnished by the nominee and is not within the knowledge of our management.

The following table also sets out committee memberships of the proposed nominees as at March 31, 2020. We have four committees: Audit, Human Resources & Compensation, Health, Safety & Environment, and Governance & Nominating.

HENRY H. (HANK) KETCHAM

Director since September 16, 1985

Age: 70

Hank Ketcham resides in Vancouver, B.C., Canada. He is our Chairman of the Board. Mr. Ketcham was our President until April 2012 and retired from the position of Chief Executive Officer effective March 1, 2013 when his title as Chairman of our Board was re-designated as Executive Chairman. Effective April 19, 2016 he became our Chairman of the Board. He is also a director and shareholder of Ketcham Investments, Inc., which owns 5,662,718 Common shares and 1,743,228 Class B Common shares of the Company. Mr. Ketcham has been actively involved with the Company since 1973. He was formerly a director of The Toronto-Dominion Bank.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Forestry/Manufacturing	Risk Management Executive Compensation

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,641,012	588,343	99

REID E. CARTER

Director since April 19, 2016

Age: 63

Reid E. Carter resides in West Vancouver, B.C., Canada. He is a corporate director. From 2003 to the end of 2018, Mr. Carter was a Managing Partner at Brookfield Asset Management, Inc., a global asset manager, and was President of Brookfield Timberlands Management LP. In this role, Mr. Carter led the acquisition of approximately 3.5 million acres of private timberlands throughout North America and Brazil as well as the teams responsible for all growth and operations aspects of these businesses. Mr. Carter also served as President and Chief Executive Officer of Acadian Timber Corp. from 2010 to 2015 and its predecessor, Acadian Timber Income Fund, from 2006 to 2010, and currently serves as a director of Acadian Timber Corp. He served as National Bank Financial’s Paper and Forest Products Analyst between 1996 and 2003. Between 1990 and 1996 he served as a resource analyst with TimberWest Forest Corp. Mr. Carter served as a director of Enercare Inc. until the end of 2019. Mr. Carter holds a combined undergraduate degree in Forestry and Biology and a master’s degree in Forest Soils, both from the University of British Columbia. Mr. Carter is the Chair of the Audit Committee and a member of the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Financial Literacy	Forestry/Manufacturing Capital Markets

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,662,061	567,294	99

RAYMOND FERRIS

Director since April 23, 2019

Age: 57

Ray Ferris resides in Vancouver, B.C., Canada. Mr. Ferris holds a Bachelor of Science Degree in Engineering from the University of New Brunswick. He is our President and Chief Executive Officer. Before April 19, 2018, Mr. Ferris was our Executive Vice-President and Chief Operating Officer and before February 15, 2016 he was our Vice-President, Wood Products. On April 19, 2018 the Company announced a senior leadership transition plan and Mr. Ferris replaced Mr. Seraphim as President of the Company and on June 30, 2019 Mr. Ferris replaced Mr. Seraphim as Chief Executive Officer following Mr. Seraphim’s retirement from that office.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Forestry/Manufacturing	Risk Management Executive Compensation

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,645,363	583,992	99

JOHN N. FLOREN

Director since April 19, 2016

Age: 61

John N. Floren resides in Eastham, Massachusetts, USA. He has been President and Chief Executive Officer of Methanex Corporation since January 2013. Prior to this appointment, Mr. Floren was Senior Vice President, Global Marketing and Logistics of Methanex from June 2005 and, prior to that, Director, Marketing and Logistics, North America from May 2002. He has been an employee of Methanex for approximately 20 years and has worked in the chemical industry for over 30 years. He currently serves as a director of Methanex whose shares are listed for trading on the Toronto Stock Exchange. Mr. Floren holds a Bachelor of Arts in Economics from the University of Manitoba. He also attended the Harvard Business School’s Program for Management Development and has attended the International Executive Program at INSEAD. He also completed the Directors Education Program at the Institute of Corporate Directors. Mr. Floren is the Chair of the Health, Safety & Environment Committee and a member of the Human Resources & Compensation Committee and of the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Forestry/Manufacturing	Capital Markets Executive Compensation

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	49,053,249	176,106	99

BRIAN G. KENNING

Director since April 19, 2017

Age: 70

Brian G. Kenning resides in Vancouver, B.C., Canada. He is a corporate director. He was a Managing Partner of Brookfield Asset Management, a company involved in the real estate, asset management and power generation sectors, from 1995 to 2005. From 1988 to 2005, Mr. Kenning was also Chairman and Managing Partner of B.C. Pacific Capital Corporation, a Brookfield affiliate active in merchant banking and investing. Over the past ten years, Mr. Kenning has served as Director of a number of public and private corporations. He had served as a director of British Columbia Ferry Services Inc. until May 2019 and had served as a director of Maxar Technologies Ltd. from 2003 to 2019. In addition, Mr. Kenning is a past Governor of the B.C. Business Council and a past Director of the B.C. chapter of the Institute of Corporate Directors. Mr. Kenning graduated from Queen’s University with an MBA in 1973. Mr. Kenning is the Chair of the Human Resources & Compensation Committee and a member of the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Financial Literacy Risk Management	Executive Compensation Governance

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	49,112,444	116,911	99

JOHN K. KETCHAM

Director since April 28, 2015

Age: 58

John K. Ketcham resides in Santa Monica, California. He is a graduate of Tufts University and is currently a real estate developer in Los Angeles. Mr. Ketcham currently owns or controls a total of 991,100 of our Common shares. Previously Mr. Ketcham was a film producer (The Hurricane, starring Denzel Washington) and director. From 1985 to 1992 Mr. Ketcham was a television reporter in Vancouver, B.C. Mr. Ketcham is a member of the Health, Safety & Environment Committee and of the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Forestry/Manufacturing	U.S. Business Experience

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,908,913	320,442	99

GERALD J. (GERRY) MILLER

Director since April 19, 2012

Age: 64

Gerry Miller resides in Kelowna, B.C., Canada. He holds a Bachelor of Commerce Degree from the University of B.C. He is a Chartered Professional Accountant who retired from West Fraser on July 31, 2011 after a 25-year career. Mr. Miller was a key member of West Fraser’s senior executive team and served in a number of executive positions including as Executive Vice-President, Pulp & Paper, Executive Vice-President, Operations and Executive Vice-President, Finance and Chief Financial Officer, the position that he held at the time of his retirement. Mr. Miller is also a trustee of Granite Real Estate Investment Trust and a director of Granite REIT Inc. Mr. Miller is a member of the Audit Committee, the Health, Safety & Environment Committee and the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Financial Literacy	Forestry/Manufacturing Executive Compensation

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,902,977	326,378	99

ROBERT L. PHILLIPS

Director since April 28, 2005

Age: 69

Robert L. Phillips resides in Anmore, B.C., Canada. Mr. Phillips holds a B.Sc. (Chemical Engineering) and an LL.B., both from the University of Alberta. Before July 2004, he was President and Chief Executive Officer of the BCR Group of Companies, which was involved in rail transportation and marine terminal operations. Before joining BCR, he was Executive Vice-President, Business Development and Strategy for MacMillan Bloedel Limited, and has held the position of President and Chief Executive Officer of the PTI Group Inc. and Dreco Energy Services Ltd. He was appointed Queen’s Counsel in Alberta in 1991. He is a director of the following public corporations: Canadian National Railway Company, Capital Power Corporation and Canadian Western Bank. On December 31, 2018, Mr. Phillips retired as the Chairman and a director of Maxar Technologies Ltd. (formerly known as MacDonald Dettwiler & Associates Ltd.) and, on January 1, 2019, became a director of Maxar Technologies Inc., its new U.S. parent company. Mr. Phillips has indicated that he will be retiring from the board of Maxar Technologies Inc. in May 2020 (see “Our Corporate Governance Policies and Procedures – Serving on Other Boards” on page 47). In February 2008 Mr. Phillips was designated by the Board to serve as Lead Director and in that capacity he serves as Chair of the Governance & Nominating Committee. Mr. Phillips is also a member of the Human Resources & Compensation Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Forestry/Manufacturing	Executive Compensation Governance

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	47,049,724	2,179,631	96

JANICE G. RENNIE

Director since April 28, 2004

Age: 62

Janice G. Rennie resides in Edmonton, Alberta, Canada. Ms. Rennie earned a Bachelor of Commerce Degree from the University of Alberta. She is a Fellow Chartered Accountant and a Fellow of the Institute of Corporate Directors and is currently a corporate director. From September 7, 2004 to September 9, 2005 she was the Senior Vice-President, Human Resources and Organizational Effectiveness of EPCOR Utilities Inc., a provider of energy, water and energy-related services and products that is solely owned by the City of Edmonton, on whose board she previously served for over 10 years and rejoined as a director in 2017 and currently serves as the Chair of its board. She is a director of the following public corporations: Major Drilling Group International Inc. and Methanex Corporation (see “Our Corporate Governance Policies and Procedures – Serving on Other Boards” on page 47). Ms. Rennie was formerly a director of Teck Resources Ltd. and West Jet Airlines Ltd. Ms. Rennie is a member of the Audit Committee, the Human Resources & Compensation Committee and the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Financial Literacy Executive Compensation	Governance Human Resources

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	47,363,724	1,865,631	96

GILLIAN D. WINCKLER

Director since April 19, 2017

Age: 57

Gillian D. Winckler resides in Vancouver, B.C., Canada. Ms. Winckler is a former mining and business executive with over 25 years of diversified experience in the metals and mining industry and the financial sector. Ms. Winckler spent 16 years with BHP Billiton in London, England and Vancouver, Canada where she was involved with corporate and divisional strategy, mergers and acquisitions, divestments, exploration as well as project evaluation and development. Upon leaving the company she joined Coalspur Limited, a thermal coal development company listed in Canada and Australia, as its Chief Executive Officer and President. Ms. Winckler held this position, as well as Chief Financial Officer for a brief period, for three years until the company was acquired in June 2015. Prior to the mining industry, Ms. Winckler spent five years as a corporate financier in South Africa and London and five years in the auditing profession. Ms. Winckler is a Chartered Accountant (South Africa), with a BSc and BComm (Hons) obtained in South Africa. Ms. Winckler currently is a director of Pan American Silver Corp., whose common shares are listed for trading on the Toronto Stock Exchange and The NASDAQ Stock Market, and a director of FLSmidth & Co. A/S, a Danish engineering company whose shares are listed on The NASDAQ OMX Exchange Copenhagen. Ms. Winckler is a member of the Audit Committee, the Health, Safety & Environment Committee and the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Financial Literacy	Governance Human Resources

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	49,054,631	174,724	99

Each nominee has consented to act as a Director of West Fraser if elected. We do not contemplate that any proposed nominee will be unable to serve as a Director, but if for any reason that occurs before the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee at their discretion.

Board Renewal

The Board recognizes the need for and benefits of introducing new and diverse characteristics and perspectives at the Board level, and it also understands the importance of having continuity of institutional and industry knowledge and experience. The Company’s Board renewal process is designed to achieve and maintain a balance between those considerations.

The Governance & Nominating Committee (“Governance Committee”) is responsible for identifying new candidates to stand as nominees for election or appointment as Directors to our Board. In identifying potential Director candidates, the Governance Committee takes into account a broad variety of factors it considers appropriate, including skills, independence, financial acumen, Board dynamics and personal characteristics. In addition, the Governance Committee considers diversity in perspective arising from personal, professional or other attributes and experiences when identifying potential director candidates. Desirable individual characteristics of nominees include integrity, credibility, the ability to generate public confidence and maintain the goodwill and confidence of our Shareholders, sound and independent business judgment, general good health and the capability and willingness to travel to, attend and contribute at Board functions on a regular basis. Background checks, as appropriate, are completed prior to nomination.

In 2015, the Governance Committee implemented the first phase of the Company’s Board renewal process by searching for and identifying two suitable candidates for nomination as Directors. As part of this process, the Governance Committee engaged an outside search firm and also sought input and advice from current Directors and our executive management. The major criteria adopted by the committee for candidates were: (a) chief executive officer experience; (b) experience in a cyclical, capital-intensive industry; (c) strong strategic thinker; and (d) representing diverse background and experience.

As a result of this process, in 2016 Reid Carter and John Floren were identified as nominees to the Board and they were elected as Directors at the 2016 annual general meeting.

In 2016, the Governance Committee implemented the second phase of the Company’s Board renewal process through continuing efforts to search for and identify additional suitable candidates. As a result, the Governance Committee identified Brian Kenning and Gillian Winckler as important additions to the Board and they were elected as Directors at the 2017 annual general meeting. Additionally, as part of the second phase of this process, Clark Binkley, Duncan Gibson and Harald Ludwig retired and did not stand for re-election as Directors.

To enhance the Board renewal process, the Company has implemented a robust performance review process and employs a skills matrix to identify skills or experience gaps.

Performance Reviews

The Governance Committee regularly, and not less frequently than annually, reviews the performance of the Board and its Committees. This review has been conducted by way of formal questionnaire and report and by informal interviews and discussions led by the Chairman or the Lead Director. The Board performance review also includes a “peer” or individual director review process. To date no significant problem with respect to performance of the Board, any Committee or any individual director has been identified.

Skills Matrix

The Governance Committee uses a skills matrix to assist in the process of identifying suitable additions to the Board. The Governance Committee reviews a matrix that sets out the various skills and experience considered to be desirable for the Board to possess in the context of the Company’s strategic direction. The Governance Committee then assesses the skills and experience of each current Board member against this matrix. When completed, the matrix helps the Governance Committee identify any skills or experience gaps and provides the basis for a search to be conducted for new Directors to fill any gaps.

Following is a skills matrix that sets out the skills or experience that the Governance Committee has targeted for Directors as well as the Governance Committee’s determination of the Directors who have such skills or experience.

Skills and Experience	Target Number of Non-Management Directors
Senior executive/Strategic leadership	4
Financial literacy	4
Forestry/Manufacturing	3
Risk management	4
Capital markets	3

Skills and Experience	Target Number of Non-Management Directors
Government relations	2
Executive compensation	4
Governance	4

The skills and experience of each Director is set out in the table under the heading “Information Regarding Nominees for Election as Directors” starting on page 16. The Board is of the view that the minimum target levels have been achieved by the current Board and will be achieved assuming all nominees described above are elected at the Meeting.

Board Tenure

The Company does not have term limits for its Directors as the Board is of the view that term limits are arbitrary and can result in the removal or exclusion of valuable and experienced Directors solely because of length of service. For similar reasons, in September 2016, the Board considered the continued use of an age limitation for Directors and determined that its continuation was no longer appropriate nor in the best interests of the Company. The Board believes that arbitrary age or term limits can be detrimental to the Company by excluding experienced and valuable candidates with the accompanying loss of continuity and institutional knowledge. Such belief is consistent with the positions of a number of governance and advisory groups.

The decision to not have term limits and to eliminate the age limitation was based upon the Board’s belief that Directors should be assessed on their ability to make meaningful contributions. The Company undertakes regular and rigorous reviews of Board, Committee and Director performance and skills as part of evaluating the overall performance of the Board and the contributions made by each Director. The Company’s annual performance review and skills assessment is a more meaningful way to evaluate and assess Director performance, and a more effective way to maintain an appropriate balance between the benefits of new and diverse characteristics and perspectives and ensuring there is continuity of institutional and industry knowledge and experience. The Board has demonstrated the effectiveness of its approach.

Over the past four years the Company identified and added four new Board members and three of its longer serving Board members retired, along with Ted Seraphim who retired as our CEO and as a director in 2019. The Board is composed of members with an appropriate mix of Directors who are new to the Company and who bring fresh perspectives, and those with institutional knowledge and experience.

The following table shows the tenure of our current Directors standing for re-election at the meeting:

Board Tenure
Tenure	Number of Directors	% of Directors
1 to 5 years	6	60%
6 to 10 years	1	10%
11 years and over	3	30%

These Directors have an average tenure of approximately 9.4 years.

Director Compensation

The Human Resources & Compensation Committee (the “HR&C Committee”) regularly reviews our Director compensation policy and, following a review in December 2018 of director compensation programs of our peers, approved a number of changes to Director compensation, effective January 1, 2019. The Board adopted a fixed fee Director compensation structure, which consists of the following:

Annual base retainer	$85,000	[1]
Annual equity retainer	$85,000 in DS Units
Annual Committee Chairman retainer[2]	$10,000 per Committee
Lead Director annual retainer[3]	$50,000
Chairman annual retainer[4]	$295,000

1.	Each Director may elect once each year that up to 100% of the annual base retainer and other retainers be paid in DS Units.
2.	For each of the Audit Committee, Health, Safety & Environment Committee and the Human Resources & Compensation Committee.
3.	For the Lead Director and Chairman of Governance & Nominating Committee.
4.	Exclusive of annual base and equity retainers.

Directors are not paid separate meeting fees or fees for Committee membership and are not provided a travel allowance. The Committee believes that this compensation structure is consistent with current governance best practices and emphasizes that the role of a corporate director is not confined to attendance and participation at meetings. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Committee meetings or otherwise on Company business.

Under our Equity Holding Requirements Policy, the minimum shareholding requirement for each Director is a multiple of three times the aggregate of a Director’s annual base retainer and annual equity retainer, as described in further detail on page 40 under “Minimum Equity Holding”. If a Director’s equity ownership exceeds such threshold, that Director has the right to elect to receive cash in lieu of his or her annual equity retainer payable in DS Units.

Annual non-equity retainers are paid in monthly instalments.

After April 19, 2016, when Mr. Ketcham relinquished his role as Executive Chairman, his annual Chairman retainer was established in the amount of $295,000 for his role as Chairman of the Board, exclusive of all annual director base and equity retainers.

The Company has a DSU Plan which provides a structure for Directors to accumulate an equity-like holding in the Company. The DSU Plan allows Directors to participate in our growth by providing a deferred payment based on the value of a Common share at the time of redemption. Each Director may elect to receive up to 100% of annual retainers in DS Units and must receive DS Units in payment of the annual equity retainer, unless the Director has achieved the minimum shareholding requirement and elected to receive cash in lieu of DS Units in payment of the annual equity retainer (see “Minimum Equity Holding” on page 40). The DS Units are issued based on the weighted average trading price of the Common shares on the Toronto Stock Exchange (the “TSX”) during the five trading days prior to their issue. Additional DS Units are issued to take into account the value of dividends paid on Common shares from the date of issue to the date of redemption. DS Units are redeemable only after a Director retires, resigns or otherwise leaves the Board and has ceased to fulfill any other role as an officer or employee of the Company. A holder of DS Units may on redemption elect to redeem DS Units in cash or in Common shares, or a combination of cash and Common shares. The redemption value for each DS Unit a director has elected be redeemed in cash is the weighted average of the trading price on the TSX of a Common share over the last five trading days ending on the date of redemption. DS Units qualify as equity for the purposes of the minimum equity holding requirement for Directors.

The Company has a Directors’ Share Compensation Plan (the “Compensation Plan”), the purpose of which is to enable each Director to participate in our growth by receiving Common shares in lieu of cash for services performed as Directors. Under the Directors’ Compensation Plan, Common shares are issued after each quarter at a price per share equal to the weighted average of the trading price for the Common shares on the TSX for the last five trading days in the quarter. No Common shares were issued to Directors during 2019 under the Directors’ Compensation Plan.

Total Director Compensation

2019

Name	Fees earned[1] ($)	Share- based awards[2] ($)		Option- based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Hank Ketcham	380,000	85,000	[3]	Nil	Nil	Nil	Nil	465,000
Reid E. Carter	95,000	85,000		Nil	Nil	Nil	Nil	180,000
John N. Floren	95,000	85,000		Nil	Nil	Nil	Nil	180,000
Brian Kenning[4]	91,861	85,000		Nil	Nil	Nil	Nil	176,861
John K. Ketcham	85,000	85,000		Nil	Nil	Nil	Nil	170,000
Gerry Miller	85,000	85,000		Nil	Nil	Nil	Nil	170,000
Robert L. Phillips[4]	138,139	85,000		Nil	Nil	Nil	Nil	223,139
Janice G. Rennie	85,000	85,000	[3]	Nil	Nil	Nil	Nil	170,000
Gillian Winckler	85,000	85,000		Nil	Nil	Nil	Nil	170,000

1.

Represents total earned during 2019 other than the annual equity retainer which is included in the Share-based awards column of this table. These amounts were paid either in cash or DS Units as described in the following chart.

2.

DS Units granted at the end of each quarter in payment of the annual equity retainer are valued based on the weighted average trading price of the Common shares on the TSX on the last five trading days of the quarter.

3.	This amount was paid in cash rather than DS Units given that the individual director achieved the Minimum Equity Holding (see page 40) and elected to receive cash.
4.

Reflects payment of a portion of the annual HR&C Committee Chairman retainer. Mr. Phillips was Chairman of this Committee until the annual general meeting on April 23, 2019 and Mr. Kenning was appointed Chairman immediately following this annual general meeting.

Payment of 2019 Compensation

Name	Cash	DS Units[1]
Hank Ketcham	$465,000	Nil	[2]
Reid E. Carter	Nil	$180,000
John N. Floren	$95,000	$85,000
Brian Kenning	$91,861	$85,000
John K. Ketcham	$85,000	$85,000
Gerry Miller	$85,000	$85,000
Robert L. Phillips	$138,139	$85,000
Janice G. Rennie	$170,000	Nil	[2]
Gillian Winckler	$70,000	$100,000

1.	DS Units are granted quarterly based on the weighted average trading price of the Common shares on the Toronto Stock Exchange for the last five trading days of the quarter.
2.	This amount was paid in cash rather than DS Units given that the individual director achieved the Minimum Equity Holding (see page 40) and elected to receive cash.

Direct and Indirect Share and Other Holdings of Current Directors

(as at March 31, 2020 and February 15, 2019)

	Shares[1]		Share Purchase Options		DS Units
	2020	2019	2020	2019	2020	2019
Hank Ketcham[2,3]	395,896	395,896	229,225	347,755	Nil	Nil
Reid E. Carter	Nil	Nil	Nil	Nil	8,272	3,524
Ray Ferris[4]	37,722	19,599	163,720	119,085	Nil	Nil
John N. Floren	Nil	Nil	Nil	Nil	5,793	3,524
Brian G. Kenning	1,200	1,200	Nil	Nil	4,022	1,779
John K. Ketcham	991,000	991,100	Nil	Nil	7,280	4,991
Gerry Miller	8,142	8,142	Nil	Nil	12,633	10,268
Robert L. Phillips	10,000	10,000	Nil	Nil	14,729	12,334
Janice G. Rennie	1,000	1,000	Nil	Nil	20,184	19,899
Gillian D. Winckler	1,750	1,750	Nil	Nil	4,414	1,779

1.	Includes Common and Class B Common shares.
2.	Does not include 5,662,718 Common shares and 1,743,228 Class B Common shares held by Ketcham Investments, Inc.
3.	Mr. Ketcham held nil RS Units and nil PS Units as of March 31, 2020 and February 15, 2019.
4.	Mr. Ferris held 2,040 RS Units and 26,265 PS Units as of March 31, 2020 and 5,250 RS Units and 14,420 PS Units as of February 15, 2019.

As at March 31, 2020, based on the closing price on the TSX (the “Closing Price”) of $26.84, the total value of all shares, exercisable options and DS Units held by each current Director is as follows:

Value of Shares, Exercisable Options and DS Units Held as at March 31, 2020.

Name	Shares ($)	Exercisable Options ($)	DS Units ($)	Total Value ($)
Hank Ketcham	10,625,849	425,009	Nil	11,050,858
Reid E. Carter	Nil	Nil	222,020	222,020
Ray Ferris[1]	1,012,458	Nil	Nil	1,012,458
John N. Floren	Nil	Nil	155,484	155,484
Brian G. Kenning	32,208	Nil	107,950	140,158
John K. Ketcham	26,598,440	Nil	195,395	26,793,835
Gerry J. Miller	218,531	Nil	339,070	557,601
Robert L. Phillips	268,400	Nil	395,326	663,726
Janice G. Rennie	26,840	Nil	541,739	568,579
Gillian D. Winckler	46,970	Nil	118,472	165,442

1.	Mr. Ferris’s 2,040 RS Units and 26,265 PS Units would have a total value of $759,706.

VOTING SECURITIES, PRINCIPAL SHAREHOLDERS AND NORMAL COURSE ISSUER BID

As of April 2, 2020, a total of 66,385,045 Common shares and 2,281,478 Class B Common shares were issued, each carrying the right to one vote. Our Class B Common shares are equal in all respects to our Common shares and are exchangeable on a one for one basis for Common shares. Our Common shares are listed for trading on the TSX while our Class B Common shares are not. Certain circumstances or corporate transactions may require the approval of the holders of our Common shares and Class B Common shares on a separate class by class basis.

The Directors have fixed the close of business on April 2, 2020 as the record date for the Meeting, being the date for the determination of the registered holders of Shares entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof.

To the knowledge of the Directors and the Named Executive Officers (as defined in this Circular), the only persons who, as at April 2, 2020, beneficially owned or exercised control or direction over, directly or indirectly, Shares carrying more than 10% of the voting rights attached to any class of our voting securities are as follows:

Name of Beneficial Holder	Title of Class	Amount Beneficially Owned or Controlled	% of Class	% of Total Votes
Ketcham Investments, Inc.[1]	Common Class B Common	5,662,718 1,743,228	8.5 76.4	8.2 2.5 10.7
Tysa Investments, Inc.[2]	Class B Common	333,066	14.6	0.5
Great Pacific Capital Corp.[3]	Common	9,189,900	13.8	13.4

1.	Ketcham Investments, Inc. is controlled by the family of Henry H. Ketcham, our Chairman.
2.	Tysa Investments, Inc. is controlled by William P. Ketcham, one of our former directors. We do not have information concerning all of the holdings of Common shares of Tysa Investments, Inc.
3.

Based on public filings on SEDI and SEDAR as at March 18, 2020. Includes Common shares owned or controlled by Great Pacific Capital Corp. and its affiliate Great Pacific Financial Services Ltd. The Company is not aware of any changes in holdings since March 18, 2020. Great Pacific Capital Corp. and its affiliate Great Pacific Financial Services Ltd. are controlled by James A. Pattison.

On September 17, 2018 the Company announced it renewed its normal course issuer bid to acquire up to 5,524,048 Common shares for cancellation, representing approximately 10% of the public float as at September 11, 2018, from commencement of the bid on September 19, 2018 until its expiry on September 18, 2019. Under this bid, from September 19, 2018 to September 18, 2019 we repurchased 3,408,836 Common shares for cancellation under this bid at an average price of approximately $69.45.

On September 17, 2019, the Company announced it further renewed its normal course issuer bid to acquire up to 3,318,823 Common shares for cancellation, representing approximately 5% of the issued and outstanding Common shares of the Company as of September 11, 2019, from commencement of the bid on September 20, 2019 until its expiry on September 19, 2020. Under this bid, from September 20, 2019 to March 31, 2020, there were no Common shares repurchased for cancellation. Under these bids, during the year ended December 31, 2019, we repurchased 1,178,400 Common shares for cancellation at an average price of approximately $68.30.

Shareholders may obtain a copy of the notices filed with the TSX in relation to the normal course issuer bid, free of charge, by contacting the Chief Financial Officer of West Fraser at (604) 895-2700 or by email at shareholder@westfraser.com.

APPOINTMENT OF THE AUDITOR

Our current Auditor is PricewaterhouseCoopers LLP, Chartered Professional Accountants, of 700 - 250 Howe Street, Vancouver, B.C. PricewaterhouseCoopers LLP has been our Auditor for more than five years.

The Auditor is appointed by the Shareholders, performs its role as the Auditor of our annual financial statements on their behalf, and reports the results of the audit to them. In order to assure the Shareholders that the audit is effective, the Auditor is required to confirm to the Audit Committee its independence from our management in connection with the audit. PricewaterhouseCoopers LLP has confirmed its independence from our management in connection with the audit of the consolidated financial statements for the period ending December 31, 2019.

All services provided by the Auditor are subject to the pre-approval of the Audit Committee through established procedures and a written policy. Management provides regular updates to the Audit Committee of the services that the Auditor undertakes on the Company’s behalf.

During 2019, the Audit Committee met with the Auditor and members of management to review the overall scope and specific plans for the audit of our consolidated financial statements. In addition, the Auditor was engaged to review our unaudited quarterly consolidated financial statements and earnings releases and discussed these with management and the Audit Committee during the relevant quarters. Representatives of the Auditor meet with the Audit Committee in the absence of management representatives as part of each regularly scheduled meeting of the Audit Committee.

The Auditor, the Audit Committee and management maintain regular and open communications regarding the audit of our financial statements. No disagreement arose among the Auditor, the Audit Committee and our management on any matter affecting the audit of our financial statements.

For additional information concerning the Audit Committee and its members see “Audit Committee” in the Company’s Annual Information Form for the year ended December 31, 2019, which forms part of our 2019 Annual Report and is available at www.sedar.com under the Company’s profile.

ADVISORY RESOLUTION ON THE COMPANY’S APPROACH TO EXECUTIVE COMPENSATION (SAY ON PAY)

Our executive compensation philosophy, policies and programs are based on the fundamental principle of pay-for-performance to align the interests of our executives with those of our Shareholders. This compensation approach allows us to attract and retain high-performing executives who will be strongly incentivized to create value for our Shareholders on a sustainable basis. As a Shareholder you are asked to consider and approve the following resolution:

Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the Shareholders accept the approach to executive compensation disclosed in the Company’s information circular delivered in advance of the 2020 annual meeting of Shareholders of the Company.

Because your Say on Pay vote is advisory, it will not be binding upon the Board. However, the Human Resources & Compensation Committee of the Board will review and analyze the results of the vote and take into consideration such results when reviewing executive compensation philosophy, policies and programs. The Board confirms that the Company’s current practices achieve substantially the same results as the Canadian Coalition for Good Governance’s (CCGG) “Say on Pay” Policy for Boards of Directors released in September 2010.

The management proxyholders intend to vote FOR the approval of the advisory resolution on executive compensation, except in relation to Shares held by a Shareholder who instructs otherwise.

RESOLUTION TO RATIFY AND APPROVE THE SHAREHOLDER RIGHTS PLAN

The Company adopted the Rights Plan effective April 9, 2020. Notice for filing of the Rights Plan has been accepted by the TSX and the Rights Plan is subject to ratification by Shareholders. At the Meeting, you will be asked to consider and, if deemed advisable, pass a resolution, ratifying and approving the Rights Plan. The Rights Plan must be approved by a resolution of: (i) a simple majority of 50% plus one vote of the votes cast by Shareholders, whether in person or by proxy, at the Meeting; and (ii) a simple majority of 50% plus one vote of the votes cast by the Independent Shareholders (as defined in the Rights Plan), whether in person or by proxy, at the Meeting. As of the record date for the Meeting, based on publicly available information, to the knowledge of the Company there are no holders of Common shares that are not Independent Shareholders. If the Rights Plan is not approved at the Meeting, the Rights Plan will terminate at the end of the Meeting. If the Rights Plan is approved at the Meeting, it will remain in effect and will next require reconfirmation by Shareholders at the 2023 annual meeting of the Shareholders. The Rights Plan must be re-approved by Independent Shareholders at every third annual meeting of the Shareholders. A summary of the Rights Plan is included below and a complete copy of the Rights Plan is attached to this Circular as Schedule “A”.

Purpose

The Company believes it is appropriate to adopt the Rights Plan to protect Shareholders. A rights plan is an effective device to deter accumulations of controlling blocks of shares and maximize leverage regarding the timing and outcome of an unsolicited take-over bid. The basic objectives of the Rights Plan are to deter abusive tactics by making them unacceptably expensive to the unsolicited bidder and to encourage prospective acquirors to negotiate with the Board rather than to attempt an unsolicited hostile take-over or a creeping bid or accumulation of control (including negative control).

The Rights Plan limits acquisitions by a Shareholder or a group acting jointly or in concert that would result in the ownership or control of 20% or more of the issued and outstanding Common shares through means that are exempt from the formal take-over bid rules and to provide Shareholders with an equal opportunity to participate in a take-over bid and receive full and fair value for their shares. To accomplish this, the Rights Plan provides for the issuance to all holders of Common shares of Rights to acquire additional Common shares at a significant discount to the then-prevailing market price, which could, in certain circumstances, become exercisable by all holders of Common shares other than the potential acquiror and its joint actors. The terms of the Rights Plan are substantially similar to the terms of rights plans adopted recently by other substantial Canadian issuers. Holders of Class B Common shares will be issued Rights if those shares are converted to Common shares prior to the Separation Time (as defined below).

The Rights Plan encourages a potential acquiror who makes a take-over bid to proceed either by way of a Permitted Bid (described below), which generally requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the Board. If a take-over bid fails to meet these minimum standards and the Rights Plan is not waived by the Board, the Rights Plan provides that holders of Common shares, other than the acquiror and its joint actors, will be able to purchase additional Common shares at a significant discount to market, thus exposing the person acquiring shares to substantial dilution of its holdings.

As at the date hereof, West Fraser is not aware of any pending or threatened take-over bid for the Company and approval of the Rights Plan is not being proposed in response to or in anticipation of any pending or threatened take-over bid, nor to deter take-over bids generally.

In approving the Rights Plan, the Company and the Board considered the existing legislative framework governing take-over bids in Canada. The Canadian Securities Administrators (the “CSA”) adopted amendments to that framework in 2016 that, among other things, lengthen the minimum bid period to 105 days (from the previous 35 days), require that all non-exempt take-over bids meet a minimum tender requirement of more than 50% of the outstanding securities held by shareholders other than the offeror, its affiliates and persons acting jointly or in concert with the offeror, and require a 10-day extension after the minimum tender requirement is met. A target issuer has the ability to voluntarily reduce the minimum bid period to not less than 35 days and the minimum bid period may be reduced due to the existence of certain competing take-over bids or alternative change in control transactions.

As the legislative amendments do not apply to exempt take-over bids, there continues to be an important role for rights plans in protecting Canadian public companies and preventing the unequal treatment of shareholders.

Rights plans continue to be adopted to address the following concerns:

(i)

Protecting against “creeping bids” (the accumulation of 20% or more of shares through purchases exempt from Canadian take-over bid rules, such as (a) purchases from five or fewer shareholders under private agreements at a premium to the market price (not to exceed 115% of the market price, including brokerage fees and commissions), and not available to all shareholders, (b) acquiring control or effective control through the accumulation of shares over a stock exchange or other published market without paying a control premium (known as the 5% ordinary course purchase exemption), or (c) through other transactions outside of Canada that may not be jurisdictionally subject to Canadian take-over bid rules), and requiring the bid to be made to all shareholders; and

(ii)

Preventing a potential acquiror from entering into lock-up agreements with existing shareholders prior to launching a take-over bid, except for permitted lock-up agreements as specified in the Rights Plan. This prevents the use of “hard” lock-up agreements by offerors whereby existing shareholders commit to tender their shares to an offeror’s take-over bid in lock-up agreements that are either irrevocable or revocable but subject to restrictive termination conditions. Such agreements could have the effect of deterring other potential bidders from bringing forward competing bids, particularly where the number of locked-up shares would make it difficult or unlikely for a competing bidder’s bid to achieve the 50% minimum tender requirement imposed by the take-over bid rules.

In recent years, unsolicited take-over bids have been made for a number of Canadian public companies, many of which had shareholder rights plans. We believe this demonstrates that the existence of a shareholder rights plan does not prevent the making of an unsolicited bid. Further, in a number of these cases, a change of control ultimately occurred at a price in excess of the original offer price. There can be no assurance, however, that the Rights Plan would serve to bring about a similar result.

The Rights Plan does not preclude any Shareholder from using the proxy mechanism of the BCBCA, the Company’s governing corporate statute, to promote a change in the management or direction of the Company, and will have no effect on the rights of Shareholders to requisition a meeting of Shareholders in accordance with the provisions of applicable legislation.

The Rights Plan is not expected to interfere with the day-to-day operations of the Company. Neither the existence of the outstanding Rights nor the issuance of additional Rights in the future will in any way alter the financial condition of the Company, impede its business plans or alter its financial statements. In addition, the Rights Plan is initially not dilutive. However, if a Flip-in Event (described below) occurs and the Rights separate from the Common shares as described below, reported earnings per share and reported cash flow per share on a fully diluted or non-diluted basis may be affected. In addition, holders of Rights not exercising their Rights after a Flip-in Event may suffer substantial dilution.

The Rights Plan provides that holders of Common shares may tender to take-over bids that meet the Permitted Bid criteria. Furthermore, even in the context of a take-over bid that does not meet the Permitted Bid criteria, the Board is always bound to consider any take-over bid for the Company and consider whether or not it should waive the application of the Rights Plan in respect of such bid. In discharging such responsibility, the Board will be required to act with a view to the best interests of the Company and the adoption of the Rights Plan does not affect the duty of the Board to do so.

Review

As part of the review of the Rights Plan, the Company and the Board considered matters including (i) developments in shareholder rights plans and securities legislation since the amendments to the take-over bid regime were adopted in 2016, (ii) the terms and conditions of rights plans recently adopted by other substantial Canadian public companies, (iii) recent experience involving rights plans in the context of take-over bids, and (iv) the commentary of the investment community on these plans. The Company and the Board are satisfied that the Rights Plan is consistent with the latest generation of Canadian rights plans.

Adoption and Approval

The Rights Plan became effective on April 9, 2020 upon approval and adoption by the Board. Notice for filing of the Rights Plan has been accepted by the TSX and, under the rules of the TSX, the Rights Plan is subject to ratification by the Shareholders. The TSX requires that a rights plan must be ratified by shareholders at a meeting held within six months following the adoption of the plan. Pending Shareholder ratification, the Rights Plan will remain in effect so that its intent is not circumvented prior to the Meeting. All Shareholders will be permitted to vote on ratification and approval of the Rights Plan, other than those holders of Common shares who are not Independent Shareholders.

Shareholders will be asked at the Meeting to consider and, if deemed advisable, to ratify and approve the adoption of the Rights Plan. The Rights Plan has a term of nine years subject to approval of its continuance by the Shareholders at the annual meetings of the Company in 2023 and 2026. Failing confirmation at the 2020 meeting, and reconfirmation in 2023 and 2026 as required under the Rights Plan, the Rights Plan and all outstanding Rights (defined below) thereunder will terminate.

Issue of Rights

One Right was issued and attached to each Common share outstanding when the Rights Plan was adopted on April 9, 2020, and will attach to each Common share issued prior to the earlier of the Separation Time (as defined below) and the expiration time (the “Expiration Time”) of the Rights Plan.

Rights Exercise Privilege

The Rights will separate from the Common shares and will be exercisable for 10 trading days (the “Separation Time”) after a person has acquired, or commences an offer to acquire, 20% or more of the Common shares, other than by an acquisition pursuant to a take-over bid permitted by the Rights Plan (a Permitted Bid (defined below)). The acquisition by any person (an “Acquiring Person”) of more than 20% of the Common shares, other than by way of a Permitted Bid, is referred to as a “Flip-in Event.” Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten trading days after the occurrence of the Flip-in Event, each Right (other than those held by the Acquiring Person) will permit the purchase of Common shares in an amount equal to five times the market price per Common share determined as of the Separation Time. For instance, if the market price at the Separation Time is $32 it would translate to an exercise price of $160 and entitle the holder to acquire Common shares worth $320.

Certificates and Transferability

Prior to the Separation Time, the Rights will be evidenced by the applicable certificates for Common shares or by the applicable book entry form registration for the associated Common shares and will be transferable only together with, and will be transferred by a transfer of, such associated Common shares issued from and after adoption of the Rights Plan on April 9, 2020 and will not be transferable separately from Common shares. From and after the Separation Time, the Rights will be evidenced by Rights certificates, which will be transferable and traded separately from the Common shares.

Permitted Lock-up Agreements

The Rights Plan requires that a person making a take-over bid must structure any lock-up agreement so as to provide reasonable flexibility to the Shareholder in order to avoid being deemed the beneficial owner of the Common shares subject to the lock-up agreement and potentially triggering the provisions of the Rights Plan.

Under the Rights Plan, a person will not be deemed to “beneficially own” any security where the holder of such security has agreed to deposit or tender such security pursuant to a “Permitted Lock-up Agreement”.

A Permitted Lock-up Agreement is essentially an agreement between a person and one or more holders of Common shares pursuant to which each locked-up person agrees to deposit or tender Common shares to the locked-up bid and which further (i) permits the locked-up person to withdraw their Common shares in order to deposit or tender the Common shares to another take-over bid or support another transaction at a price or value that exceeds the price under the lock-up bid; or (ii) permits the locked-up person to withdraw their Common shares in order to deposit or tender the Common shares to another take-over bid or support another transaction at an offering price that exceeds the offering price in the locked-up bid by as much as or more than a specified amount and that does not provide for a specified amount greater than 7% of the offering price in the lock-up bid.

Permitted Bid Requirements

The Rights Plan is “triggered” when a person acquires or announces its intention to acquire 20% or more of the Common shares, unless the take-over bid has been conducted in accordance with a stringent set of requirements outlined in the Rights plan (a “Permitted Bid”) or the Rights Plan is waived by the Board.

The requirements for a Permitted Bid include the following:

•	The take-over bid must be made to all holders of record of Common shares;

•	The take-over bid must contain an irrevocable and unqualified condition that no Common shares will be taken up or paid for:

•

prior to the close of business on a date that is not less than 105 days following the date of the bid, or such shorter minimum period as determined in accordance with section 2.28.2 or section 2.28.3 of National Instrument 62-104 - Take-Over Bids and Issuer Bids (“NI 62-104”) for which a take-over bid (that is not exempt from any of the requirements of Division 5 (Bid Mechanics) of NI 62-104) must remain open for deposits of securities thereunder, in the applicable circumstances at such time, pursuant to NI 62-104, and

•

unless, at the close of business on the date Common shares are first taken up or paid for under such bid, more than 50% of the then outstanding Common shares held by Independent Shareholders shall have been tendered or deposited pursuant to the bid and not withdrawn;

•

Unless the take-over bid is withdrawn, shares may be tendered or deposited at any time during the period in which the take-over bid must remain open in accordance with the requirements of NI 62-104, and any shares tendered or deposited pursuant to the take-over bid may be withdrawn until taken up and paid for (subject to certain exceptions in the case of a partial take-over bid in accordance with the requirements of NI 62-104); and

•

If a majority of the outstanding Common shares held by Independent Shareholders have been tendered or deposited and not withdrawn as described above, the offeror must make a public announcement of that fact and the take-over bid must be extended for a period of not less than 10 days from the date of such public announcement.

The Rights Plan allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid, except that the minimum deposit period may be shorter as prescribed by NI 62-104.

Under the Rights Plan, “Independent Shareholders” means holders of any Common shares, other than (i) any Acquiring Person; (ii) any offeror (other than any person who is not deemed to beneficially own the Common shares held by such person); (iii) any affiliate or associate of any acquiring person or offeror; (iv) any person acting jointly or in concert with any acquiring person or offeror; and (v) any employee benefit plan, stock purchase plan, deferred profit sharing plan and any similar plan or trust for the benefit of employees of West Fraser or a subsidiary of West Fraser, unless the beneficiaries of the plan or trust direct the manner in which the Common shares are to be voted or withheld from voting or direct whether the Common shares are to be tendered to a take-over bid.

Waiver and Redemption

The Board may, prior to a Flip-in Event, waive the dilutive effects of the Rights Plan in respect of a particular Flip-in Event resulting from a take-over bid made by way of a take-over bid circular to all holders of Common shares, in which event such waiver would be deemed also to be a waiver in respect of any other Flip-in Event occurring under a take-over bid made by way of a take-over bid circular to all holders of Common shares. The Board may also waive the Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to 20% or less of the outstanding Common shares within 14 days or such other period as may be specified by the Board. With the majority consent of holders of Common shares or Rights holders at any time prior to the occurrence of a Flip-in Event, the Board may redeem all, but not less than all, of the outstanding Rights at a price of $0.00001 each.

Exemptions for investment advisors (for client accounts), managers of mutual funds, trust companies (acting in their capacity as trustees and administrators), statutory bodies managing investment funds (for employee benefit plans, pension plans, insurance plans or various public bodies), registered pension funds, plans or related trusts and their administrators or trustees, and Crown agents or agencies acquiring greater than 20% of the Common shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid.

Amendment

The Board may amend the Rights Plan with the approval of a simple majority of the votes cast by the Independent Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person or by proxy at a meeting duly called for that purpose. The Board may, without such approval, correct clerical or typographical errors and, subject to such approval at the next meeting of the Shareholders (or holders of Rights, as the case may be), may make amendments to the Rights Plan to maintain its validity due to changes in applicable legislation.

Term

If Shareholders do not approve the Rights Plan at the Meeting, it will terminate at the close of the Meeting. If Shareholders approve the Rights Plan, it must be subsequently reconfirmed by the Independent Shareholders at every third annual meeting following the Meeting. If the Rights Plan is not so reconfirmed or is not presented for reconfirmation at such annual meeting, the Rights Plan and all outstanding Rights thereunder shall terminate and be void and of no further force and effect on and from the date of termination of such annual meeting.

Certain Canadian Federal Income Tax Considerations

The Company will not be required to include any amount in computing the Company’s income for the purposes of the Income Tax Act (Canada) (the “ITA”) as a result of the issuance of the Rights.

Under the ITA, the issuance of Rights to a recipient could be considered as a taxable benefit, the value of which is required to be included in computing the income of a Canadian resident recipient or is subject to withholding tax in the case of a recipient who is not a resident of Canada. In any event, however, no amount in respect of the value of the Rights on issuance is required to be included in computing income, or subject to withholding tax, if the Rights do not have any value at the date of issue. The Company considers that the Rights have negligible value when issued, there being only a remote possibility that the Rights will ever be exercised.

The foregoing does not address the Canadian income tax consequences of other events such as the separation of the Rights from the Common shares, the occurrence of a Flip-in Event or the redemption of Rights. A holder of Rights could be required to include an amount in computing income or be subject to withholding tax under the ITA if the Rights become exercisable or are exercised. A holder of Rights may be subject to tax under the ITA in respect of the proceeds of disposition of such Rights.

This statement is of a general nature only and is not intended to constitute nor should it be construed to constitute legal or tax advice to any particular holder of Common shares. Such shareholders are advised to consult their own tax advisors regarding the consequences of acquiring, holding, exercising or otherwise disposing of their Rights, taking into account their own particular circumstances and any applicable federal, provincial, territorial or foreign legislation.

Recommendation of the Board of Directors

Rights plans have been adopted and reconfirmed by a large number of publicly held companies in Canada. The Rights Plan came into effective on April 9, 2020 upon approval and adoption by the Board. In connection with the adoption of the Rights Plan, the Governance Committee of our Board of Directors, which is composed solely of independent directors, also reviewed the Rights Plan and recommended its approval and adoption to the Board. As part of the process to review and approve the Rights Plan, the

Governance Committee and the Board considered the objectives to be served by the adoption of such a plan, developments in shareholder rights plans and securities legislation, recent experience involving rights plans in the context of take-over bids, the policies of institutional shareholder proxy advisors on these plans and the terms and method of operation of the Rights Plan and reviewed the Rights Plan for conformity with current practices of Canadian issuers with respect to shareholder rights plan design and determined that the Rights Plan is consistent with the latest generation of Canadian rights plans and is in the best interests of the Company and the Shareholders.

Management and the Board recommend that Shareholders vote FOR the ordinary resolution set forth below. The management proxyholders intend to vote FOR this resolution except in relation to shares held by a Shareholder who instructs otherwise.

Voting Requirements

At the Meeting you will be asked to approve the ordinary resolution set out below. In order to be effective, the resolution to be voted on will require the approval of a simple majority of the votes cast by the Shareholders and a simple majority of the votes cast by the Independent Shareholders. As of the record date for the Meeting, based on publicly available information, to the knowledge of the Company there are no holders of Common shares that are not Independent Shareholders. The Board reserves the right to alter any terms of the Rights Plan prior to its ratification and approval by Shareholders at the Meeting if the Board determines that it would be in the best interests of the Company and its Shareholders to do so in light of any developments subsequent to the date of this Circular. In such circumstance, a news release would be issued and the amended Rights Plan would be filed on SEDAR and presented to Shareholders for approval at the Meeting if the Board determines to amend the Rights Plan, or the Board could determine to not proceed with the Rights Plan at any time prior to the Meeting.

The text of the proposed resolution is as follows:

“BE IT RESOLVED THAT:

1. The shareholder rights plan as set forth in the Shareholder Rights Plan Agreement dated April 9, 2020 between the Company and AST Trust Company (Canada), as set out in Schedule “A” of the Company’s management information circular dated April 16, 2020, and the issuance of all rights issued pursuant to such shareholder rights plan, is hereby ratified, confirmed and approved, and

2. Any one of the officers or directors of the Company be and is hereby authorized for and on behalf of the Company (whether under its corporate seal or otherwise) to execute and deliver all documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable to implement the foregoing resolutions and the matters authorized hereby, such determinations to be conclusively evidenced by the execution and delivery of such documents and other instruments or the taking of any such action.”

OUR CORPORATE GOVERNANCE POLICIES AND PROCEDURES

Governance Policy

Our Board of Directors believes that sound governance practices are essential to the effective and efficient operation of the Company and to the enhancement of Shareholder value. We established a corporate governance policy (the “Governance Policy”) in 2002 which was updated and re-approved by our Board in 2019. The full text of the Governance Policy may be reviewed on our website at www.westfraser.com.

The following disclosure has been prepared under the direction of our Governance & Nominating Committee and has been approved by the Board.

Chairman of the Board

Hank Ketcham retired from his role as our Executive Chairman effective April 19, 2016 and assumed the position of Chairman of the Board. Hank Ketcham was appointed our Chief Executive Officer and President in 1985 and assumed the role of Chairman of the Board in 1996. In 2012 he relinquished the title of President and on March 1, 2013 Mr. Ketcham retired as our Chief Executive Officer and was designated as our Executive Chairman of the Board. Ted Seraphim was appointed our President on April 19, 2012 and also became our Chief Executive Officer on March 1, 2013. As part of our senior leadership transition plan, Ray Ferris replaced Mr. Seraphim as our President on April 19, 2018 and replaced Mr. Seraphim as our Chief Executive Officer on June 30, 2019.

For his duties as Chairman of the Board, the Board has approved, on the advice of the HR&C Committee, Hank Ketcham’s annual Chairman retainer in the aggregate amount of $295,000 per annum, exclusive of annual director base and equity retainers. As of May 1, 2016, Mr. Ketcham was permitted to elect to receive all or a portion of his compensation in DS Units. Mr. Ketcham ceased to participate in our annual incentive bonus plan after 2014 and ceased to participate in our long-term incentive plans as of January 1, 2016.

The Board has considered the issue of the Chairman’s relationship with management in the context of the need to ensure the Board’s independence from management and has determined that the Chairman is sufficiently aligned with Shareholder interests to ensure Board independence from management. The Chairman is a director and shareholder, and is related to the other directors and shareholders, of Ketcham Investments, Inc., whose shareholdings are described under “Voting Securities, Principal Shareholders and Normal Course Issuer Bid” on page 27. The Board considers that these relationships assure that the interests of the Chairman are closely aligned with Shareholder interests. However, the Board has established the position of Lead Director to ensure that the Board’s independence from management is clear in appearance as well as in fact. The Board has indicated its intention to continue the appointment of a Lead Director until such time as the Board determines that the role is no longer necessary to ensure that the Board’s independence is clear, and its intention is to retain the role of the Lead Director until at least the Company’s annual general meeting in April 2021 (see “Composition of the Board – Independence” on page 44).

Lead Director

Bob Phillips has been our Board’s Lead Director since February 2008. Our Board has stipulated its intention to continue the appointment of a Lead Director until such time as it determines that the role is no longer necessary to ensure that the Board’s independence is clear in appearance as well as in fact, and its intention is to retain the role until at least the Company’s annual general meeting in April 2021. The Lead Director’s role is to focus on enhancing the effectiveness of the Board and to help ensure that it functions in an independent and cohesive fashion. In addition, the Lead Director participates in setting agendas for Board meetings, chairs meetings of the Governance & Nominating Committee of the Board, acts as a liaison between members of the Board and management when necessary, and ensures that the Board has the resources necessary to effectively carry out its functions.

Governance & Nominating Committee

The Board has established a Governance & Nominating Committee comprised entirely of independent Directors. The mandate of the Committee is summarized later in this Circular under “Committees of the Board” on page 47. The Board, through the Committee, monitors changes to the regulatory, business and investment environments with respect to governance practices and regularly reviews governance issues with a view to ensuring that both our Governance Policy and our actual practice continue to serve the best interests of our Shareholders, employees and other stakeholders. The Committee also focuses on the performance of the President and Chief Executive Officer and on management succession.

Majority Voting Policy

In February 2011, the Board reviewed and adopted a majority voting policy on the recommendation of the Governance & Nominating Committee. The majority voting policy was updated and re-approved by the Board, on the recommendation of the Governance & Nominating Committee, in February 2018 and again in February 2019, and was also reviewed in 2020. Under this policy, a Director who is elected in an uncontested election with more votes withheld than cast in favour of his or her election will be required to tender his or her resignation to the Chairman of the Board. If such a Director refuses to tender his or her resignation, such Director will not be nominated for election the following year. The resignation will be effective when accepted by the Board, and any Director who tenders his or her resignation may not participate in the deliberations of either the Committee or the Board which relate to such Director’s resignation. This policy does not apply to an election that involves a proxy contest.

The Governance & Nominating Committee will convene a meeting and will consider the offer of resignation and make its recommendation to the Board on whether the resignation should be accepted. The Governance & Nominating Committee will generally be expected to recommend to the Board that it accept the resignation, except in exceptional circumstances. The Board expects that resignations will be accepted unless there are exceptional circumstances that warrant a contrary decision. The Board will announce its decision (including the reasons for not accepting any resignation) by way of a news release within 90 days of the date of the shareholders’ meeting at which the election occurred, and a copy of the news release will be provided to the TSX. Management will not re-nominate for re-election any Director who fails to comply with this policy.

In addition, subject to the requirements of the Company’s articles and the BCBCA, in the event a majority of the members of the Governance & Nominating Committee receive a greater number of votes withheld than votes for at their election, the other Directors will appoint a Board committee consisting only of those other Directors and solely for the purpose of considering the tendered resignations and such committee will convene a meeting and recommend to the Board whether or not to accept these resignations.

Advance Notice Policy

Pursuant to the advance notice policy adopted by the Board on February 13, 2014 and subsequently incorporated as an amendment to our Articles following approval by Shareholders on April 29, 2014, any additional Director nominations for the Meeting must have been received by the Company no later than the close of business on April 27, 2020. No such nominations have been received as of the date of this Circular. If no such nominations are received by the Company prior to such date, management’s nominees for election as Directors set forth above will be the only nominees eligible to stand for election at the Meeting. The advance notice provisions provide Shareholders, Directors and management of the Company with a clear framework for nominating Directors. See our Articles on SEDAR at www.sedar.com for the terms of our advance notice provisions.

Code of Conduct

In 2004 the Board approved a Code of Conduct for the Company and its Directors, officers and employees. The Code sets out expectations for compliance with laws, safety and health, environmental stewardship, discrimination and harassment, conflicts of interest, ethical conduct, fair dealing and other areas.

The Code also establishes a “whistle-blower” procedure for the reporting of potential breaches of the Code. On February 13, 2014 the Board approved amendments to the Code which included provisions prohibiting certain insiders who are subject to minimum shareholding requirements from purchasing financial instruments designed to hedge or offset any decrease in the market value of our Shares, Options or units, and on February 18, 2015 the Board approved amendments, which included additional provisions related to the Company’s commitment to human rights and compliance with anti-bribery laws.

On December 11, 2018 the Board approved further amendments to the Code to: (a) provide that the Code applies to West Fraser’s contractors, consultants, agents and representatives when acting on behalf of West Fraser; (b) emphasize and expand West Fraser’s commitment to environmental stewardship and supporting the communities in which West Fraser operates; (c) bolster our anti-discrimination and anti-harassment policies in order to ensure a work environment free from discrimination and harassment, in particular sexual harassment; (d) expand the anti-bribery and anti-corruption policy both in terms of persons covered and the activities prohibited; and (e) more clearly articulate provisions relating to substance abuse.

In February 2020, the Board approved additional amendments to the Code, to align it with current best practices, to provide protection over confidential personal information and to clarify the Company’s expectations regarding the maintenance of Company records and the participation by employees with internal and external investigations.

The Code includes an acknowledgement with respect to compliance to be confirmed by each Director and each member of management. All Directors, members of management and substantially all salaried employees periodically confirm compliance with the Code of Conduct and any instances of non-compliance are reported to the Board. In 2019, no waivers of the application of the Code of Conduct were requested of, or granted by, the Board. The full text of the Code of Conduct may be viewed on our website at www.westfraser.com.

Charters

The Board has developed and approved formal charters for each of the Audit, Human Resources & Compensation, Governance & Nominating and Health, Safety & Environment Committees as well as formal position descriptions for each of the positions of Chairman of the Board, Lead Director and Chief Executive Officer. The charters of these Committees and position descriptions were reviewed and revised by the Board in 2010.

Subsequently, on December 11, 2018, the Board approved amendments to the position descriptions of Chairman of the Board, Lead Director and Chief Executive Officer. The Chairman of the Board’s general mandate is to ensure the effective and independent conduct of the Board. The Lead Director’s general mandate is to plan and chair meetings of the Governance & Nominating Committee, and the Chief Executive Officer’s general mandate is to implement the Company’s strategic and operating plans and enhance Shareholder value.

On April 23, 2019, the Governance & Nominating Committee Charter was reviewed and re-approved by the Board along with revisions to the Health, Safety & Environment Committee Charter.

The charter for the Audit Committee was reviewed and revised by the Board in 2017 and was again reviewed and updated in February 2020 to, among other things, provide that the Audit Committee would have oversight responsibility over the information technology, cyber security and information systems risks.

On December 10, 2019, the Board reviewed and re-approved the Human Resources & Compensation Committee Charter. These materials may be viewed on our website at www.westfraser.com.

Minimum Equity Holding

Under our Equity Holding Requirements Policy, the minimum equity holding requirement for Directors is a number of Shares or DS Units having a value of not less than three times a Director’s total annual base and equity retainers. Based on the current retainer amounts this would total $510,000.

Shares and DS Units held by a Director are eligible to be included in determining whether the minimum equity holding requirement has been met (but stock options and PS Units are not eligible). For the purposes of such calculation, Shares and DS Units held by a Director will be valued based on the greater of (1) their original cost or grant date value and (2) the closing price of the Company’s Common shares on the TSX on the date of the information included in the Company’s annual information circular. The Policy requires that all Directors meet the minimum equity holding requirement within five years of election or appointment and, if after any annual valuation of a Director’s equity holdings the value of the Director’s holdings fall below the requirement, the Director will have one year to regain compliance.

If a Director exceeds the minimum equity holding requirement, the Director may elect to receive, in lieu of DS Units, all or a designated portion of his or her annual equity retainer in cash.

For a description of the holdings of the Directors see the chart on page 27. The equity holding requirements for senior executives are described under “Executive Compensation Discussion and Analysis – Report on Executive Compensation – Executive Equity Holding Requirements” on page 59.

Director Equity Holdings

(as at February 14, 2020)

Name	Shares	DS Units	Total	Value[1] ($)	Meets Requirement?
Hank Ketcham	395,896	Nil	395,896	25,008,750	Yes
Reid E. Carter	Nil	6,675	6,675	421,660	No	[2]
Ray Ferris	25,699	Nil	25,699	1,623,406	Yes	[3]
John N. Floren	Nil	5,039	5,039	318,314	No	[2]
Brian Kenning	1,200	3,268	4,468	282,244	No	[4]
John K. Ketcham	991,100	6,527	997,627	63,020,098	Yes
Gerry Miller	8,142	11,879	20,021	1,264,727	Yes
Robert L. Phillips	10,000	13,975	23,975	1,514,501	Yes
Janice G. Rennie	1,000	20,184	21,184	1,338,193	Yes
Gillian Winckler	1,750	3,527	5,277	333,348	No	[4]

1.

Based on the closing price on February 14, 2020 of $63.17. Equity holdings and compliance under the Equity Holding Requirements Policy are valued and assessed annually in February, which corresponds with the annual anniversary of the adoption of this policy.

2.	Mr. Carter and Mr. Floren became Directors in 2016 and are permitted to meet the minimum shareholding requirement within five years of their appointment.
3.	Mr. Ferris also held 5,250 RS Units as of February 14, 2020 with a value of $331,643 based on the closing price on February 14, 2020 of $63.17.

4.	Mr. Kenning and Ms. Winckler became Directors in 2017 and are permitted to meet the minimum shareholding requirement within five years of their appointment.

Mandate of the Board

Our Board has expressly assumed overall responsibility for the stewardship of the Company, including responsibility for (i) adoption of a strategic planning process and approval of a strategic plan, (ii) identification of the principal risks to our business and implementation of appropriate systems to manage these risks, (iii) succession planning, including appointment, training and monitoring of our senior management, (iv) implementation of a communication policy regarding our disclosure of corporate information, and (v) ensuring the integrity of our internal controls and management information systems including accounting systems.

The Board met five times in 2019, all of which were regularly scheduled meetings. Independent Directors also met without management at every Board meeting in 2019. During the regularly scheduled meetings the Board received, reviewed and contributed to management’s strategic planning and operating and capital plans, taking into account identified business opportunities and business risks. In conjunction with the ongoing planning process, the Board regularly reviews, with management, the strategic environment, the emergence of new opportunities and risks, and the implications for our strategic direction.

The Board has, with the advice of management, identified the principal risks to our business and has overseen management’s establishment of systems and procedures to ensure that these risks are monitored. These systems and procedures provide for the effective management of our manufacturing assets, forest resources and financial resources, and compliance with all regulatory obligations. Management prepares and submits annually to the Board a matrix identifying key short-term and long-term risks together with an analysis of each risk and management’s mitigation strategy. In addition, management regularly reports to the Board on key evolving or new focus risks. The annual risk matrix and the focus risks are reviewed by the Board and consideration is given to any changes in circumstances that could either heighten or diminish the nature of a particular risk. The Board understands that our major risks are associated with safety, the environment, access to raw materials and our product end markets.

The Board receives and reviews regular reports on our operations, including reports dealing with safety and environmental issues.

The Board is responsible for the supervision of our senior management to ensure that our operations are conducted in accordance with objectives set by the Board. All appointments of senior management are approved by the Board. As part of our planning process, succession planning for senior management positions is regularly reviewed and discussed.

Corporate Disclosure Policy

The Board has, as part of our Governance Policy, approved a Corporate Disclosure Policy, which was updated on June 11, 2018, that is intended to ensure that all material information relating to the Company is communicated appropriately to our Shareholders and the public. The Corporate Disclosure Policy also applies to the dissemination of annual and quarterly reports, news releases and environmental reports. The Corporate Disclosure Policy may be viewed on our website at www.westfraser.com. In addition to annual general meetings, meetings are held from time to time each year between management representatives and various investors, investment analysts, credit rating agencies and financial institutions, all of which are governed by the Corporate Disclosure Policy.

Audit Committee

The Board, through the Audit Committee, is responsible for overseeing the Company’s financial reporting and audit process and requiring that management has designed and implemented and maintains an effective system of internal controls and management information systems. The Audit Committee generally meets twice annually with the Auditor to discuss the annual audit. These meetings are in addition to regular meetings, in which the Auditor participates, during which the Audit Committee reviews and approves certain of our quarterly reports. At regular meetings, the Audit Committee also meets separately and in camera with the Auditor without management and separately and in camera with management without the Auditor. The Audit Committee has complete and unrestricted access to the Auditor.

In 2019 the Audit Committee focused on these key areas:

•	reviewing significant accounting and financial reporting issues and assessing the appropriateness of the Company’s financial reports;

•	overseeing and assessing the adequacy and effectiveness of the Company’s internal control procedures over annual and interim financial reporting;

•	managing the Company’s relationship with the Auditor, through, among other things, a formal review of the performance of the Auditor;

•	reviewing with management the adequacy and effectiveness of the Company’s systems for monitoring compliance with financial reporting and disclosure laws, including disclosure controls and procedures;

•

oversight of compliance with the Company’s Code of Conduct and the process through which complaints are received and dealt with, including confidential and anonymous submissions and those that are of a sensitive or “whistleblower” nature; and

•	identifying and overseeing the principal information technology, cyber security, information security and IT networks and information systems risks of the Company.

In order to provide reasonable assurance that the Company’s financial reporting is complete, fairly presented and employs appropriate accounting principles, the Audit Committee reviews the following documents with management and the Auditor and recommends them to the Board for approval:

•	annual financial statements and interim financial reports; and

•	the related management’s discussion and analysis of financial performance.

The Audit Committee reviews with management and the Auditor relevant and applicable legal and regulatory developments and the adoption and disclosure of new accounting standards. It also assesses the potential impacts of choosing between accounting alternatives.

Decisions Requiring Prior Approval by the Board

The Board has overall responsibility for the stewardship of the Company. Any responsibility that is not delegated to management or to a committee of the Board remains with the full Board. We maintain policies with respect to matters requiring prior approval of the Board. These policies, and understandings between management and the Board through previous Board practice and accepted legal practice, require that our annual operating and capital plans, significant capital expenditures and all transactions or other matters of a material nature involving the Company or any of its Subsidiaries must be presented by management for approval by the Board.

Shareholder Feedback and Concerns

The Board and management welcome interaction with our Shareholders and believe that it is important to have direct regular and constructive engagement with our Shareholders to permit open dialogue and the exchange of ideas.

West Fraser communicates with its Shareholders and other stakeholders through various channels, including our annual report, management proxy circular, annual information form, quarterly reports, news releases, website, presentations at investor and industry conferences and other materials prepared in connection with the continuous disclosure requirements of the TSX and securities regulatory authorities. In addition, our quarterly earnings call is open to all Shareholders. Our website (at www.westfraser.com) also provides extensive information about the Company and all news releases issued by us are available on the website for viewing.

We maintain a policy of ongoing communication with investors and with representatives of the investment community. This process consists of periodic meetings with investment fund managers and investment analysts as well as individual investors and Shareholders, although always in circumstances that assure full compliance with disclosure requirements.

Inquiries by Shareholders are directed to, and dealt with by, members of senior management. Shareholders and potential investors are encouraged to communicate on any issues, including those relating to executive and Director compensation, directly with members of our senior management. All communications are subject to our Corporate Disclosure Policy. Shareholders may communicate their views to senior management by contacting our main investor contact as set out below:

West Fraser Timber Co. Ltd.

501-858 Beatty Street

Vancouver, British Columbia

V6B 1C1

Attention: Chris Virostek, Chief Financial Officer

Email: shareholder@westfraser.com

Our Board values regular and constructive engagement with Shareholders and encourages Shareholders to express their views on governance matters directly to the Board. Questions regarding our governance practices can be sent to the Chairman as set out below:

West Fraser Timber Co. Ltd.

501-858 Beatty Street

Vancouver, British Columbia

V6B 1C1

Attention: Chairman of the Board

Expectations of Management

The Board has determined its expectations of management, which include provision of information and implementation of processes that enable the Board to identify risks and opportunities for the Company, the identification of appropriate comparisons and benchmarks against which our performance may be measured, and the provision of information and data that permits the Board to monitor ongoing operations, and management understands these expectations. As part of the ongoing process of monitoring the performance of management, at each Board meeting the Board receives operational updates on each of our business units. These updates compare actual performance to our annual plan and historical results and include a discussion of all significant variances.

As part of the monitoring process, the Chief Executive Officer submits to the Board at the beginning of each year a written report setting out goals, expectations and priorities for the year. These are reviewed by the Board and may be varied based on the Board’s comments. At the end of the year, a report is submitted to the Board by the Chief Executive Officer that sets out achievements relative to the original goals and expectations. Both the Board and the Chief Executive Officer expect that the level of those achievements will be taken into account when establishing the Chief Executive Officer’s compensation for the following year.

Composition of the Board

Independence

We are required to disclose which of our Directors are, or are not, “independent” of management as that term is used in National Instrument 52-110. Nine of our ten current Directors are independent, while Ray Ferris is considered not independent. Below is a summary of the basis of our determinations:

Name	Determination and Basis
Hank Ketcham	Independent (see commentary below)
Reid E. Carter	Independent
Ray Ferris	Non-independent Basis for Determination: Currently our President and Chief Executive Officer
John N. Floren	Independent
Brian G. Kenning	Independent
John K. Ketcham	Independent (see commentary below)
Gerry Miller	Independent (see commentary below)
Robert L. Phillips	Independent
Janice G. Rennie	Independent
Gillian D. Winckler	Independent

Where an individual is, or has been within the last three years, an employee or executive officer of an issuer, National Instrument 52-110 provides that such individual is deemed to have a material relationship with the issuer and thus would be considered non-independent of the issuer.

Hank Ketcham was appointed our President and Chief Executive Officer in 1985 and assumed the role of Chairman of the Board in 1996. In 2012 he relinquished the title of President and on March 1, 2013 Mr. Ketcham retired as our Chief Executive Officer and was designated as our Executive Chairman of the Board. Hank Ketcham retired from his role as our Executive Chairman effective April 19, 2016 and assumed the position of Chairman of the Board. As of the date of the Meeting, more than three years will have elapsed since Hank Ketcham served in any executive capacity with the Company. Mr. Ketcham does not engage in any related party transactions with the Company and does not have any consulting, advisory or other contractual arrangements with the Company outside of his role as the non-executive Chairman and a member of the Board.

Having regard to Hank Ketcham’s past relationships with the Company and considering his current relationships with management and the Company and the passage of time and other factors, the Board determined that there are no “material relationships” (within the meaning of NI 52-110) which could, in the view of the Board, be reasonably expected to interfere with Hank Ketcham’s exercise of independent judgment. The Board also considered the issue of the Chairman’s relationship with management in the context of the need to ensure the Board’s independence from management and determined that the Chairman is sufficiently aligned with Shareholder interests to ensure Board independence from management. The Chairman is a director and shareholder, and is related to the other directors and shareholders, of Ketcham Investments, Inc., whose shareholdings are described under “Voting Securities, Principal Shareholders and Normal Course Issuer Bid”. The Board also considers that these relationships assure that the interests of the Chairman are closely aligned with Shareholder interests. The Board also established the position of Lead Director to ensure that the Board’s independence from management is clear in appearance as well as in fact and has indicated its intention to continue the appointment of a Lead Director until such time as it determines that the role is no longer necessary to ensure that the Board’s independence is clear, and its intention is to retain the role of the Lead Director until at least the Company’s annual general meeting in April 2021.

Gerry Miller retired as an employee and senior officer of the Company on July 31, 2011. As the third anniversary of his retirement has passed, he may be considered independent if the Board determines that he is otherwise sufficiently independent of management. The Board has considered Mr. Miller’s prior employment with the Company, and the Board has determined that, given the passage of time and other factors including Mr. Miller’s active participation as a director since 2012 and his experience as a director of another Canadian public company, Mr. Miller is sufficiently independent of our management.

John Ketcham is the cousin of Hank Ketcham, the Company’s current Chairman and former member of our management. The Board has considered this relationship and interest, including the shareholding interests of John Ketcham and those of Hank Ketcham and the fact that neither John Ketcham nor Hank Ketcham are executives or employees of the Company and do not have any other material financial, familial or other relationship with the Company or its executives, and has determined that John Ketcham is sufficiently independent of our management and has interests aligned with Shareholders to the extent that such independence qualifies him to be a member of the Governance & Nominating Committee and make a valuable contribution in that role.

The Governance & Nominating Committee, which is comprised of all Directors other than Hank Ketcham, our Chairman, and Ray Ferris, our President and Chief Executive Officer, meets without any members of management present as part of each regularly scheduled meeting of the Board. There were five such meetings during 2019.

Gender Diversity – Board and Executive Officers

The Company is committed to providing equal opportunities for individuals who have the necessary qualifications for employment and advancement within the Company. The Company’s objectives, as outlined in its Human Rights, Discrimination & Harassment Policy that is part of our Code of Conduct and its employment practices, include providing an equal opportunity for employment and advancement and a work environment that is free of discrimination and harassment, including based on gender, race, ethnicity, disability or sexual orientation. The Company believes that supporting a diverse workplace is a business imperative that helps the Company and its Board attract and retain the brightest and most talented individuals.

Two out of our current ten Directors (20%) are women. Two out of nine of the independent Directors (22%) are women. If all of management’s nominees are elected, two of the ten Directors (20%) will be women. The Company and its major subsidiaries have in the aggregate eleven executive officers, none of whom are women.

Although, the Company has not adopted any formal targets regarding women in director and senior executive positions, we do consider gender diversity when considering director candidates and making employee hiring or advancement decisions. In 2019, we adopted the Board Diversity Policy (described below). The Company firmly believes that all of its stakeholders benefit from the broader exchange of perspectives and balance brought by diversity of background, thought and experience. The Company’s commitment to gender diversity is demonstrated through several facets, including initiatives such as diversity and inclusion training, the consideration of diversity in employee development and advancement decisions, and workshops for identified women successors.

The Company does consider diversity to be important and believes that its current framework for evaluating Board and executive officer candidates takes into account diversity along with a broad variety of factors the Company considers appropriate. The Company also encourages female and minority candidates to apply for vacant positions, and the Company is an equal opportunity employer.

The Company’s objectives in advancing or recruiting new candidates is to attract, employ and retain engaged, talented and high-performing individuals who bring value to the Company and its Shareholders by possessing a suitable mix of qualifications, experience, skills and expertise. It is ultimately the skills, experience, characteristics and qualifications of the individual that are most important in assessing the value the individual could bring to the Company.

Board Diversity Policy

The Company recognizes the benefits of inclusion and diversity in its broadest sense and considers inclusion and diversity at the Board level to be an essential element of Board effectiveness. The Company views inclusion and diversity on the Board as leading to a better understanding of opportunities, issues and risks; enabling stronger decision-making; and ultimately improving our performance and ability to provide strategic oversight and maximize Shareholder value. In furtherance of this goal, in February 2019, the Board adopted a formal, written policy relating to Board diversity including gender diversity (the “Board Diversity Policy”). The purpose of the Board Diversity Policy is to promote an environment within the Company which will attract and advance those Director candidates with the widest range of knowledge, skills and experience. While all Director appointments are based on merit, the Board expects that when selecting and presenting candidates to the Board for appointment, the Governance Committee will consider not only the skills, experience and expertise of a candidate, but also other factors, including gender, race, ethnicity, age and geography to ensure that the Board has a diverse membership. Moreover, the Board recognizes that gender diversity is a significant aspect of diversity and acknowledges the important role that women with the relevant skills and experience can play in contributing to a diversity of perspectives on the Board.

While the Board does not support fixed percentages or quotas for achieving diversity, in recruiting candidates for nomination, the Board and the Governance Committee considers a variety of factors including decision-making ability, skill, geography, experience with businesses of a comparable size, diversity of backgrounds and perspectives, gender, race, ethnicity, age, the interplay of a candidate’s skills and experience with the skills and experience of other Board members, and the extent to which a candidate would be a desirable addition to the Board.

The Governance Committee may from time to time consider adopting measurable objectives for achieving diversity on the Board, including gender and minority diversity, and recommend such objectives to the Board for adoption.

The Board Diversity Policy requires the Governance Committee to review and monitor the implementation of the policy on an annual basis to ensure its effectiveness and report the results of its review to the Board.

The Board currently has two female directors. A copy of the Board Diversity Policy is available on the Company’s website at www.westfraser.com.

In addition to the Board Diversity Policy, the charter of the Governance Committee provides that the Committee will review and make recommendations to the Board on the composition of the Board in order to ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds, with a view to facilitating effective decision-making. Similarly, in the process of identifying candidates for executive officer appointments, the Company considers whether our senior executive group consists of persons with sufficiently diverse and independent backgrounds.

Serving on Other Boards

Each of Bob Phillips and Janice Rennie is an active corporate director serving on several corporate boards. The Board and the Governance & Nominating Committee have reviewed each of their board memberships and determined that they have demonstrated that they devote the required time and attention to discharge their duties as members of our Board. Mr. Phillips and Ms. Rennie have each demonstrated a strong understanding of West Fraser’s business, have been well prepared for all Board and committee proceedings and make consistent and valuable contributions to those proceedings. In 2019, Mr. Phillips and Ms. Rennie maintained, respectively, a 92% and 100% attendance record at Board and committee meetings. They also made themselves available to meet with management and fellow Directors and attend tours of the Company’s facilities on an ad hoc basis whenever required to do so. Mr. Phillips has indicated that he will be retiring from the Board of Maxar Technologies Inc. in May 2020.

The disclosure under “Information regarding Nominees for Election as Directors” beginning on page 15 lists the other public company directorships held by our Directors. West Fraser does not limit the number of outside directorships. The Governance & Nominating Committee discusses our Director expectations with potential candidates to ensure the candidates understand the time commitments and expectations before agreeing to be nominated as a Director of the Company.

Both Mr. Floren and Ms. Rennie are directors of both West Fraser and Methanex Corporation. The Board has considered these common directorships and has determined that they should not impair the ability of these individuals to exercise independent judgment as members of our Board.

Committees of the Board

The Board has concluded that, because of its relatively small size, committees of the Board should be kept to a minimum so that all members of the Board are able to participate in discussions on significant issues. Matters that are outside of management’s authority are reported to and approved by the Board.

Committees of the Board may engage outside advisors at the expense of the Company. Under the Governance Policy an individual Director may, with the approval of the Board, retain an outside advisor at our expense.

The Board has appointed the following four committees of the Board, each of which is comprised entirely of Directors who are not members of our management: Audit, Human Resources & Compensation, Health, Safety & Environment, and Governance & Nominating.

In order to facilitate open and candid discussion, in camera sessions are held at every committee meeting without management present. It is also the practice of each committee of the Board to meet in camera during each of its meetings. Topics discussed at these meetings include, but are not limited to, Board processes, succession planning, executive assessments, organizational changes, and strategy.

Audit Committee

Chair:	Reid E. Carter
Other Members:	Janice G. Rennie
Gerry Miller
Gillian D. Winckler

The full text of the Audit Committee Charter, which forms part of our Annual Information Form which is included in our Annual Report, is available for viewing on our website at www.westfraser.com. The Audit Committee Charter was last reviewed and revised by the Board on February 11, 2020. The Audit Committee is responsible for reviewing our annual financial statements and making recommendations as to the approval of the annual financial statements by the Board. Material issues related to the audit of our internal control and management information systems are discussed by management representatives and the Committee as they arise. The Committee has typically been delegated the authority to approve certain of our quarterly financial statements and quarterly earnings announcements before publication. The Audit Committee has direct access to the Auditor and is responsible for approving the nomination, and establishing the independence, of the Auditor. The role of the Committee has been discussed at various times with our Auditor.

Under NI 52-110 the Audit Committee must be comprised of independent directors. An “independent director” is a director that has no direct or indirect material relationship with the Company, including not being affiliated with management or the Company in terms of specific family or commercial relationships. Each member of our Audit Committee is considered “independent” and, in addition, “financially literate” as such terms are used in NI 52-110.

Additional disclosure concerning the Audit Committee is contained in our Annual Information Form, which is included in our Annual Report, under the heading “Audit Committee”.

Human Resources & Compensation Committee

Chair:	Brian G. Kenning
Other Members:	John N. Floren
Robert L. Phillips
Janice G. Rennie

The Human Resources & Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the remuneration of our executive management and the remuneration of each Director, and has the authority to grant Options to officers and employees under our Stock Option Plan, although in practice the Board gives final approval of all Option grants. This Committee reviews the remuneration of Directors and executive management each year.

In December 2019, this Committee reviewed the Human Resources & Compensation Committee Charter and made recommendations to update it in accordance with best practices and to, among other things, supplement the Committee’s responsibilities to oversee the director remuneration every two years and CEO emergency succession planning. These recommendations were approved by the Board on December 10, 2019. The Human Resources & Compensation Committee Charter may be viewed on our website at www.westfraser.com.

Health, Safety & Environment Committee

Chair:	John N. Floren

Other Members:	John K. Ketcham
Gerry Miller
Gillian D. Winckler

The Health, Safety & Environment Committee is responsible for monitoring our health, safety and environmental performance. The Committee conducts an ongoing review of our health, safety and environment-related policies and performance, including compliance with applicable laws and regulations. This Committee also reviews the suitability and effectiveness of safety and environment management systems and the environment sustainability certification programs to which we subscribe. The Health, Safety & Environment Committee Charter was reviewed and revised by the Board on April 23, 2019. The Charter of the Health, Safety & Environment Committee may be viewed on our website at www.westfraser.com. Additional information about our environmental, social and governance policies and practices can be found on the Responsibility section of our website and in our Responsibility Report on our website, as well as in our Annual Information Form which is part of our Annual Report that can be found on our website and also on SEDAR (www.sedar.com).

Governance & Nominating Committee

Chair:	Robert L. Phillips

Other Members:	Reid E. Carter
John N. Floren
Brian G. Kenning
John K. Ketcham
Gerry Miller
Janice G. Rennie
Gillian D. Winckler

The Governance & Nominating Committee is comprised of each Director who is “independent” of management as that term is used in National Instrument 52-110, and, in addition, our Chairman will not serve on the Governance Committee for so long as we continue with the appointment of a Lead Director. The Governance Committee is responsible for providing support for the governance role of the Board and, as part of that support, reviews and makes recommendations on the composition of the Board, periodically assesses the function of the Board and its Committees, and monitors developments in corporate governance. In addition, the Governance Committee is responsible for establishing criteria and procedures for identifying candidates for election to the Board, engaging search firms, where necessary, and recommending to the Board nominees to stand for election as Directors. The Governance Committee also regularly assesses the performance of the Chief Executive Officer and reviews and assesses succession plans for management submitted to it on a regular basis. The Governance Committee regularly reviews succession alternatives and planning for the Chief Executive Officer position. The Governance Committee, together with the Chief Executive Officer, manages an ongoing formal process to assess the abilities, readiness and interests of members of the current executive group and oversees appropriate skills development. The Governance & Nominating Committee Charter was reviewed and revised by the Board on April 23, 2019. The Governance & Nominating Committee Charter may be viewed on our website at www.westfraser.com.

Orientation Program and Continuing Education

New Directors receive a broad range of materials that provide both historical and forward-looking information concerning West Fraser, its operations, senior management and the Board, and its strategic objectives. As part of our orientation program, new Directors have an opportunity to meet with senior management to discuss our business, receive historical and current operating and financial information and are encouraged to tour our facilities.

We do not have a formal continuing education program for our Directors. Each of our Directors has had, or currently has, executive or board of director responsibilities and there is a regular sharing of those experiences which assists our Board in identifying and adopting, on a continuing basis, best corporate governance practices. Board proceedings include regular review of risk factors including detailed reviews of focus risks, periodic presentations by management and outside industry experts on important and evolving issues and Directors will visit and tour certain of our facilities on a regular basis which contributes to a more complete understanding of our business.

Individual Directors attended and, in some cases, were participants or presenters at, third-party conferences, seminars, webinars and presentations on a broad range of topics in 2017, 2018 and 2019, including the following:

Topic	Presented By
2017 Proxy Season Review	Agenda Webinar
Accounting and Regulatory Updates	E&Y - Canadian Directors Network
Accounting for Cryptocurrencies under IFRS	CPA Canada
Accounting Standards Implementation (IFRS 9, 15, 16)	E&Y - Canadian Directors Network
AcSB Domestic Standards Update for Part II and Part III	CPA Canada
AcSB Framework for Reporting Performance Measures	CPA Canada
Asia Pacific Board Intelligence	ICD Webinar
Audit Quality Symposium	CPAB
Blockchain Disruption	NACD
Board Culture and Maximizing Board Effectiveness	Institute of Corporate Directors (“ICD”)
Board Evaluations	NACD
Board Oversight of Corporate Culture	E&Y - Canadian Directors Network
Bringing Artificial Intelligence to the Financial Audit	CPA Canada
Canada Planning Across the Enterprise	CPA Canada
Canadian Public Company Financial Reporting Update	CPA Canada
Challenges for the Board and Audit Committee	Deloitte
Chairing the Board - Episode 1	ICD Video Learning Series
Climate Change: Implications for Corporate Oversight	CPA Canada
Company Reporting Update	CPA Canada
Conducting Board Evaluations	NACD
Current Issues in Canadian Corporate Governance	ICD
Cyber Security	EPCOR
Cyber Security	ICD Forum

Topic	Presented By
Cyber Security	KPMG/NACD Webinar
Cyber-Security	Michael Doucet (former head of CSIS)
Data Analytics	Andrew Bentley SAS
Digital Disruption and Board Oversight of Big Data	E&Y - Canadian Directors Network
Disruption and the Board	E&Y - Canadian Directors Network Meeting
Disruption Part 1	ICD Forum
Disruption Part 2	ICD Forum
Economic and Geopolitical Outlook 2020 and Beyond and Shifting Stakeholder Power Dynamics	E&Y - Canadian Directors Network
Economic Outlook	CIBC
Economic Outlook	KPMG Webinar
Emerging Ethical Challenges for CPAs	CPABC
Enterprise Risk Management	Promontory Advisors
Executive Compensation	ICD Hugesson Webinar
Executive Compensation Trends	ICD and Hugesson
Fraud Prevention for Professionals	CPA Canada
Government Relations and Political Advocacy	E&Y - Canadian Directors Network Meeting
ICD National Conference	ICD
Identifying and Assessing Risks of Material Misstatement	CPA Canada
Insider Threats – Challenges and Evolving Strategies	KPMG
Institutional Shareholder Perspectives	Lazard
Introduction to Anti-Money Laundering	CPA Canada
Legal Responsibilities of Officers and Directors	CPABC
Lessons Learned from Board Missteps	E&Y - Canadian Directors Network
National Corporate Governance Conference	ICD
Public Company Audit Update	CPABC
SEC Registration and Rules (in house counsel)	Legal Briefing
Technology, Investors and the Evolving Financial Information Landscape	CPA Canada
The Future of Work	ECD Global Directors Dialogue
Towers Watson Proxy	Season Webinar
U.S. Election: What does it mean for Canada?	E&Y - Canadian Directors Network
Workforce Planning	Ted Talk

A key part of each regularly scheduled Board meeting is a business overview provided by the Chief Executive Officer. This overview includes an operational and financial review but also provides perspectives on growth strategies, human resources, political, legal and regulatory issues and material changes in our risk environment. These discussions help our Directors to understand the full scope of our underlying business environment when making decisions that affect our future.

Performance Reviews

The Governance Committee regularly and, not less frequently than annually, reviews the performance of the Board and its Committees. This review has been conducted both by way of a formal questionnaire and report and by informal interviews and discussions led by the Chairman or the Lead Director. The Board performance review also includes a “peer” or individual Director review process. To date no significant problem with respect to performance of the Board, any Committee or any individual Director has been identified.

Meeting Attendance Record

In 2019 the attendance record for Board meetings was 97%. The following chart sets out meeting attendance records of each of the current Directors during 2019, including each Committee of which the Director is currently a member.

Committees
Director	Board Meetings	Audit	Human Resources & Compensation	Health, Safety & Environment	Governance & Nominating
H.H. Ketcham	5 of 5	Nil	Nil	Nil	Nil
R.E. Carter	5 of 5	4 of 4	Nil	Nil	5 of 5
R.W Ferris	4 of 4	Nil	Nil	Nil	Nil
J.N. Floren	5 of 5	Nil	3 of 3	2 of 2	5 of 5
B.G. Kenning	5 of 5	Nil	3 of 3	Nil	5 of 5
J.K. Ketcham	5 of 5	Nil	Nil	2 of 2	5 of 5
G.J. Miller	5 of 5	4 of 4	Nil	2 of 2	5 of 5
R.L. Phillips	5 of 5	Nil	2 of 3	Nil	5 of 5
J.G. Rennie	5 of 5	4 of 4	3 of 3	Nil	5 of 5
E.R. Seraphim	2 of 2	Nil	Nil	Nil	Nil
G.D. Winckler	4 of 5	4 of 4	Nil	1 of 2	4 of 5

EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS

Human Resources & Compensation Committee Responsibility

The Human Resources & Compensation Committee (the “HR&C Committee”) is responsible for recommending to the Board the level and nature of compensation for executive officers and Directors and may grant Options to officers and employees under the Stock Option Plan although in practice the Board provides final approval of all compensation matters for Directors and executive officers including Option grants. In making its determinations, the HR&C Committee has access to comparative data and, if considered appropriate, receives advice from selected independent consultants.

The HR&C Committee is also responsible for reviewing and recommending to the Board the approval of our compensation and benefits (including retirement and pension) philosophy and policies and any incentive-compensation plans and equity-based plans and assessing on an ongoing basis whether such compensation and benefits policies are consistent with the sustainable achievement of our business objectives, the prudent management of our operations and risks, and the promotion of adherence to our Code of Conduct, its policies concerning safety and environmental stewardship and other material policies, procedures and controls. In reviewing such policies, the HR&C Committee may consider the recruitment, development, promotion, retention and compensation of executive management and other employees and any other factors that it deems appropriate.

The HR&C Committee also ensures that such compensation and benefit policies do not encourage unwarranted risk taking and undertakes annual risk assessments of these policies. When it reviews and recommends compensation for the Chief Executive Officer (the “CEO”) and executive management, the HR&C Committee assesses the appropriateness of compensation relative to business risks undertaken by considering, among other things, adherence to our Code of Conduct and its other material policies, procedures and controls, as well as any other factors it considers appropriate.

The HR&C Committee is also responsible for overseeing the financial position, governance, administration and compliance with statutory and regulatory requirements of the Company’s pension plans and reporting to the Board annually on these plans. The HR&C Committee also oversees talent development and succession planning for our executive management and annually reports to the Board on such planning.

Composition of the Human Resources & Compensation Committee

The HR&C Committee currently consists of four independent Directors each of whom has held senior executive roles which have included involvement in executive compensation issues. The HR&C Committee met three times in 2019 to review matters relating to the compensation of executive officers. In addition to meetings, members of the HR&C Committee regularly receive reports and advice from independent consultants and members of executive management on executive compensation issues. None of the members of the HR&C Committee is indebted to the Company.

See also “Our Corporate Governance Policies and Procedures – Committees of the Board – Human Resources & Compensation Committee” on page 48.

Report on Executive Compensation

The policy of the HR&C Committee and the Board with respect to executive compensation is to provide compensation to each executive officer in the form of a base salary, employment benefits, performance-related bonus, equity-based long-term incentives and post-retirement pension benefits in order to attract and retain a highly-motivated, cohesive and results-oriented management team. Total compensation for each executive officer is designed to be competitive with that provided by comparable companies in Canada to executive officers in similar positions as well as to align the interests of executive officers with those of our Shareholders and not encourage excessive risk taking. Each of the components of total compensation is established based on the following criteria:

Base Salary	-	to be below the median base salaries for comparable positions
Annual Incentive Bonus	-	based on our financial performance above a minimum return on shareholders’ equity, and targeted to be below the median for comparable positions
Long-Term Incentive	-	to be above the median on long-term incentives for comparable positions

Overall, the compensation package is designed to compensate executive officers for above-average, long-term, sustainable financial results, and is designed to be competitive at the 50% percentile for overall compensation for comparable positions.

In order to establish compensation for executive officers other than the CEO, the HR&C Committee receives recommendations with supporting documentation, including data on comparable compensation levels, from the CEO. The HR&C Committee considers the recommendations and comparative data and makes its recommendation to the Board. In respect of compensation for the CEO, the HR&C Committee bases its recommendation to the Board on its review of comparable compensation data for chief executive officer positions. In 2018 as part of its review the HR&C Committee considered a survey and report prepared by Willis Towers Watson (“Towers Watson”), a professional services firm, of our executive compensation program relative to those of different peer groups, which included a review of the compensation for the CEO and our other executive officers and comparable compensation data for CEO and other executive officers positions of those peers.

In determining the comparability of similar positions in other companies the HR&C Committee considers responsibility levels as well as industry similarity, annual revenues and cash flows, total assets, market capitalization and number of employees of the selected companies. For positions where compensation data is not comparable, internal guidelines and data are used.

The Company uses, and periodically participates in, broad-based compensation surveys prepared by independent consulting firms. As well, from time to time the Company and the HR&C Committee may obtain specific benchmarking data prepared by independent consulting firms. This information, along with Company-specific data, is considered when establishing compensation for executive officers.

In connection with the survey and report prepared in 2018 by Towers Watson of our executive compensation program relative to those of different peer groups and on the recommendation of Towers Watson, the peer group for the compensation benchmarking study was updated in 2018 and is comprised of the following publicly-traded, Canadian and U.S. companies:

Paper and Forest Products	Capital-Intensive
Resolute Forest Products Inc.	Finning International Inc.
Canfor Corporation	Gibson Energy Inc.
Cascades, Inc.	Keyera Corp.
CCL Industries Inc.	Lundin Mining Corporation
Louisiana-Pacific Corporation	Methanex Corporation
Domtar Corporation	Parkland Fuel Corporation
Interfor Corporation	WSP Global Inc.
KapStone Paper and Packaging Corp.
Norbord Inc.

Base Salaries

The HR&C Committee reviews executive management base salaries periodically and considers annual adjustments to be effective in October of each year. The most recent review of base salaries was conducted in September 2019.

In determining its September 2019 recommendation for the base salary of each executive officer, the HR&C Committee considered the comparative data for the peer group.

Annual Incentive Bonus Plan

The annual incentive bonus plan (the “Bonus Plan”) covers our CEO and our Vice-Presidents. The Bonus Plan is the variable compensation component of total executive compensation designed to compensate these officers annually based on the achievement of our objective annual financial return targets.

The annual bonus is calculated as a percentage of current base salary, with the percentage earned based on the adjusted net income (adjusted to exclude equity-based compensation expense or recovery and any accrual for bonuses to our senior executives, both on an after-tax basis) divided by average Common Shareholders’ equity (“ROSE”). If the ROSE for the year is below 5% for the applicable year, no bonuses are payable under the Bonus Plan. At the 5% ROSE level, bonuses for the Vice-Presidents are earned at 17.5% of base salary. The bonus percentage increases as the ROSE increases and the bonus percentage earned will reach 100% of base salary at a 15% ROSE level, which is the maximum bonus percentage payable. In any year, the bonus percentage for the CEO is equal to 125% of the bonus percentage for other officers covered by the Bonus Plan.

The Board may, in its discretion, also consider other issues, including safety and environmental performance, when determining the amount, if any, of bonuses earned under the Bonus Plan that will be paid.

In 2019 on an adjusted basis (adjusted by excluding equity-based compensation expense or recovery and any accrual for bonuses to our senior executives, both on an after-tax basis) our earnings were a loss of $148 million which resulted in an annual ROSE of -5.6% for 2019. This did not exceed the bonus threshold under the Bonus Plan and therefore no annual incentive bonuses for 2019 were awarded to qualifying senior executives under the Bonus Plan. In 2018 and 2017 the annual ROSE was 28% and 26%, respectively, which exceeded the bonus threshold and annual incentive bonuses of a maximum of 100% of base salary were awarded in each of those years to each of the qualifying senior executives in accordance with the Bonus Plan (with the bonus percentage for the CEO equal to 125% of such bonus percentage) and were paid in 2019 and 2018, respectively. See also “Clawback Policy” on page 58 which applies to the Bonus Plan.

Long-Term Incentive Component

The long-term incentive component of compensation is comprised of Options and phantom share units (which are either RS Units or PS Units) that are intended to directly align the long-term interests of our senior management with those of our Shareholders. The proportion of Options and phantom share units included in a long-term incentive grant will vary from time to time at the discretion of the Board. In 2019 the Board, on the recommendation of the HR&C Committee, changed the mix of the long-term incentive components of executive compensation to eliminate grants of RS Units and grant in their place additional PS Units in order to increase the award of performance-conditioned equity incentive components of executive compensation. As a result, approximately 50% of the value of the long-term incentives granted in 2020 and 2019 to executive officers (which consisted of only Options and PS Units) are performance-conditioned.

Stock Option Plan

The Board established the Stock Option Plan on February 24, 1994 as a means of recognizing contributions to the Company made by Directors, officers and employees and to provide a long-term incentive for their continuing relationship with the Company and its subsidiaries. Directors ceased to participate under the Stock Option Plan in 2004. The Stock Option Plan has been amended from time to time (most recently in April of 2016) to increase the number of Common shares that may be issued in respect of Options granted under it, to impose certain limits on the number of Options that may be issued to our insiders, to establish certain restrictions on amendments to the Stock Option Plan without Shareholder approval, to provide for certain automatic extensions for Options expiring during or within five business days of a blackout period under the Company’s Securities Trading Policy, and to address certain incidental housekeeping changes. See also “Option Grants” on page 65.

Outstanding and Authorized Options

Year	Outstanding	Weighted Average Price	Remaining Authorized	Total	% of Outstanding Common Shares
2020[1]	1,367,398	$53.30	178,791	1,546,189	2.3
2019[1]	1,351,253	$40.03	334,900	1,686,153	2.4
2018[1]	1,536,391	$40.79	474,806	2,011,197	2.6

1.	As at March 31, 2020, February 15, 2019 and February 20, 2018, respectively.

Annual Burn Rate

The following table summarizes the burn rate during the last three fiscal years. Burn rate is defined as the total number of Options granted during the applicable fiscal year divided by the weighted average number of Common shares and Class B Common shares outstanding for the applicable fiscal year.

	Options Granted in Year	Weighted average number of securities outstanding	Annual Burn Rate
2019	151,530	68,882,315	0.2%
2018	112,715	74,451,215	0.2%
2017	192,255	78,096,613	0.2%

Since the introduction in 2003 of the right of a holder to surrender an Option for a cash payment (the “Cash Value Alternative”) under the Stock Option Plan, as at March 31, 2020, 161,535 Options have been exercised for Common shares, resulting in a 0.2% dilution to Common shareholders. During the year ended December 31, 2019, 9,529 Options were exercised for Common shares. See “Option Grants” on page 65. Of the 1,367,398 outstanding Options, 1,018,881 are exercisable and, of the outstanding Options, 778,096 Options were held by insiders representing 1.48% of the total number of issued and outstanding Common shares and Class B Common shares, in each case as of March 31, 2020. A total of 151,530 Options were granted to officers or employees in 2019 and a total of 157,685 Options were granted to officers or employees in February 2020, representing 0.2% of the total number of issued and outstanding Common shares and Class B Common shares as at the end of 2018 and 2019, respectively.

Our Board has adopted a policy to manage the Stock Option Plan with a goal of limiting the potential dilution of outstanding and remaining authorized Options to 5% or less of the number of our outstanding Shares. The aggregate potential dilution of all issued and authorized Options under our Stock Option Plan was 2% at March 31, 2020.

Phantom Share Unit Plan

In 2010 the Board approved the Phantom Share Unit Plan which is intended to supplement or, in whole or in part, replace, the granting of Options as long-term incentives for officers and employees. This plan provides contingent future compensation based on Common share price performance, but is payable only in cash and represents no potential for Shareholder dilution. The HR&C Committee and the Board believe that this plan, combined with other components of compensation, provides a broader range of alternatives in developing retention and performance incentives for officers and employees that more directly align their interests with those of current and future Shareholders.

The plan permits the Board to grant, as it determines appropriate, two types of units which vest on the third anniversary of the grant date. A vested RS Unit must be redeemed by us by payment to the holder of an amount equal to the volume weighted average trading price of a Common share over the 20 trading days immediately preceding its vesting date (the “vesting date value”). A vested PS Unit must be redeemed by us by payment to the holder of an amount, determined by the Board, that is equal to or between nil and twice its vesting date value based on two performance criteria measuring our performance relative to the performance of a peer group of companies over the three-year performance period. At the end of such period, in order to determine the amount to be paid on vested PS Units the Company’s performance is measured by reference to (i) the Company’s total cumulative Shareholder return (the “TSR”) relative to the TSR of the peer group and (ii) the Company’s annual return on capital employed relative to the return on capital of the peer group over the three year period. The amount paid, if any, on such PS Units is based on an equal weighting of these two performance measurements although if the return on capital employed is negative for the period the weighting for that factor is capped at one-half its potential maximum, regardless of relative performance. The peer group used for the purposes of the Phantom Share Unit Plan currently consists of Canfor Corporation, Interfor Corporation, Western Forest Products Inc. and Weyerhaeuser Company, all of which are North American publicly-traded forest products companies. On the recommendation of the HR&C Committee, this peer group may be reviewed and changed by the Board, from time to time, as it deems appropriate. The Board also has discretion to vary the payout calculation as it considers appropriate to take into account factors which may have a significant or extraordinary effect on relative performance.

Officers and employees granted units under the Phantom Share Unit Plan are also entitled to additional units to reflect cash dividends paid on Common shares from the applicable grant date until payout. The final amount to be paid, in cash, to each officer or employee on RS Units and PS Units is based on the type and number of vested units she or he holds multiplied by the applicable payout value. Other than officers or employees who retire, become totally disabled or die, units will be automatically cancelled, without payout, on termination of employment or resignation. In the event of retirement, total disability or death of a holder of RS Units or PS Units granted after 2012, the number of units held will be reduced based on the proportion of the three-year period that the holder was not an officer or employee.

In each of February 2017 and 2018, the Board granted units under the Phantom Share Unit Plan to officers and employees and, in the case of executive officers, the proportions of the grants for each of the RS Units and the PS Units to executive officers were equal. In 2019, the Board granted units under the Phantom Share Unit Plan to officers and employees and, in the case of executive officers, granted only PS Units and no RS Units. In 2020, the Board granted only PS Units under the Phantom Share Unit Plan to officers and employees, and no RS Units were granted to executive officers or employees in 2020. The change in the mix of units granted in 2019 and 2020 was made to increase the award of performance-conditioned long-term incentives granted to executive officers and employees and reduce the award of time-conditioned incentives. As a result approximately 50% of the value of the long-term incentives granted in 2019 to executive officers and 50% of the value of the long-term incentives granted in 2020 to executive officers and employees (which in both cases consisted of only options and PS Units) are performance-conditioned. See also “Clawback Policy” on page 58 which applies to the Phantom Share Unit Plan.

For PS Units which vested in February of 2020, the relative performance multiplier was 1.83. The calculation is set out below.

PS Unit Relative Performance Multiplier

First Comparison (out of a maximum of 1) – Return on Capital Employed

2017	1.00	(exceeded four of four in peer group)
2018	1.00	(exceeded four of four in peer group)
2019	0.50	(exceeded two of four in peer group)

Average 0.83

Second Comparison (out of a maximum of 1) – Total cumulative shareholder return over entire period February 16, 2017 to January 31, 2020

	1.00	(exceeded four of four in peer group)
Total	1.83

Previous PS Unit Relative Performance Multipliers were as follows:

For PS Units Vesting in February of:	Multiplier
2014	1.0
2015	1.47
2016	1.27
2017	1.27
2018	1.92
2019	1.83

Post-Retirement Pension Benefit

Executive officers, including the CEO, are members of our non-contributory defined benefit pension plans for salaried employees. The pension benefit provided under these pension plans is described starting at page 71 of this Circular. The Company does not provide any additional post-retirement benefits, such as medical or dental insurance, to the executive officers.

Clawback Policy

We have recognized a trend in recent years towards the adoption of recoupment and “clawback” policies, particularly among large public companies. As a prudent aspect of risk management and our commitment to operate consistently with good governance practices, the Board in 2013 approved amendments to the Phantom Share Unit Plan and the Bonus Plan to incorporate payment adjustment provisions. These Plans now both contain financial restatement triggers permitting West Fraser to recoup the amount of the incentive awards that have been paid in excess of the amount that would have been payable under the restated financial statements or deduct such excess amount from future payments to be made under such Plans. These payment adjustment provisions also allow the Company to adjust incentive awards upwards to reflect restated financial statements that are more favourable than the original financial statements. The payment adjustment provisions have a three-year look-back period.

CEO’s Compensation

In recommending compensation for the CEO, the HR&C Committee follows similar principles to those applied for all of our other executive officers. The HR&C Committee considers market competitive-salary information for chief executive officer positions in similar-sized companies in Canada and the U.S. This includes manufacturing companies in other sectors as well as in the forest products sector. The Company periodically participates in broad-based compensation surveys and also periodically seeks the advice of independent compensation consultants engaged to review the executive compensation program. In 2016 Towers Watson conducted a survey on our behalf concerning executive compensation and in 2018 Towers Watson conducted a survey and review of our executive compensation program relative to those of different peer groups. The survey and review results, along with Company-specific data, are used to determine the competitiveness of the CEO’s compensation and its alignment with the interests of Shareholders. The CEO establishes, with guidance and direction from the Board, annual goals and reports to the Board at the end of each year on his performance against those goals. The HR&C Committee considers this performance when considering its recommendation of compensation of the CEO.

Details of our CEO’s compensation are described in the table titled “Summary Compensation Table”.

Executive Equity Holding Requirements

In February 2013 our Board approved the adoption of minimum equity holding requirements, that were amended in September 2013. The minimum equity holding requirements are reviewed from time to time to align with what the Board considers best governance practices. In February 2019, on the recommendation of the HR&C Committee, the Board adopted a new Equity Holding Requirements Policy to take into account changes to the Company’s equity compensation practices which eliminated grants of RS Units and replaced them with grants of additional PS Units (which do not qualify as eligible equity under the Policy) to increase the award of performance-conditioned equity incentive components of executive compensation. As a result of these changes, approximately 50% of the value of the long-term incentives granted in 2019 and 2020 to executive officers (which consisted of only Options and PS Units) are performance-conditioned.

Under the Equity Holding Requirements Policy, each executive officer is required to hold Shares and RS Units having a value of not less than the executive’s base salary in the case of a Vice-President and not less than three times the executive’s base salary in the case of the CEO. Shares and RS Units held by an executive officer will be valued based on the greater of (1) their original cost or grant date value and (2) the closing price of the Company’s Common shares on the TSX on the date of the information included in the Company’s annual information circular.

Initially, executive officers had until January 1, 2018, or if appointed after 2013, five years from the date of their appointment to meet the minimum equity holding requirements. In connection with changes to the long-term incentive components of executive compensation to reduce the award of time-conditioned incentives by eliminating grants of RS Units and to increase the award of performance-conditioned incentives with grants of additional PS Units (which do not qualify as eligible equity under the Policy), executive officers will now have five years from the date of adoption of the new Equity Holding Requirements Policy in February 2019 to meet the minimum equity holding requirements, provided that officers who did not meet the requirements in February 2019 must acquire not less than a pro-rata amount of equity each year to achieve full compliance by the end of such five year period.

For the purposes of the following disclosure, the following officers are each a “Named Executive Officer” of the Company:

Ray Ferris, President and Chief Executive Officer,

Chris Virostek, Vice-President, Finance and Chief Financial Officer,

Chris McIver, Vice-President, Sales and Marketing,

Sean McLaren, Vice-President, U.S. Lumber,

Brian Balkwill, Vice-President, Canadian Wood Products, and

Ted Seraphim, Former Chief Executive Officer.

The following table shows the total holdings of Shares and RS Units held by each Named Executive Officer as at February 14, 2020 valued based on the closing price on the TSX on February 14, 2020 of $63.17

Named Executive Officer Share and Unit Holdings

(February 14, 2020)

Named Executive Officer	Shareholdings	RS Unit holdings	Value of total holdings[1] ($)	Total as multiple of 2019 salary
Ray Ferris[2,3] President and Chief Executive Officer	25,699	5,250	1,955,048	2.8
Chris Virostek[2] Vice-President, Finance and Chief Financial Officer	5,995	3,640	608,643	1.4
Chris McIver[2] Vice-President, Sales and Marketing	4,836	3,635	535,113	1.5
Sean McLaren[2] Vice-President, U.S. Lumber	7,500	2,880	655,705	1.4
Brian Balkwill[2] Vice-President, Canadian Wood Products	4,820	2,300	449,770	1.4
Ted Seraphim[2,4,5] Former Chief Executive Officer	37,484	17,095	3,447,755	4.1

1.

Based on the closing price on February 14, 2020 of $63.17. Equity holdings and compliance under the Equity Holding Requirements Policy are valued and assessed annually in February, which corresponds with the annual anniversary of the adoption of this policy.

2.	Named Executive Officers also hold PS Units as follows: T. Seraphim – 25,177; R. Ferris – 29,475; C. Virostek – 12,070; C. McIver – 10,965; S. McLaren – 8,745; B. Balkwill – 7,960.
3.	Mr. Ferris is permitted to meet the minimum shareholding requirement within five years of the adoption of the new Equity Holding Requirements Policy in February 2019.
4.	Mr. Seraphim resigned as Chief Executive Officer effective June 30, 2019.
5.	Mr. Seraphim’s shareholdings are as of June 30, 2019.

On February 13, 2014 the Board approved amendments to our Code of Conduct which included provisions prohibiting insiders from purchasing financial instruments designed to hedge or offset any decrease in the market value of our Shares, Options or units.

Independent Consultant

Compensation Advice

Towers Watson has provided consulting services to us for several years with respect to executive and non-executive compensation. In 2012 the HR&C Committee adopted a protocol under which all consulting services provided by Towers Watson related to executive compensation must be retained and authorized by the HR&C Committee. Towers Watson reports to the HR&C Committee as outside compensation consultant to advise on compensation policies including providing information on comparative levels of compensation for our senior executives and Directors. In 2014, in addition to a survey concerning CEO and Executive Chairman compensation, the HR&C Committee also received advice from Towers Watson on various executive compensation issues. In 2016 Towers Watson conducted a survey for the Company concerning executive compensation. In addition, in 2018 Towers Watson conducted a survey and review of our executive compensation program relative to those of different peer groups. In 2015, 2016, 2017 and 2018 Towers Watson provided advice on executive compensation.

Compensation Risk Assessment Advice

The Company engaged Towers Watson in 2017 and 2019 to conduct independent reviews of material compensation-related risks. In 2017, the HR&C Committee received advice and a compensation risk assessment report from Towers Watson which concluded that there did not appear to be significant risks arising from the Company’s compensation policies and practices that were likely to have a material adverse effect on the Company. In its assessment, Towers Watson took into account the limited compensation-related risks within the Company, the involvement and authority of the Board in both compensation and risk management oversight, the greater emphasis on at-risk and variable compensation, and the presence of effective risk mitigating practices in the design of the Company’s compensation programs. In 2019, the HR&C Committee again received advice and updated compensation risk assessment reports from Towers Watson which also concluded that there did not appear to be significant risks arising from the Company’s compensation policies and practices that were likely to have a material adverse effect on the Company. In its updated assessment and reports, Towers Watson also took into account and considered the limited compensation-related risks within the Company, the involvement and authority of the Board in both compensation and risk management oversight, the presence of effective risk mitigating practices in the design of compensation programs, and the changes to the long-term executive incentive compensation mix that place a greater emphasis on performance-conditioned long-term incentive grants.

Fees

The following table shows the fees paid to Towers Watson for services provided in the last two fiscal years:

Type of Work	2019		2018
Executive Compensation-Related Fees	$11,065		$91,020
All Other Fees	$3,360	[1]	$0

1.	Paid for general industry compensation related services and surveys.

Submitted by the HR&C Committee:

Brian G. Kenning (Chair)

John N. Floren

Janice G. Rennie

Robert L. Phillips

Performance Graph

The following graph and table compare the total cumulative return to a Shareholder who invested $100 in our Common shares on December 31, 2014 with the cumulative total return of the S&P/TSX Composite Index and the S&P/TSX Paper & Forest Products Index for the same period.

	2014	2015	2016	2017	2018	2019
West Fraser Timber Co. Ltd.	100	79	73	119	104	90
S&P/TSX Composite Index	100	92	111	121	110	136
S&P/TSX Paper & Forest Products Index	100	79	73	104	87	78

Notes:

1.	All returns are expressed on a total return basis (all cash and stock dividends reinvested in the index or security).
2.	All information per Bloomberg.

We consider the S&P/TSX Paper & Forest Products Index to be an appropriate comparative measure. This is a capitalization-weighted index of leading forest products companies and includes Canfor Corporation, Interfor Corporation, Norbord Inc., Stella-Jones Inc., Western Forest Products Inc., and West Fraser Timber Co. Ltd.

The following graph and table illustrates the relationship between the indexed TSR of our Common shares on the TSX from December 31, 2014 to the period ending December 31, 2019 considering a $100 investment versus total indexed direct compensation for the Company’s Named Executive Officers (2014 equals $100).

	2014	2015	2016	2017	2018	2019
West Fraser Timber Co. Ltd.[1]	100	79	73	119	104	90
NEO total direct compensation[2]	100	70	109	127	124	96

Notes:

1.	All returns are expressed on a total return basis (all cash and stock dividends reinvested in the index or security). All information per Bloomberg.
2.	Named Executive Officer direct compensation includes base salary, annual incentive (bonus) plan payments, share-based and option-based awards measured using the Binomial valuation method.

Executive Compensation

Total compensation for Named Executive Officers, as described in the Summary Compensation Table set out below, reflects a gradual recovery from the significant downturn in the forest products industry which began in 2006. Annual incentive bonuses for Named Executive Officers were not earned or paid for 2007, 2008, 2009 and 2011. In 2010, 2012, 2013 and 2014 the Company achieved a ROSE in excess of the minimum threshold and annual incentive bonuses were earned, with payment occurring in the following year. The minimum ROSE threshold was not met in 2015 and no annual incentive bonuses were earned by the senior executives, including the Named Executive Officers. In 2016, 2017 and 2018 the minimum ROSE threshold was exceeded and annual incentive bonuses were earned, which were paid out in 2016, 2017 and 2018 respectively. The minimum ROSE threshold was not met in 2019 and no annual incentive bonuses were earned by the senior executives, including the Named Executive Officers. See also “Annual Incentive Bonus Plan” on page 54.

The compensation of each of our Named Executive Officers for our three most recently-completed financial years is set out below:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Share- based awards[1] ($)	Option- based awards[2] ($)	Non-equity incentive plan compensation ($)		Pension value[4] ($)	All other compensation[5] ($)	Total compensation ($)
					Annual incentive plans[3]	Long-term incentive plans
Ray Ferris[6] President and Chief Executive Officer	2019 2018 2017	703,750 579,165 490,155	568,675 299,650 292,350	568,730 300,235 291,860	0 650,000 500,000	Nil Nil Nil	1,781,900 1,143,200 260,500	Nil Nil Nil	3,623,055 2,972,250 1,834,865
Chris Virostek[7] Vice-President, Finance and Chief Financial Officer	2019 2018 2017	423,750 405,000 295,000	231,005 220,330 194,900	230,940 219,660 195,025	0 420,000 300,000	Nil Nil Nil	280,500 0 0	Nil Nil Nil	1,166,195 1,264,990 984,925
Chris McIver Vice-President, Sales and Marketing	2019 2018 2017	355,750 347,625 339,650	212,400 207,115 202,640	212,380 207,460 202,565	0 354,000 345,500	Nil Nil Nil	443,500 252,700 186,700	Nil Nil Nil	1,224,030 1,368,900 1,277,055
Sean McLaren[8] Vice-President, U.S. Lumber	2019 2018 2017	453,367 432,278 418,019	169,920 165,985 159,380	170,025 165,505 159,275	0 440,538 430,486	Nil Nil Nil	724,100 134,200 159,800	Nil Nil Nil	1,517,412 1,338,506 1,326,960
Brian Balkwill Vice-President, Canadian Wood Products	2019 2018 2017	328,250 288,750 257,500	162,170 132,200 127,505	162,765 132,695 127,420	0 325,000 265,000	Nil Nil Nil	549,900 765,400 162,400	Nil Nil Nil	1,203,085 1,704,085 989,825
Ted Seraphim[9] Former Chief Executive Officer	2019 2018 2017	835,380 820,095 797,750	501,200 978,275 950,360	1,002,420 977,640 950,390	0 1,044,250 1,018,750	Nil Nil Nil	897,100 832,700 635,200	Nil Nil Nil	3,236,100 4,652,960 4,352,450

1.

For a description of the units see “Phantom Share Unit Plan” on page 56. Units are valued at the date of grant using the Towers Watson Binomial method which was the method used by the HR&C Committee when granting the units. This method was applied consistently in its competitive market analysis.

2.

Options have a term of ten years and vest as to 20% on each of the first through fifth anniversary dates of the grant date. Each Option was valued using the Towers Watson Binomial method for the same reason as described in footnote 1. Whether the executive will receive value under these Options will depend on the future market price of Common shares. A description of the current value of all Options held by each Named Executive Officer is set out in the charts at pages 56 – 60.

3.	Annual incentive (bonus) plan payments are included in the year earned and are paid in the following year.
4.

Pension value represents the change in the pension liability related to the annual service cost, actual and assumed future compensation changes and the impact of plan changes, if any. The pension value is calculated based on the Company’s best estimate of future events that affect pension liabilities, including assumptions about future salary adjustments and bonuses, and is reflected in the pension value for the Named Executive Officers. Pension values will increase in those years where there has been a significant salary increase. Pension values will also be affected by changes in future compensation assumptions and in particular in those years where such assumptions have been updated following periodic reviews of the underlying pension plans and their associated liabilities.

5.	Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of total compensation for any of our Named Executive Officers.
6.

Mr. Ferris was appointed President effective April 19, 2018, prior to which he was the Company’s Executive Vice-President and Chief Operating Officer effective February 15, 2016. Mr. Ferris was appointed Chief Executive Officer effective June 30, 2019 on the retirement of Ted Seraphim from that role.

7.	Mr. Virostek was appointed Vice-President, Finance and Chief Financial Officer effective April 1, 2017.
8.

Over the three-year period reported in the table above, Mr. McLaren’s salary and annual incentive compensation was awarded in U.S. dollars. The exchange rate used to convert this U.S. dollar compensation was the Bank of Canada’s average US/CDN exchange rate for the fiscal year (2019 = 1.3268; 2018 = 1.2957; 2017 = 1.2986).

9.	The long-term incentive component of Mr. Seraphim’s compensation was based on a target multiplier of 240% of his base salary at the time of grant.

Option Grants

Under the Stock Option Plan, the exercise price of an Option per Common share will not be less than the closing price of the Common shares on the TSX on the last trading day before the Option is granted. The length of the term of Options will be fixed by the Board or the HR&C Committee at not more than ten years and, unless otherwise determined by the Board or the HR&C Committee, Options vest at the rate of 20% per year over the first five years of the term.

Under the Stock Option Plan, Options may not be exercised after a holder ceases to be an eligible participant except that (a) an Option held on the death of an Option holder may be exercised by the personal representative of the holder during the period ending on the earlier of its expiry date and two years after the date of death, (b) an Option held on the retirement or total disability of an Option holder may be exercised during the period ending on the earlier of its expiry date and five years after the date of retirement or disability, and (c) a vested Option held in any other case, may be exercised no later than the earlier of its expiry date and 30 days after the date the holder ceases to be an eligible participant. Options are not assignable, other than those that may be exercised by the personal representative of a deceased holder. We do not provide any financial assistance to holders of Options in connection with the exercise of Options.

The number of Common shares subject to an Option, the exercise price per Common share and the total number of Common shares that may be made subject to Options under the Stock Option Plan will be adjusted proportionately in the event of any subdivision or consolidation of Common shares or any dividend payable in Common shares and will be adjusted as determined by the Board in the event of certain other reorganizations or other events affecting the Common shares. Under the Stock Option Plan, Options granted which have not vested do not automatically vest on a change of control.

The Stock Option Plan permits outstanding vested Options to be surrendered by the holder to the Company in return for a cash payment under the Cash Value Alternative. The cash payment for a surrendered Option is equal to the amount by which the weighted average price per share at which the Common shares were traded on the TSX on the last trading day exceeds the exercise price per Common share applicable to the Option multiplied by the number of Common shares underlying the Option and the amount determined by the HR&C Committee as representative of the estimated costs avoided by the Option holder (such as trading commissions) by virtue of electing the Cash Value Alternative. Since implementation of the Cash Value Alternative in 2003 only 161,535 Common shares have been issued on the exercise of outstanding Options. Our management believes that the Stock Option Plan, with the Cash Value Alternative, operates in a manner similar to the types of long-term incentive plans currently recommended by major institutional shareholder groups for public companies in North America.

The Stock Option Plan restricts the Option holdings of insiders. It provides that: (a) annual grants of Options to insiders may not be for a number of Common shares that exceeds 1% of the total number of our outstanding voting securities (the “Issued Shares”); (b) no single insider may hold, at any time, Options to acquire a number of Common shares that, together with all other Common shares issuable to the insider under any other equity compensation arrangements then in place (“Other Arrangements”), would exceed 5% of the Issued Shares; (c) the total number of Options held, at any time, by insiders cannot allow them to acquire a number of Common shares that, together with all other Common shares issuable to insiders under any Other Arrangements, would exceed 10% of the Issued Shares; and (d) the number of Common shares that may be acquired by all insiders during any 12 month period by exercising Options, together with all other Common shares issuable to insiders under any Other Arrangements, may not exceed 10% of the Issued Shares.

The Board has the power, without Shareholder approval, to amend, suspend, terminate or discontinue the Stock Option Plan provided that doing so will not adversely alter or impair any Option without the written consent of the holder. This power includes the right to make appropriate adjustments to outstanding Options in the event of certain corporate transactions, to add provisions requiring forfeiture of Options in certain circumstances, to specify practices with respect to applicable tax withholdings, and to enhance clarity or correct ambiguous provisions in the Stock Option Plan. Notwithstanding this power, the Stock Option Plan provides that the Board may not, without Shareholder approval, amend the Stock Option Plan or an Option to: (i) increase the number of Common shares that may be issued; (ii) reduce the subscription price of an outstanding Option; (iii) extend the term of any Option beyond its expiry date or allow for an expiry date to be greater than ten years; (iv) allow non-permitted assignments or exercises of Options; (v) expand the persons entitled to participate in the Stock Option Plan; (vi) or provide for other types of equity-based compensation.

In 2007 we obtained the approval of our Shareholders to make certain amendments to the Stock Option Plan which included, amending the amendment provision to specify the circumstances in which Shareholder approval is or is not required for an amendment to the Stock Option Plan. In 2008 and 2010 our Board made housekeeping amendments to the Stock Option Plan to (i) clarify provisions related to retirement, disability or death, and (ii) clarify provisions related to withholding taxes, respectively.

In 2016 we obtained approval of our Shareholders to amend the Stock Option Plan to increase by 750,000 the number of Common shares that may be issued under Options and to restrict other forms of amendment without Shareholder approval.

A total of 151,530 Options were granted pursuant to the Stock Option Plan during the year ended December 31, 2019 and a total of 9,529 Options were exercised for Common shares during the year. An additional 157,685 Options were granted pursuant to the Stock Option Plan in February of 2020.

The Options granted to each of the Named Executive Officers during the financial year ended December 31, 2019 pursuant to the Stock Option Plan were as follows:

Option Grants During 2019

Name	Securities Under Options Granted (#)	% of Total Options Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on the Date of Grant ($/Security)	Expiration Date
Ray Ferris	23,900	16	72.11	1,723,429	February 15, 2029
Chris Virostek	9,705	6	72.11	699,828	February 15, 2029
Chris McIver	8,925	6	72.11	643,582	February 15, 2029
Sean McLaren	7,145	5	72.11	515,226	February 15, 2029
Brian Balkwill	6,840	5	72.11	493,232	February 15, 2029
Ted Seraphim	42,125	28	72.11	3,037,634	June 30, 2024

The outstanding Options held by each Named Executive Officer that vested during the financial year ended December 31, 2019 were as follows:

Options Vested During 2019

Name	Number of Options	Value ($)[1]
Ray Ferris	15,347	240,704
Chris Virostek	3,813	26,404
Chris McIver	11,104	171,345
Sean McLaren	8,734	134,626
Brian Balkwill	4,436	72,031
Ted Seraphim[2]	174,342	1,274,401

1.	Based on the Closing Price as at the date of vesting. No value is attributed to options that have an exercise price greater than the Closing Price at date of vesting.
2.	Effective June 30, 2019 Mr. Seraphim retired as CEO of the Company. As a result, 131,369 of previously unvested Options held by him vested on June 30, 2019.

During 2019, no outstanding Options were surrendered for cash by the Named Executive Officers.

The following tables provide particulars of Options held by each of the Named Executive Officers as of March 31, 2020 with current value based on the Closing Price of $26.84:

Ray Ferris

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	18,450	Nil	40.82	Nil	Nil	February 15, 2023
February 17, 2014	14,350	Nil	53.96	Nil	Nil	February 17, 2024
February 23, 2015	12,385	Nil	73.99	Nil	Nil	February 23, 2025
February 15, 2016	17,948	4,487	40.97	Nil	Nil	February 15, 2026
February 20, 2017	10,335	6,890	52.95	Nil	Nil	February 20, 2027
February 16, 2018	4,136	6,204	85.40	Nil	Nil	February 16, 2028
February 15, 2019	4,780	19,120	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	44,635	64.50	Nil	Nil	February 14, 2030
Totals	82,384	81,336		Nil	Nil

Chris Virostek

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
April 3, 2017	4,600	6,900	55.62	Nil	Nil	April 3, 2027
February 16, 2018	3,026	4,539	85.40	Nil	Nil	February 16, 2028
February 15, 2019	1,941	7,764	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	13,950	64.50	Nil	Nil	February 14, 2030
Totals	9,567	33,153		Nil	Nil

Chris McIver

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	14,400	Nil	40.82	Nil	Nil	February 15, 2023
February 17, 2014	11,200	Nil	53.96	Nil	Nil	February 17, 2024
February 23, 2015	9,655	Nil	73.99	Nil	Nil	February 23, 2025
February 15, 2016	12,452	3,113	40.97	Nil	Nil	February 15, 2026
February 20, 2017	7,173	4,782	52.95	Nil	Nil	February 20, 2027
February 16, 2018	2,858	4,287	85.40	Nil	Nil	February 16, 2028
February 15, 2019	1,785	7,140	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	11,575	64.50	Nil	Nil	February 14, 2030
Totals	59,523	30,897		Nil	Nil

Sean McLaren

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	11,350	Nil	40.82	Nil	Nil	February 15, 2023
February 17, 2014	8,775	Nil	53.96	Nil	Nil	February 17, 2024
February 23, 2015	7,555	Nil	73.99	Nil	Nil	February 23, 2025
February 15, 2016	9,792	2,448	40.97	Nil	Nil	February 15, 2026
February 20, 2017	5,640	3,760	52.95	Nil	Nil	February 20, 2027
February 16, 2018	2,280	3,420	85.40	Nil	Nil	February 16, 2028
February 15, 2019	1,429	5,716	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	9,270	64.50	Nil	Nil	February 14, 2030
Totals	46,821	24,614		Nil	Nil

Brian Balkwill

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	1,000	Nil	40.82	Nil	Nil	February 15, 2023
February 17, 2014	1,490	Nil	53.96	Nil	Nil	February 17, 2024
February 23, 2015	1,505	Nil	73.99	Nil	Nil	February 23, 2025
February 15, 2016	4,257	1,419	40.97	Nil	Nil	February 15, 2026
February 20, 2017	3,008	3,008	52.95	Nil	Nil	February 20, 2027
February 16, 2018	1,828	2,742	85.40	Nil	Nil	February 16, 2028
February 15, 2019	1,368	5,472	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	9,040	64.50	Nil	Nil	February 14, 2030
Totals	14,456	21,681		Nil	Nil

Ted Seraphim

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	41,500	Nil	40.82	Nil	Nil	February 15, 2023
February 17, 2014	36,580	Nil	53.96	Nil	Nil	February 17, 2024
February 23, 2015	33,780	Nil	73.99	Nil	Nil	June 30, 2024
February 15, 2016	54,745	Nil	40.97	Nil	Nil	June 30, 2024
February 20, 2017	56,090	Nil	52.95	Nil	Nil	June 30, 2024
February 16, 2018	33,670	Nil	85.40	Nil	Nil	June 30, 2024
February 15, 2019	42,125	Nil	72.11	Nil	Nil	June 30, 2024
Totals	298,490	Nil		Nil	Nil

RS Units and PS Units

Beginning in 2010 our Board of Directors has approved annual grants of RS Units and PS Units (collectively, “Units”) to Named Executive Officers and other employees pursuant to the Phantom Share Unit Plan. The plan and Units are described in the Report on Executive Compensation under the heading “Phantom Share Unit Plan” on page 56.

The Units granted to each of the Named Executive Officers during the year ended December 31, 2019 were as follows:

Equity-Based Grants During 2019

	Number of Units Granted		% of Total Units Granted to Employees in the Current Year		Aggregate Market Value of Units on Date of Grant ($)		Aggregate Market Value of Units at March 31, 2020 ($)
Name	RSUs[1]	PSUs[2]	RSUs	PSUs	RSUs[3]	PSUs[3]	RSUs[4]	PSUs[4]
Ray Ferris	Nil	9,170	Nil	23	Nil	661,249	Nil	246,123
Chris Virostek	Nil	3,725	Nil	9	Nil	268,610	Nil	99,979
Chris McIver	Nil	3,425	Nil	9	Nil	246,977	Nil	91,927
Sean McLaren	Nil	2,740	Nil	7	Nil	197,581	Nil	73,542
Brian Balkwill	Nil	2,615	Nil	7	Nil	188,568	Nil	70,187
Ted Seraphim	Nil	8,082	Nil	20	Nil	582,793	Nil	216,921

1.	RS Units.
2.	PS Units.
3.	Based on the Closing Price of $72.11.
4.	Based on the Closing Price of $26.84.

The following tables provide particulars of Units held by each of the Named Executive Officers as of March 31, 2020 with the current value based on the Closing Price of $26.84:

	Vesting 2021		Vesting 2022		Vesting 2023		Value as at March 31, 2020[1]($)
Name	RSUs	PSUs	RSUs	PSUs	RSUs	PSUs	RSUs	PSUs
Ray Ferris	2,040	2,040	Nil	9,170	Nil	15,055	54,754	704,953
Chris Virostek	1,500	1,500	Nil	3,725	Nil	4,705	40,260	266,521
Chris McIver	1,410	1,410	Nil	3,425	Nil	3,905	37,884	234,582
Sean McLaren	1,130	1,130	Nil	2,740	Nil	3,125	30,329	187,746
Brian Balkwill	900	900	Nil	2,615	Nil	3,045	24,156	176,070
Ted Seraphim	6,660	6,660	Nil	8,082	Nil	Nil	178,754	395,675

1.	Based on the Closing Price of $26.84.

The Units held by each of the Named Executive Officers that vested during the year ended December 31, 2019 were as follows:

Equity-Based Awards Vested During 2019

	Number of units vested		Value paid at February 20, 2019 ($)
Name	RSUs[1]	PSUs[1]	RSUs[2]	PSUs[2]
Ray Ferris	4,130	4,130	309,372	593,594
Chris Virostek	Nil	Nil	Nil	Nil
Chris McIver	2,864	2,864	214,533	411,904
Sean McLaren	2,251	2,251	168,644	323,796
Brian Balkwill	1,302	1,302	97,515	187,229
Ted Seraphim	10,072	10,072	754,500	1,448,640

1.	RS Units and PS Units granted during 2016 plus additional units credited under the Phantom Share Unit Plan as a result of dividends on the Common shares.
2.

Based on 20-day volume weighted average trading price for the period immediately preceding February 16, 2019 of $74.91 per unit for RS Units and $74.91 per unit for PS Units and a performance multiplier of 1.92 for PS Units.

Pension Plans

The majority of our full-time salaried employees are covered by non-contributory defined benefit pension plans.

For those salaried employees whose employment began before 2016, the plans provide a pension equal to 2% of the highest average compensation (which includes base salary and bonuses) of the employee for any consecutive 60-month period in that employee’s final 10 years with us multiplied by the number of years of credited service with us. Normal retirement is at age 65. In accordance with applicable tax legislation, these plans allow for additional years of credited service until a continuing employee reaches age 71. Each of these pension plans allows for early retirement at age 55 with a minimum service requirement of two years. Benefits provided for early retirement are reduced by 4% per year for retirement between the ages of 55 and 57 and by 3% per year for retirement between the ages of 58 and 59. No reduction is made for retirement between the ages of 60 and 64.

On January 1, 2016 we introduced a new non-contributory defined benefit pension plan for salaried employees whose employment begins on or after that date. Changes from the existing plans include a pension based on the employee’s average annual salary over the final 10 years with us as well as the elimination of early retirement benefits so that full pension benefits are only achieved on retirement at age 65 or over. In accordance with applicable tax legislation, this new plan also allows for additional years of credited service until a continuing employee reaches age 71.

The estimated annual pension payable upon retirement, assuming employment began before 2016, no reduction for early retirement and based on the standard form life annuity for a minimum of 60 months with no joint survivor pension, is as follows:

Estimated Annual Benefits Payable Upon Retirement

Annual Compensation	Years of Service
	15 Years	20 Years	25 Years	30 Years
$400,000	$120,000	$160,000	$200,000	$240,000
$500,000	$150,000	$200,000	$250,000	$300,000
$600,000	$180,000	$240,000	$300,000	$360,000
$700,000	$210,000	$280,000	$350,000	$420,000
$800,000	$240,000	$320,000	$400,000	$480,000
$900,000	$270,000	$360,000	$450,000	$540,000
$1,000,000	$300,000	$400,000	$500,000	$600,000
$1,100,000	$330,000	$440,000	$550,000	$660,000
$1,200,000	$360,000	$480,000	$600,000	$720,000
$1,300,000	$390,000	$520,000	$650,000	$780,000
$1,400,000	$420,000	$560,000	$700,000	$840,000
$1,500,000	$450,000	$600,000	$750,000	$900,000

Compensation for the purposes of the pension plans, based on employment beginning before 2016, is defined as the average annual compensation, including salary and bonus, of the highest consecutive 60-month period in the last 10 years’ service with the Company.

The benefits listed in the table are not subject to any deduction for Canada Pension Plan or other offset amounts.

The table below sets forth the accumulated pension benefits for each of the Named Executive Officers as at December 31, 2019:

Name	Number of years credited service (#)	Annual benefits payable[1] ($)		Opening present value of defined benefit obligation[2] ($)	Compensatory change ($)[3]	Non- compensatory change[4] ($)	Closing present value of defined benefit obligation[2] ($)
		At year end	At age 65
Ray Ferris	18.3	341,900	480,900	4,800,500	1,781,900	853,600	7,436,000
Chris Virostek[5]	2.7	36,800	280,400	--	280,500	415,100	695,600
Chris McIver	28.7	350,500	451,400	4,417,100	443,500	725,700	5,586,300
Sean McLaren	31.5	360,000	519,900	4,291,700	724,100	986,000	6,001,800
Brian Balkwill	32.7	289,100	367,600	4,241,600	549,900	850,600	5,642,100
Ted Seraphim	22.3	701,000	855,800	9,194,000	897,100	1,381,500	11,472,600

1.

Represents the estimated annual pension, excluding any employee-paid ancillary benefits, where applicable, that would be received by the Named Executive Officer upon retirement at age 65 based on actual pensionable earnings at December 31, 2019. The annual pension payable at year end is based on actual credited service at December 31, 2019. The annual pension at age 65 is based on credited service projected to age 65. In accordance with applicable tax legislation, our pension plans allow for additional years of credited service until a continuing employee reaches age 71.

2.

The present value is the estimated value of the pension obligation to the date indicated using the actuarial assumptions and methods that are consistent with those used in determining pension liabilities as disclosed in the consolidated financial statements.

3.

Compensatory change represents the change in the pension liability related to the annual service cost, actual and assumed future compensation changes and the impact of plan changes, if any. The pension value is calculated based on the Company’s best estimate of future events that affect pension liabilities, including assumptions about future salary adjustments and bonuses, and is reflected in the pension value for the Named Executive Officers. Pension values will increase in those years where there has been a significant salary increase. Pension values will also be affected by changes in future compensation assumptions and in particular in those years where such assumptions have been updated following periodic reviews of the underlying pension plans and their associated liabilities.

4.	Non-compensatory change includes items such as interest on the obligation and the impact of changes in the discount rate assumption.

5.	The Company’s pension plan has a 2-year wait period for enrolment. These years of service are credited to the employee after the wait period has passed.

The estimated years of credited service under the pension plans at the normal retirement age of 65 for each Named Executive Officer other than Ted Seraphim who retired in 2019 is set out below. We have not granted on a discretionary basis any additional years of credited service to our Named Executive Officers in excess of their actual years of service.

Ray Ferris	26 years
Chris Virostek	21 years
Chris McIver	37 years
Sean McLaren	45 years
Brian Balkwill	41 years

Severance and Change of Control Agreements

Other than pension and retirement benefits described above and the CEO retirement arrangement described below, the Company has not entered into any agreements with its Named Executive Officers that provide for payments following or in connection with any termination (whether voluntary, involuntary or constructive) or a change in control of the Company.

The Company entered into a CEO retirement arrangement with Mr. Seraphim in connection with his retirement as CEO on June 30, 2019. Under this arrangement, Mr. Seraphim continued as an employee until December 31, 2019 at his current base salary and benefits (other than long-term disability and vacation benefits) and was to consult and advise the Company as needed. In connection with this arrangement, for his service as CEO Mr. Seraphim was granted 42,125 Options and 8,082 PS Units as part of the 2019 annual long-term incentive grants to our executive officers and was entitled to a pro-rated bonus in respect of his service as CEO to June 30, 2019 (should bonuses be payable under the terms of our Bonus Plan). As part of this arrangement, the Board also determined that it would be appropriate that, following his retirement on December 31, 2019, Mr. Seraphim would be entitled to retain all his granted and unvested PS Units and RS Units without any pro-rata reduction on account of his retirement.

Directors’ Compensation and Holdings

For a description of retainers and fees payable to Directors, actual compensation paid during 2019 and securities held by Directors, see “Information regarding Nominees for Election as Directors - Director Compensation” beginning on page 25.

Indebtedness of Directors, Officers and Employees

The following table sets out the aggregate indebtedness outstanding to us from our employees and former employees as at March 31, 2020. We do not grant loans to our Directors or officers. None of our current Directors, officers, or any former Director or officer, or any associate of any of the foregoing, is, or has been at any time during 2019, indebted to us or our subsidiaries, either in connection with the purchase of our securities or otherwise.

AGGREGATE INDEBTEDNESS

Purpose	To the Company or its Subsidiaries	To Another Entity
Share purchases	Nil	Nil
Employee loans	$2,641,906	Nil

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information with respect to securities authorized for issuance by us under equity compensation plans that permit issuance from treasury as at December 31, 2019.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by Shareholders	1,211,137	$51.78	338,052
Equity compensation plans not approved by Shareholders	N/A	N/A	N/A
Total	1,211,137	$51.78	338,052

ADDITIONAL INFORMATION

Additional information (including financial information) relating to us can be found in our Annual Report for the year ended December 31, 2019, which includes our Annual Information Form and our audited financial statements for the years ended December 31, 2019 and 2018 and the accompanying audit report and management’s discussion and analysis. The Annual Report is on our website (www.westfraser.com) and can also be found on SEDAR (www.sedar.com). Copies of the Annual Report and the relevant portion of any documents incorporated by reference in the Annual Report, as well as additional copies of this Circular, may be obtained upon request to our Chief Financial Officer, Suite 501 – 858 Beatty Street, Vancouver, B.C., V6B 1C1 or by emailing to shareholder@westfraser.com.

DATED at Vancouver, B.C., April 16, 2020.

BY ORDER OF THE BOARD

/s/ Raymond Ferris
Raymond Ferris
President and Chief Executive Officer

SCHEDULE “A” – RIGHTS PLAN

SHAREHOLDER RIGHTS PLAN

AGREEMENT

DATED AS OF

APRIL 9, 2020

BETWEEN

WEST FRASER TIMBER CO. LTD.

AND

AST TRUST COMPANY (CANADA)

AS RIGHTS AGENT

TABLE OF CONTENTS

Article 1 INTERPRETATION		1

1.1	Certain Definitions	1
1.2	Currency	19
1.3	Headings	19
1.4	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares	19
1.5	Acting Jointly or in Concert	19

Article 2 RIGHTS		20

2.1	Legend on Share Certificates	20
2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights	20
2.3	Adjustments to Exercise Price; Number of Rights	24
2.4	Date on Which Exercise Is Effective	29
2.5	Execution, Authentication, Delivery and Dating of Rights Certificates	29
2.6	Registration, Transfer and Exchange	30
2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates	31
2.8	Persons Deemed Owners of Rights	32
2.9	Delivery and Cancellation of Certificates	32
2.10	Agreement of Rights Holders	32
2.11	Rights Certificate Holder Not Deemed a Shareholder	33

Article 3 ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS		34

3.1	Flip-in Event	34

Article 4 THE RIGHTS AGENT		36

4.1	General	36
4.2	Merger, Amalgamation or Consolidation or Change of Name of Rights Agent	37
4.3	Duties of Rights Agent	38
4.4	Change of Rights Agent	40
4.5	Compliance with Anti-Money Laundering Legislation	40
4.6	Privacy Legislation	41
4.7	Liability	41

Article 5 MISCELLANEOUS		41

5.1	Redemption and Waiver	41
5.2	Expiration	44
5.3	Issuance of New Rights Certificates	44
5.4	Supplements and Amendments	44
5.5	Fractional Rights and Fractional Shares	46
5.6	Rights of Action	46
5.7	Regulatory Approvals	47
5.8	Declaration as to Foreign Holders	47
5.9	Notices	47
5.10	Costs of Enforcement	48

5.11	Successors	48
5.12	Benefits of this Agreement	48
5.13	Governing Law	49
5.14	Severability	49
5.15	Effective Date	49
5.16	Determinations and Actions by the Board of Directors	49
5.17	Fiduciary Duties of Directors	50
5.18	Time of the Essence	50
5.19	Execution in Counterparts	50

- ii -

SHAREHOLDER RIGHTS PLAN AGREEMENT

SHAREHOLDER RIGHTS PLAN AGREEMENT dated as of April 9, 2020 between West Fraser Timber Co. Ltd. (“West Fraser” or the “Corporation”) a company incorporated under the laws of British Columbia and AST Trust Company (Canada), a company governed under the laws of Canada (the “Rights Agent”);

WHEREAS the board of directors of West Fraser has determined that it is advisable and in the best interest of the Corporation to adopt and maintain a shareholder rights plan to take effect on April 9, 2020 to ensure, to the extent possible, that all shareholders of West Fraser are treated fairly in connection with any take-over bid for West Fraser;

AND WHEREAS in order to implement the adoption of a shareholder rights plan as established by this Agreement, the board of directors of West Fraser:

(a)

authorized the issuance, effective at the Record Time (as hereinafter defined), of one Right (as hereinafter defined) in respect of each Voting Share (as hereinafter defined) outstanding at the Record Time; and

(b)

authorized the issuance of one Right in respect of each Voting Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of West Fraser pursuant to the terms and subject to the conditions set forth in this Agreement;

AND WHEREAS West Fraser desires to appoint the Rights Agent to act on behalf of West Fraser and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to in this Agreement;

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, and subject to such covenants and agreements, the parties hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

(a)	“Acquiring Person” means any Person who is the Beneficial owner of 20% or more of the outstanding Voting Shares; provided, however, that the term “Acquiring Person” shall not include:

(i)	West Fraser or any Subsidiary of West Fraser;

(ii)	any Person who becomes the Beneficial owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of:

(A)

an acquisition or redemption by West Fraser of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially owned by such Person to 20% or more of the Voting Shares then outstanding,

(B)	a Permitted Bid Acquisition,

(C)	a Pro Rata Acquisition,

(D)	an Exempt Acquisition, or

(E)	a Convertible Security Acquisition;

provided, however, that if a Person becomes the Beneficial owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of the operation of Paragraphs (A), (B), (C), (D) or (E) above and such Person thereafter becomes the Beneficial owner of more than an additional 1% of the number of outstanding Voting Shares (other than pursuant to one or more of any combination of Paragraphs (A), (B), (C) , (D) or (E) above, as the case may be), then as of the date such Person becomes the Beneficial owner of such additional Voting Shares, as the case may be, such Person shall become an “Acquiring Person”;

(iii)

for a period of 10 calendar days after the Disqualification Date (as defined below), any Person who becomes the Beneficial owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Section 1.1(h)(iv)(B) solely because such Person is making or has announced a current intention to make a Take-over Bid, either alone, through such Person’s Affiliates or Associates or by acting jointly or in concert with any other Person. For the purposes of this definition, “Disqualification Date” means the first date of a public announcement of facts indicating that any Person is making or has announced a current intention to make a Take-over Bid, either alone, through such Person’s Affiliates or Associates or by acting jointly or in concert with any other Person (which, for the purposes of this definition, shall include, without limitation a report asserting such facts filed pursuant to NI 62-103, NI 62-104, Section 13(d) of the U.S. Exchange Act or any other applicable securities laws, as amended from time to time and any provision substituted therefor);

(iv)	an underwriter or member of a banking or selling group acting in such capacity that acquires 20% or more of the outstanding Common Shares from West Fraser in connection with a distribution of securities of West Fraser; or

(v)

a Person (a “Grandfathered Person”) who is the Beneficial owner of 20% or more of the outstanding Voting Shares determined as at the Record Time, provided however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time: (1) cease to own 20% or more of the outstanding Voting Shares, or (2) become the Beneficial owner of any additional Voting Shares that increases its Beneficial ownership of Voting Shares by more than 1% of the number of Voting Shares outstanding as at the Record Time, other than through an acquisition pursuant to which a Person becomes a Beneficial owner of additional Voting Shares by reason of one or any combination of the operation of Paragraphs 1.1(a)(ii)(A), (B), (C), (D) or (E).

(b)

“Adjusted Exercise Price” means the price at which a holder may purchase the securities issuable upon exercise of Rights pursuant to the terms of Section 3.1(a)(ii) which, until adjustment thereof in accordance with the terms hereof, shall be equal to the Exercise Price multiplied by a fraction in which:

(i)	the numerator is the number of Common Shares per Right that may be purchased pursuant to Section 3.1(a)(ii); and

(ii)

the denominator is the number of Common Shares per Right that could have been purchased pursuant to Section 3.1(a) in the event that there had been sufficient authorized but unissued Common Shares to permit each holder of a Right (other than an Acquiring Person or a transferee of the kind described in Section 3.1(b)(ii)) to purchase the number of Common Shares to which they would have been entitled under Section 3.1(a)(i);

(c)	“Adjustment Factor” shall mean a fraction in which:

(i)	the numerator is equal to West Fraser’s authorized but unissued Voting Shares; and

(ii)	the denominator is equal to West Fraser’s issued and outstanding Voting Shares minus those Voting Shares that the Acquiring Person Beneficially owns;

(d)

“Affiliate”, when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such a specified Person;

(e)

“Agreement” means this shareholder rights plan agreement dated April 9, 2020, as amended, modified or supplemented from time to time; “hereof”, “herein”, “hereto” and similar expressions mean and refer to this Agreement as a whole and not to any particular part of this Agreement;

(f)	“Annual Cash Dividend” means cash dividends paid in any fiscal year of West Fraser, to the extent that such cash dividends do not exceed in the aggregate, the greatest of:

(i)	200% of the aggregate amount of cash dividends declared payable by West Fraser on its Common Shares in its immediately preceding fiscal year;

(ii)	300% of the arithmetic mean of the aggregate amounts of the annual cash dividends declared payable by West Fraser on its Common Shares in its three immediately preceding fiscal years; and

(iii)	100% of the aggregate consolidated net income of West Fraser, before extraordinary items, for its immediately preceding fiscal year;

(g)

“Associate” when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any Person to whom such specified Person is married or with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other Person who has the same home as such specified Person;

(h)	A Person shall be deemed the “Beneficial owner” of, and to have “Beneficial ownership” of, and to “Beneficially own”,

(i)	any securities of which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(ii)

any securities of which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly, the right to become the owner at law or in equity (provided that such right is exercisable within a period of 60 days, whether or not on condition or the happening of any contingency or the making of any payment) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a distribution of securities and other than pledges of securities in the ordinary course of business), or upon the exercise, conversion or exchange of any Convertible Security (other than the Rights);

(iii)

any securities which are subject to a lock-up or similar agreement to tender or deposit them into any Take-over Bid made by such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person; and

(iv)	any securities which are Beneficially owned within the meaning of Sections 1.1(h)(i), (ii) or (iii) by any other Person with whom such Person is acting jointly or in concert;

provided, however, that a Person shall not be deemed the “Beneficial owner” of, or to have “Beneficial ownership” of, or to “Beneficially own”, any security as a result of the existence of any one or more of the following circumstances:

(A)

such security has been agreed to be deposited or tendered pursuant to a Lock-up Agreement or is otherwise deposited or tendered pursuant to any Take-over Bid made by such Person, made by any of such Person’s Affiliates or Associates or made by any other Person referred to in Section 1.1(h)(iv), unless such deposited or tendered security has been taken up or paid for, whichever shall occur first;

(B)	such Person, any of such Person’s Affiliates or Associates or any other Person referred to in Section 1.1(h)(iv) holds such security provided that,

(1)

the ordinary business of any such Person (the “Investment Manager”) includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager’s duties for the account of any other Person (a “Client”), including non-discretionary accounts held on behalf of a Client by a dealer or broker registered under applicable law;

(2)

such Person is (i) the manager or trustee (the “Manager”) of a mutual fund (a “Mutual Fund”) that is registered or qualified to issue its securities to investors under the securities laws of any province of Canada or the laws of the United States and such security is held in the ordinary course of business in the performance of the Manager’s duties with respect to the Mutual Fund, or (ii) a Mutual Fund;

(3)

such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and holds such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts;

(4)	such Person is an independent Person established by statute for purposes that include, and the ordinary business or activity of such Person (the “Statutory Body”) includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies and the Statutory Body holds such securities for the purposes of its activities as such;

(5)

such Person (the “Administrator”) is the administrator or trustee of one or more pension funds, plans or related trusts (a “Plan”) or is a Plan registered or qualified under the laws of Canada or any Province thereof or the laws of the United States of America or any state thereof or is a Plan and holds such securities for the purposes of its activities as Administrator or as a Plan; or

(6)	such Person is a Crown agent or agency;

provided, in any of the above cases, that the Investment Manager, the Manager, the Mutual Fund, the Trust Company, the Statutory Body, the Administrator, the Plan, or the Crown agent or agency, as the case may be, is not then making a Take-over Bid or has not then announced an intention to make a Take-over Bid other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by West Fraser or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market, alone or by acting jointly or in concert with any other Person;

(C)

such Person or any other person acting jointly or in concert with such Person (1) is a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security, (2) has an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security or (3) is a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

(D)

such Person or any other person acting jointly or in concert with such Person (1) is a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, or (2) has an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or (3) is a Plan and such security is owned at law or in equity by the Administrator of the Plan;

(E)	such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depositary;

(i)	“BCBCA” means the Business Corporations Act (British Columbia), R.S.B.C. 2002, c.57, as amended, and the regulations made thereunder and any comparable or successor laws or regulations thereto;

(j)	“Board of Directors” means the board of directors of West Fraser or any duly constituted and empowered committee thereof;

(k)

“Book Entry Form” means, in reference to securities, securities that have been issued and registered in uncertificated form that are evidenced by an advice or other statement and which are maintained electronically on the records of West Fraser’s transfer agent, but for which no certificate has been issued;

(l)	“Book Entry Rights Exercise Procedures” has the meaning ascribed thereto in Section 2.2(c);

(m)	“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in Vancouver, British Columbia are authorized or obligated by law to close;

(n)

“Canadian Dollar Equivalent” of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of any such amount determined by multiplying such amount by the U.S. - Canadian Exchange Rate in effect on such date;

(o)	“Canadian - U.S. Exchange Rate” means, on any date, the inverse of the U.S. - Canadian Exchange Rate in effect on such date;

(p)

“close of business” on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal office in Vancouver, British Columbia of the transfer agent for the Common Shares of West Fraser (or, after the Separation Time, the principal office in Vancouver of the Rights Agent) is closed to the public, provided, however, that for the purposes of the definition of “Competing Permitted Bid” and the definition of “Permitted Bid”, “close of business” on any date means 11:59 p.m. (local time, at the place of deposit) on such date (or, if such date is not a Business Day, 11:59 p.m. (local time, at the place of deposit) on the next succeeding Business Day);

(q)	“Common Shares” means the common shares in the capital of West Fraser, but for greater certainty does not include Class B common shares;

(r)	“Competing Permitted Bid” means a Take-over Bid that:

(i)	is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of that other Permitted Bid;

(ii)	satisfies all components of the definition of a Permitted Bid other than the requirements set out in Section 1.1(qq)(ii)(A) of the definition of a Permitted Bid; and

(iii)

contains, and the take-up and payment for securities tendered or deposited thereunder are subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the last day of the minimum initial deposit period that such Take-over Bid must remain open for deposits of securities thereunder pursuant to NI 62-104 after the date of the Take-over Bid constituting the Competing Permitted Bid;

provided, however, that a Take-over Bid that qualified as a Competing Permitted Bid shall cease to be a Competing Permitted Bid as soon as such Take-over Bid ceases to meet any or all of the provisions of this definition, and any acquisition of Voting Shares made pursuant to such Take-over Bid that qualified as a Competing Permitted Bid, including any acquisition of Voting Shares made before such Take-over Bid ceased to be a Competing Permitted Bid, will not be a Permitted Bid Acquisition.

(s)	“controlled” a Person is considered to be “controlled” by another Person or two or more Persons acting jointly or in concert if:

(i)	in the case of a Person other than a partnership or a limited partnership, including a corporation or body corporate:

(A)

securities entitled to vote in the election of directors (including, for Persons other than corporations, the administrators, managers, trustees or other individuals performing similar functions in respect of any such Person) carrying more than 50% of the votes for the election of directors of such Person are held, directly or indirectly, other than by way of security only, by or on behalf of the other Person or two or more Persons acting jointly or in concert; and

(B)	the votes carried by such securities are entitled, if exercised, to elect, appoint or designate a majority of the board of directors of such Person;

(ii)	in the case of a partnership other than a limited partnership, more than 50% of the interests in such partnership are held, directly or indirectly by the other Person or Persons; and

(iii)	in the case of a limited partnership, the other Person or each of the other Persons is a general partner of the limited partnership,

and “controls”, “controlling” and “under common control with” shall be interpreted accordingly;

(t)

“Convertible Securities” means, at any time, any securities issued by the Corporation (including rights, warrants and options) carrying any purchase, exercise, conversion or exchange right, pursuant to which the holder thereof may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on condition or the happening of any contingency).

(u)

“Convertible Security Acquisition” means the acquisition of Voting Shares upon the exercise of Convertible Securities acquired by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

(v)	“Co-Rights Agents” has the meaning ascribed thereto in Section 4.1(a);

(w)	“Disposition Date” has the meaning ascribed thereto in Section 5.1(a);

(x)	“Dividend Reinvestment Acquisition” means an acquisition of Voting Shares of any class pursuant to a Dividend Reinvestment Plan;

(y)

“Dividend Reinvestment Plan” means a regular dividend reinvestment or other program or plan of West Fraser made available by West Fraser to holders of its securities and/or to holders of securities of a Subsidiary of West Fraser, where such program or plan permits the holder to direct that some or all of:

(i)	any dividends paid in respect of shares of any class of West Fraser or a Subsidiary;

(ii)	any proceeds of redemption of shares of West Fraser or a Subsidiary;

(iii)	any interest paid on evidences of indebtedness of West Fraser or a Subsidiary; or

(iv)	any optional cash payments; be applied to the purchase of Voting Shares;

(z)	“Effective Date” means April 9, 2020;

(aa)	“Election to Exercise” has the meaning ascribed thereto in Section 2.2(d);

(bb)	“Exempt Acquisition” means an acquisition of Beneficial ownership of Voting Shares or Convertible Securities by a Person:

(i)	in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of Sections 5.1(a), (b) or (f); or

(ii)

pursuant to an amalgamation, plan of arrangement or other statutory procedure having similar effect which has been approved by the Board of Directors and the holders of Voting Shares by the requisite majority or majorities of the holders of Voting Shares at a meeting duly called and held for such purpose in accordance with the provisions of the BCBCA, the notice of articles and the articles of West Fraser and any other applicable legal requirements; or

(iii)

pursuant to a distribution to the public by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus or private placement provided that the Person in question does not thereby acquire a greater percentage of Voting Shares representing the right to acquire Voting Shares than the percentage of Voting Shares such Person Beneficially owned immediately prior to such acquisition;

(cc)

“Exercise Price” means, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof, shall be an amount equal to five times the Market Price per Common Share determined as of the Separation Time;

(dd)	“Expansion Factor” has the meaning ascribed thereto in Section 2.3(a);

(ee)

“Expiration Time” means the close of business on that date which is the earliest date of termination of this Agreement as provided for in Section 5.15 or, if this Agreement is confirmed and subsequently reconfirmed pursuant to Section 5.15;

(ff)	“Flip-in Event” means a transaction in or pursuant to which any Person becomes an Acquiring Person;

(gg)	“holder” has the meaning ascribed thereto in Section 2.8;

(hh)	“Independent Shareholders” means holders of any Voting Shares, other than

(i)	any Acquiring Person;

(ii)	any Offeror (other than any Person who pursuant to Section 1.1(h) is not deemed to Beneficially own the Voting Shares held by such Person);

(iii)	any Affiliate or Associate of any Acquiring Person or Offeror (referred to in Clause (ii) of this definition);

(iv)	any Person acting jointly or in concert with any Acquiring Person or Offeror (referred to in Clause (ii) of this definition); and

(v)

any employee benefit plan, stock purchase plan, deferred profit sharing plan and any similar plan or trust for the benefit of employees of West Fraser or a Subsidiary of West Fraser, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid;

(ii)

“Lock-up Agreement” means an agreement between a Person and one or more holders of Voting Shares or Convertible Securities (each a “Locked-up Person”) the terms of which are publicly disclosed and a copy of which agreement is made available to the public (including West Fraser) not later than (i) the date the Lock-up Bid (as defined below) is publicly announced or, (ii) if the Lock-up Bid has been made prior to the date on which such agreement is entered into then as soon as possible after it is entered into and in any event not later than the date following the date of such agreement, pursuant to which each Locked-up Person agrees to deposit or tender Voting Shares or Convertible Securities to a Take-over Bid (the “Lock-up Bid”) to be made or made by the Person or any of such Person’s Affiliates or Associates or any other Person referred to in Section 1.1(h)(iv) and which provides:

(i)

that any agreement to deposit or tender to, or to not withdraw Voting Shares or Convertible Securities from, the Lock-up Bid is terminable at the option of the Locked-up Person in order to tender or deposit such Voting Shares or Convertible Securities to another Take-over Bid or support another transaction:

(A)

where the price or value per Voting Share or Convertible Security offered under such other Take-over Bid or transaction is higher than the price or value per Voting Share or Convertible Security offered under the Lock-up Agreement; or

(B)	if:

(1)

the price or value per Voting Share or Convertible Security offered under the other Take-over Bid or transaction exceeds the price or value per Voting Share or Convertible Security offered or proposed to be offered under the Lock-up Bid by as much or more than a specified amount (the “Specified Amount”) and the Specified Amount is not greater than 7% of the price or value per Voting Share or Convertible Security that is offered or proposed to be offered under the Lock-up Bid; or

(2)

the number of Voting Shares or Convertible Securities to be purchased under the other Take-over Bid or transaction exceeds the number of Voting Shares offered to be purchased under the Lock-up Bid by as much or more than a specified number of Voting Shares (the “Specified Number of Shares”) and the Specified Number of Shares is not greater than 7% of the number of Voting Shares offered to be purchased under the Lock-up Bid, at a price or value per Voting Share or Convertible Security, as applicable, that is not less than the price or value per Voting

Share or Convertible Security offered under the Lock-up Bid;

and the agreement may contain a right of first refusal or require a period of delay to give such Person an opportunity to match a higher price or value in another Take-over Bid or transaction or other similar limitation on a Locked-up Person’s right to withdraw Voting Shares or Convertible Securities from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares or Convertible Securities during the period of the other Take-over Bid or transaction; and

(ii)	no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to a Locked-up Person; and

(B)

50% of the amount by which the price or value payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Voting Shares or Convertible Securities to the Lock-up Bid or withdraws Voting Shares or Convertible Securities previously tendered thereto in order to tender to another Take-over Bid or support another transaction;

(jj)

“Market Price” per share of any securities on any date of determination means the average of the daily closing sale prices per security of such class of securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing sale prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing sale price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing sale price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing sale price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing sale price per security of any securities on any date shall be:

(i)

the closing board lot sale price per security or, if such price is not available, the average of the closing bid and asked prices, for each of such securities as reported by the principal Canadian securities exchange (as determined by volume of trading) on which such securities are listed or admitted to trading or, if for any reason neither of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian securities exchange, the closing board lot sale price per security or, if such price is not available, the average of the closing bid and asked prices, for each security as reported by the principal United States securities exchange (as determined by the volume of trading) on which such securities are listed or admitted for trading;

(ii)

if for any reason none of such prices are available on such date or the securities are not listed or admitted to trading on a Canadian securities exchange or a United States securities exchange, the last sale price or, in case no sale takes place on such date, the average of the high bid and low asked prices for each of such securities in the over-the-counter market, as quoted by any reporting system then in use (as determined by the Board of Directors); or

(iii)

if for any reason none of such prices are available on such day or the securities are not listed or admitted to trading on a Canadian securities exchange or a United States securities exchange or quoted by any such reporting system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

provided, however, that if on any such date none of such prices is available, the closing sale price per security of such securities on such date shall mean the fair value per security of the securities on such date as determined by a nationally or internationally recognized investment dealer or investment banker selected by the Board of Directors with respect to the fair value per security of such securities and provided further that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused any price used to determine the Market Price on any Trading Day not to be fully comparable with the price as so determined on the Trading Day immediately preceding such date of determination, each such price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the price on the Trading Day immediately preceding such date of determination. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof; and

(kk)	“NI 62-103” means National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues adopted by the Canadian securities regulatory authorities and any comparable or successor laws, instruments or rules thereto;

(ll)

“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids adopted by the Canadian securities regulatory authorities and any comparable or successor laws, instruments or rules thereto;

(mm)	“Nominee” has the meaning ascribed thereto in Section 2.2(c);

(nn)	“Offer to Acquire” includes:

(i)	an offer to purchase or a solicitation of an offer to sell Voting Shares or Convertible Securities of any class or classes, and

(ii)

an acceptance of an offer to sell Voting Shares or Convertible Securities of any class or classes, whether or not such offer to sell has been solicited, or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

(oo)

“Offeror” means a Person who has announced, and has not withdrawn, an intention to make or who has made, and has not withdrawn, a Take-over Bid, other than a Person who has completed a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition;

(pp)	“Offeror’s Securities” means Voting Shares Beneficially owned by an Offeror on the date of the Offer to Acquire;

(qq)	“Permitted Bid” means a Take-over Bid made by an Offeror that is made by means of a Take-over Bid circular and which also complies with the following additional provisions:

(i)	the Take-over Bid is made to all holders of record of Voting Shares, other than the Offeror;

(ii)

the Take-over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid:

(A)

prior to the close of business on a date which is not less than 105 days following the date of the Take-over Bid or such shorter minimum period as determined in accordance with section 2.28.2 or section 2.28.3 of NI 62 104 for which a Take-Over Bid (that is not exempt from any of the requirements of Division 5 (Bid Mechanics) of NI 62-104) must remain open for deposit of securities thereunder; and

(B)

unless at the close of business on the date Voting Shares are first taken up or paid for under such Take-over Bid, more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(iii)

the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period which applies pursuant to Section 1.1(qq)(ii)(A) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for (other than where prohibited from being withdrawn under NI 62-104 in the case of a partial take-over bid); and

(iv)

the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, in the event that the deposit condition set forth in Section 1.1(qq)(ii)(B) is satisfied the Offeror will make a public announcement of that fact and the Take-over Bid will be extended for a period of not less than 10 days from the date of such public announcement;

(rr)	“Permitted Bid Acquisition” means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

(ss)

“Person” includes an individual, firm, association, trustee, executor, administrator, legal or personal representative, body corporate, company, corporation, trust, partnership, limited partnership, joint venture, syndicate or other form of unincorporated association, a government and its agencies or instrumentalities, any entity or group (whether or not having legal personality), any successor (by merger, statutory amalgamation or otherwise) and any of the foregoing acting in any derivative, representative or fiduciary capacity;

(tt)

“Personal Information” means the type of information regulated by Privacy Laws and collected, used, disclosed or retained by West Fraser, as applicable, including, without limitation, personal information regarding any member of West Fraser’s customers, suppliers, employees or agents, such as an individual’s name, address, age, gender, social security or other identification number, income, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, personal references and health records to the extent regulated by Privacy Laws as applicable to West Fraser;

(uu)	“Privacy Laws” means all applicable federal, state, municipal or other laws governing the collection, use, disclosure and retention of Personal Information;

(vv)	“Pro Rata Acquisition” means an acquisition of Voting Shares or Convertible Securities by a Person pursuant to:

(i)	a Dividend Reinvestment Acquisition;

(ii)

a stock dividend, stock split or other event in respect of securities of one or more particular classes or series of West Fraser pursuant to which such Person becomes the Beneficial owner of Voting Shares or Convertible Securities on the same pro rata basis as all other holders of securities of the particular class or series;

(iii)

any other event pursuant to which all holders of Voting Shares are entitled to receive Voting Shares or Convertible Securities on a pro rata basis; including pursuant to the receipt and/or exercise of rights issued by West Fraser to all the holders of a class of Voting Shares to subscribe for or purchase Voting Shares or Convertible Securities, provided that such rights are acquired directly from West Fraser as part of a rights offering and not from any other Person and provided that the Person does not thereby acquire a greater percentage of Voting Shares or Convertible Securities, than the Person’s percentage of Voting Shares Beneficially owned immediately prior to such receipt or exercise; or

(iv)

a distribution by West Fraser of Voting Shares, or Convertible Securities (and the conversion or exchange of such convertible or exchangeable securities) made pursuant to a prospectus or a distribution by way of private placement by West Fraser, provided that the Person does not thereby acquire a greater percentage of Voting Shares of that class or securities convertible or exchangeable for Voting Shares, than the Person’s percentage of Voting Shares Beneficially owned immediately prior to such acquisition;

(ww)	“Record Time” means 12:01 a.m. (Pacific Time) on the Effective Date;

(xx)	“Redemption Price” has the meaning set forth in Section 5.1(c) of this Agreement;

(yy)	“Right” means a right to purchase a Common Share of West Fraser, upon the terms and subject to the conditions set forth in this Agreement;

(zz)	“Rights Agent” means AST Trust Company (Canada), a company governed under the laws of Canada, or any successor Rights Agent appointed pursuant to Section 4.4;

(aaa)	“Rights Certificate” means the certificates representing the Rights after the Separation Time, which shall be substantially in the form attached hereto as Attachment 1;

(bbb)

“Rights Holders’ Special Meeting” means a meeting of the holders of Rights called by the Board of Directors for the purpose of approving a supplement or amendment to this Agreement pursuant to Section 5.4(c);

(ccc)	“Rights Register” and “Rights Registrar” have the meanings set forth in Section 2.6(a) of this Agreement;

(ddd)

“Securities Act (British Columbia)” means the Securities Act, R.S.B.C. 1996, c. 418, as amended, and the regulations and rules thereunder, and any comparable or successor laws or regulations or rules thereto;

(eee)	“Securities Act (Ontario)” means the Securities Act, R.S.O., 1990, S.5, as amended, and the regulations and rules thereunder, and any comparable or successor laws or regulations or rules thereto;

(fff)	“Separation Time” means the close of business on the tenth Trading Day after the earlier of:

(i)	the Stock Acquisition Date;

(ii)

the date of the commencement of or first public announcement of the intent of any Person (other than West Fraser or any Subsidiary of West Fraser) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be); and

(iii)	the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such,

or such later date as may be determined by the Board of Directors, provided that, if any such Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this definition, never to have been made and provided that if the Board of Directors determine pursuant to Section 5.1 to waive the application of Section 3.1 to a Flip-in Event prior to the Separation Time, such Flip in Event shall be deemed never to have occurred;

(ggg)

“Stock Acquisition Date” means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 5.2 of NI 62-104, Section 4.5 of NI 62-103 or Section 13(d) of the U.S. Exchange Act) by West Fraser or an Acquiring Person of facts indicating that an Acquiring Person has become such;

(hhh)	“Subsidiary” - a corporation is a Subsidiary of another corporation if:

(i)	it is controlled by:

(A)	that other, or

(B)	that other and one or more Persons each of which is controlled by that other, or

(C)	two or more Persons each of which is controlled by that other, or

(ii)	it is a Subsidiary of a Person that is that other’s Subsidiary;

(iii)

“Take-over Bid” means an Offer to Acquire Voting Shares or Convertible Securities if, assuming that the Voting Shares or Convertible Securities subject to the Offer to Acquire are acquired and are Beneficially owned at the date of such Offer to Acquire by the Person making such Offer to Acquire, such Voting Shares (including Voting Shares that may be acquired upon conversion, exercise or exchange of Convertible Securities) together with the Offeror’s Securities constitute in the aggregate 20% or more of the outstanding Voting Shares on the date of the Offer to Acquire;

(jjj)

“Trading Day”, when used with respect to any securities, means a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a day on which the principal United States securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian or United States securities exchange, a Business Day;

(kkk)	“U.S. - Canadian Exchange Rate” means, on any date:

(i)	if on such date the Bank of Canada sets a daily exchange rate for the conversion of one United States dollar into Canadian dollars, such rate; and

(ii)

in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be determined by the Board of Directors from time to time acting in good faith;

(lll)

“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian - U.S. Exchange Rate in effect on such date;

(mmm)

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

(nnn)

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

(ooo)	“Voting Shares” means the Common Shares in the capital of West Fraser; and

(ppp)	“West Fraser” means West Fraser Timber Co. Ltd., a company governed by the laws of British Columbia together where the context requires, with its subsidiaries.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3	Headings

The division of this Agreement into Articles, Sections, Paragraphs, or other portions hereof and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

For purposes of this Agreement, the percentage of Voting Shares of any class Beneficially owned by any Person, shall be and be deemed to be the product (expressed as a percentage) determined by the formula:

100 x A/B

where:

A = the number of votes for the election of all directors on the Board of Directors generally attaching to the Voting Shares of that class Beneficially owned by such Person; and

B = the number of votes for the election of all directors on the Board of Directors generally attaching to all outstanding Voting Shares of such class.

Where any Person is deemed to Beneficially own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares owned by such Person.

1.5	Acting Jointly or in Concert

For purposes of this Agreement, a Person is acting jointly or in concert with every Person who, as a result of any agreement, commitment or understanding whether formal or informal, and whether or not in writing, with the first Person or any Associate or Affiliate of the first Person, acquires or makes an Offer to Acquire Voting Shares or Convertible Securities (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).

ARTICLE 2

RIGHTS

2.1	Legend on Share Certificates

Certificates for Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, shall evidence, in addition to Common Shares, one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

Until the Separation Time (defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences rights of the holder described in a Shareholder Rights Plan Agreement, dated April 9, 2020 (the “Shareholder Rights Plan Agreement”), between West Fraser Timber Co. Ltd (“West Fraser”) and AST Trust Company (Canada) (the “Rights Agent”), as amended from time to time, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of West Fraser. Under certain circumstances set out in the Shareholder Rights Plan Agreement, the rights may be amended, redeemed, may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. West Fraser will mail or arrange for the mailing of a copy of the Shareholder Rights Plan Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

Any Common Shares issued and registered in Book Entry Form (that are evidenced by an advice or other statement on which are maintained electronically the records of the transfers) after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, shall evidence, in addition to the Common Shares, one Right for each Common Share represented by such registration and the registration record of such Common Shares shall include the foregoing legend, adapted accordingly as the Rights Agent may reasonably require.

Common Shares (both registered in Book Entry Form or for which share certificates have been issued) that are issued and outstanding at the Record Time, which as at the Record Time represented Common Shares, shall also evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)

Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (with the Exercise Price and number of Common Shares being subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by West Fraser or any of its Subsidiaries shall be void.

(b)	Until the Separation Time,

(i)	the Rights shall not be exercisable and no Right may be exercised; and

(ii)

each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall also be deemed to represent a Rights Certificate) or by the Book Entry Form registration for the associated Common Shares and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c)	From and after the Separation Time and prior to the Expiration Time:

(i)	the Rights shall be exercisable; and

(ii)	the registration and transfer of Rights shall be separate from and independent of Common Shares.

Promptly following the Separation Time, West Fraser will determine whether it wishes to issue Rights Certificates or whether it will maintain the Rights in Book Entry Form. In the event that West Fraser determines to maintain Rights in Book Entry Form, it will put in place such alternative procedures as are directed by the Rights Agent for the Rights to be maintained in Book Entry Form (the “Book Entry Rights Exercise Procedures”), it being hereby acknowledged that such procedures shall, to the greatest extent possible, replicate in all substantive respects the procedures set out in this Agreement with respect to the exercise of the Rights Certificates and that the procedures set out in this Agreement shall be modified only to the extent necessary, as determined by the Rights Agent, to permit West Fraser to maintain the Rights in Book Entry Form. In such event, the Book Entry Rights Exercise Procedures shall be deemed to replace the procedures set out in this Agreement with respect to the exercise of Rights and all provisions of this Agreement referring to Rights Certificates shall be applicable to Rights registered in Book Entry Form in like manner as to Rights in certificated form.

In the event that West Fraser determines to issue a Rights Certificate, it will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person, any other Person whose Rights are or become void pursuant to the provisions of Section 3.1(b) and, in respect of any Rights Beneficially owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a “Nominee”)), at such holder’s address as shown by the records of West Fraser (West Fraser hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(x)

a Rights Certificate in substantially the form set out in Attachment 1 hereof, appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as West Fraser may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or judicial or administrative order or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(y)	a description of the Rights,

provided that a Nominee shall be sent the materials provided for in (x) and (y) in respect of all Common Shares held of record by it which are not Beneficially owned by an Acquiring Person. In order for West Fraser to determine whether any Person is holding Common Shares which are Beneficially owned by another Person West Fraser may require such first mentioned Person to furnish such information and documentation as West Fraser deems necessary or appropriate in order to make such determination.

(d)

Rights may be exercised, in whole or in part, on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent in the manner specified in the Rights Certificate:

(i)	the Rights Certificate evidencing such Rights;

(ii)

an election to exercise such Rights (an “Election to Exercise”) substantially in the form attached to the Rights Certificate or in the form determined appropriate for Rights in Book Entry Form, in either case duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(iii)

payment by certified cheque, banker’s draft or money order payable to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the registration, in Book Entry Form, of the Common Shares in a name other than that of the holder of the Rights being exercised.

(e)

In the event that West Fraser determines to issue a Rights Certificate, then upon receipt of a Rights Certificate, together with a completed Election to Exercise executed in accordance with Section 2.2(d)(ii), which does not indicate that such Right is null and void as provided by Section 3.1(b), and payment as set forth in Section 2.2(d)(iii), the Rights Agent (unless otherwise instructed by West Fraser in the event that West Fraser is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i)

direct the transfer agent to register, in the name of the holder of the Rights being exercised or in such other name as may be designated by such holder, in Book Entry Form the number of such Common Shares to be purchased (West Fraser hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

(ii)	when appropriate, requisition from West Fraser the amount of cash to be paid in lieu of issuing fractional Common Shares;

(iii)

after receipt of confirmation from the transfer agent that the registration, in Book Entry Form, referred to in Section 2.2(e)(i) has been completed, deliver the same to or upon the order of the registered holder of such Rights Certificates, registered in such name or names as may be designated by such holder;

(iv)	when appropriate, after receipt, deliver the cash referred to in Section 2.2(e)(ii) to or to the order of the registered holder of such Rights Certificate; and

(v)	tender to West Fraser all payments received on the exercise of the Rights.

(f)

In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to the provisions of Section 5.5(a)) will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)	West Fraser covenants and agrees that it will:

(i)

take all such action as may be necessary and within its power to ensure that all Common Shares issued upon exercise of Rights shall, at the time of registration in Book Entry Form of such Common Shares (subject to payment of the Exercise Price), be duly authorized, validly issued and fully paid and non-assessable;

(ii)

take all such action as may be necessary and within its power to comply with the provisions of Section 3.1 including all actions necessary to comply with the requirements of the BCBCA, the Securities Act (British Columbia), the Securities Act (Ontario), the U.S. Securities Act and the U.S. Exchange Act and the securities laws or comparable legislation of each of the provinces of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(iii)

use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the principal stock exchanges on which such Common Shares were traded immediately prior to the Stock Acquisition Date;

(iv)

pay when due and payable, if applicable, any and all Canadian and United States federal, provincial, state and municipal transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of West Fraser to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, or the registration in Book Entry Form of Common Shares to be issued upon exercise of any Rights, provided that West Fraser shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the registration in Book Entry Form of Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

(v)

after the Separation Time, except as permitted by Section 5.1, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3	Adjustments to Exercise Price; Number of Rights

The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(a)	In the event West Fraser shall at any time after the Record Time and prior to the Expiration Time:

(i)

declare or pay a dividend on Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of West Fraser) other than pursuant to any Dividend Reinvestment Plan;

(ii)	subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(iii)	consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv)

issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of West Fraser) in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights, shall be adjusted as of the payment or effective date in the manner set forth below. If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1(a), the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required under Section 3.1(a).

If the Exercise Price and number of Rights outstanding are to be adjusted:

(x)

the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the “Expansion Factor”) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof; and

(y)	each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor,

and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it.

For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter after giving full effect to such dividend, subdivision, change, consolidation or issuance.

If, after the Record Time and prior to the Expiration Time, West Fraser shall issue any shares of capital stock other than Common Shares in a transaction of a type described in Section 2.3(a)(i) or (iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and West Fraser and the Rights Agent agree to amend this Agreement in order to effect such treatment.

In the event West Fraser shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this Section 2.3(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

(b)

In the event West Fraser shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)

the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

(ii)

the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would be in effect based upon the number of Common Shares (or securities convertible into, or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to a Dividend Reinvestment Plan or any employee or director benefit, stock option, employee purchase, director compensation or similar plans shall be deemed not to constitute an issue of rights, options or warrants by West Fraser; provided, however, that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share (determined as provided in such plans) of the Common Shares.

(c)

In the event West Fraser shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a merger, amalgamation, arrangement, plan, compromise or reorganization in which the Corporation is the continuing or successor Corporation) of evidences of indebtedness, cash (other than an Annual Cash Dividend or a dividend referred to in Section 2.3(a)(i), but including any dividend payable in securities other than Common Shares), assets or rights, options or warrants (excluding those referred to in Section 2.3(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)

the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per share basis, of the portion of the cash, assets, evidences of indebtedness, rights, options or warrants so to be distributed; and

(ii)	the denominator of which shall be such Market Price per Common Share.

Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(d)

Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a share. Notwithstanding the first sentence of this Section 2.3(d), any adjustment required by Section 2.3 shall be made no later than the earlier of:

(i)	(i) three years from the date of the transaction which gives rise to such adjustment; or

(ii)	the Expiration Time.

(e)

In the event West Fraser shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock in a transaction referred to in Sections 2.3(a)(i) or (iv) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Sections 2.3(a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Sections 2.3(a), (b) and (c) above, such adjustments, rather than the adjustments contemplated by Sections 2.3(a), (b) and (c) above, shall be made, subject to the prior consent of the holders of the Voting Shares or the Rights as set forth in Section 5.4(b) or (c), and West Fraser and the Rights Agent shall have authority upon receiving such prior consent of the holders of the Voting Shares to amend this Agreement as appropriate to provide for such adjustments.

(f)

Each Right originally issued by West Fraser subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the Adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided for herein.

(g)

Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(h)

In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, West Fraser may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of West Fraser, if any, issuable upon such exercise over and above the number of Common Shares and other securities of West Fraser, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that West Fraser shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(i)

Notwithstanding anything contained in this Section 2.3 to the contrary, West Fraser shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable, with the intent that any:

(i)	consolidation or subdivision of Common Shares;

(ii)	issuance (wholly or in part for cash) of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares;

(iii)	stock dividends; or

(iv)	issuance of rights, options or warrants referred to in this Section 2.3,

hereafter made by West Fraser to holders of its Common Shares, subject to applicable taxation laws, shall not be taxable to such shareholders or shall subject such shareholders to a lesser amount of tax.

(j)

If, as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, thereafter the number of such other securities so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as may be practicable to the provisions with respect to the Common Shares contained in the foregoing subsections of this Section 2.3 and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

(k)	Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon the exercise of Rights is made pursuant to this Section 2.3, West Fraser shall promptly:

(i)	prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;

(ii)	file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate; and

(iii)	cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4	Date on Which Exercise Is Effective

Each Person in whose name a registration in Book Entry Form for Common Shares or other securities, if applicable, is made upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereon, and such registration shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Section 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of West Fraser are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of West Fraser are open.

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates

Rights will be evidenced, in the case of Rights in Book Entry Form, by a statement issued under the Rights Agent’s direct registration system, or alternatively, if West Fraser determines to issue Rights Certificates, by the following procedures:

(a)

The Rights Certificates shall be executed on behalf of West Fraser by any two directors or officers of West Fraser. The signature of any of these directors or officers on the Rights Certificates may be manual or mechanically or electronically reproduced. Rights Certificates bearing the manual or mechanically or electronically reproduced signatures of individuals who were at any time the proper officers or directors of West Fraser shall bind West Fraser, notwithstanding that such individuals or any of them have ceased to hold such offices either before or after the countersignature and delivery of such Rights Certificates.

(b)

Promptly after West Fraser learns of the Separation Time, West Fraser will notify the Rights Agent in writing of such Separation Time and will deliver the Rights Certificates executed by West Fraser to the Rights Agent for countersignature, as well as the disclosure statements describing the Rights, and the Rights Agent shall countersign (in a manner satisfactory to West Fraser) and send such Rights Certificates and disclosure statements to the holders of the Rights pursuant to Section 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6	Registration, Transfer and Exchange

(a)

West Fraser will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, West Fraser will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the “Rights Registrar”) for the purpose of maintaining the Rights Register for West Fraser and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.6(c), West Fraser will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered. Alternatively, in the case of the exercise of Rights in Book Entry Form, the Rights Agent shall provide the holder or the designated transferee or the transferees with one or more statements issued under the Rights Agent’s direct registration system evidencing the same aggregate number of Rights as did the direct registration system’s records for the Rights transferred or exchanged.

(b)	All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of West Fraser, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)

Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to West Fraser or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, West Fraser may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)	West Fraser shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)

If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, West Fraser shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)	If there shall be delivered to West Fraser and the Rights Agent prior to the Expiration Time:

(i)	evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

(ii)	such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless,

then, in the absence of notice to West Fraser or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, West Fraser shall execute and upon West Fraser’s request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)

As a condition to the issuance of any new Rights Certificate under this Section 2.7, West Fraser may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)	Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of West Fraser, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8	Persons Deemed Owners of Rights

West Fraser, the Rights Agent and any agent of West Fraser or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Share).

2.9	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. West Fraser may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which West Fraser may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, destroy all cancelled Rights Certificates and deliver a certificate of destruction to West Fraser on request.

2.10	Agreement of Rights Holders

Every holder of Rights, by accepting the same, consents and agrees with West Fraser and the Rights Agent and with every other holder of Rights:

(a)	to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)	that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

(c)	that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

(d)

that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate, or if no certificate evidences the Common Share registration, satisfactory evidence of the associated Common Share registration) for registration of transfer, West Fraser, the Rights Agent and any agent of West Fraser or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated

Common Share certificate, or if no certificate evidences the Common Share registration, satisfactory evidence of the associated Common Share registration) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than West Fraser or the Rights Agent) for all purposes whatsoever, and neither West Fraser nor the Rights Agent shall be affected by any notice to the contrary;

(e)	that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares or other securities upon exercise of a Right (except as provided herein);

(f)

that without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to Section 5.4(a) and the last sentence of the penultimate paragraph of Section 2.3(a); and

(g)

that notwithstanding anything in this Agreement to the contrary, neither West Fraser nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11	Rights Certificate Holder Not Deemed a Shareholder

No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of West Fraser which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Right or Rights Certificate, as such, any right, title, benefit or privilege of a holder of Common Shares or any other shares or securities of West Fraser or any right to vote at any meeting of shareholders of West Fraser whether for the election of directors or otherwise or upon any matter submitted to holders of Common Shares or any other shares of West Fraser at any meeting thereof, or to give or withhold consent to any action of West Fraser, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares of West Fraser except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

ARTICLE 3

ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

3.1	Flip-in Event

(a)	Subject to Section 3.1(b) and Section 5.1, in the event that prior to the Expiration Time a Flip-in Event shall occur, then:

(i)

each Right shall constitute, effective at the close of business on the tenth Trading Day (or such longer period as may be required to satisfy the requirements of the Securities Act and any comparable legislation of any other applicable jurisdiction) after the Stock Acquisition Date, the right to purchase from West Fraser, upon exercise of the Right in accordance with the terms of this Agreement, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after the consummation or occurrence or event, an event of a type analogous to any of the events described in Section 2.3 shall have occurred);

(ii)

in the event that there are insufficient authorized but unissued Common Shares to permit each holder of a Right (other than an Acquiring Person or a transferee of the kind described in Section 3.1(b)(ii)) to purchase from West Fraser that number of Common Shares per Right provided for in Section 3.1(a), then until such time as holders of Common Shares approve an increase in West Fraser’s authorized capital such that there are sufficient authorized but unissued Common Shares to permit each holder of a Right (other than an Acquiring Person or a transferee of the kind described in Section 3.1(b)(ii)) to purchase from West Fraser that number of Common Shares per Right provided for in Section 3.1(a), each whole Right shall constitute, effective at the close of business on the tenth Trading Day after the Stock Acquisition Date, the right to purchase from West Fraser, upon exercise thereof in accordance with the terms hereof, that number of Common Shares that is equal to one Common Share multiplied by the Adjustment Factor for an amount in cash equal to the Adjusted Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after the consummation or occurrence or event, an event of a type analogous to any of the events described in Section 2.3 shall have occurred).

(b)

Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

(i)	an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

(ii)

a transferee or other successor in title of Rights, directly or indirectly, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), where such transferee or successor in title becomes a transferee or successor in title concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board of Directors acting in good faith has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), that has the purpose or effect of avoiding Section 3.1(b)(i), shall become null and void without any further action, and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this subsection 3.1(b) and such Rights shall be deemed and become null and void.

(c)

From and after the Separation Time, West Fraser shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the BCBCA, the Securities Act (British Columbia), the Securities Act (Ontario), the U.S. Securities Act, the U.S. Exchange Act and the securities laws or comparable legislation in each of the provinces of Canada and each of the States of the United States in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

(d)

Any Rights Certificate that would represent Rights Beneficially owned by a Person described in either Section 3.1(b)(i) or (ii) or transferred to any nominee of any such Person, and any Rights Certificate that would be issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall either not be issued upon the instruction of West Fraser in writing to the Rights Agent or contain the following legend:

The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Plan Agreement) or a Person who was acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Plan Agreement). This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Section 3.1(b) of the Shareholder Rights Plan Agreement.

provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by West Fraser in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this Section 3.1(d) shall be of no effect on the provisions of Section 3.1(b).

Any Rights issued and registered in Book Entry Form (that are evidenced by an advice or other statement on which are maintained electronically the records of the transfers) after the Separation Time but prior to the Expiration Time, shall evidence one Right for each Right represented by such registration and the registration record of such Rights shall include the legend set forth in this Section 3.1(d), adapted accordingly as the Rights Agent may reasonably require.

ARTICLE 4

THE RIGHTS AGENT

4.1	General

(a)

West Fraser hereby appoints the Rights Agent to act as agent for West Fraser and the holders of the Rights in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. West Fraser may from time to time appoint one or more co-Rights Agents (“Co-Rights Agents”) as it may deem necessary or desirable, subject to the approval of the Rights Agent, acting reasonably. In the event West Fraser appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as West Fraser may determine with the approval of the Rights Agent and the Co-Rights Agents.

(b)

West Fraser agrees to pay the Rights Agent reasonable compensation for all services rendered by it hereunder or otherwise agreed to with West Fraser in writing and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements reasonably incurred in the execution and administration of this Agreement and the exercise and performance of its duties thereunder (including the reasonable fees and other disbursements of any expert retained by the Rights Agent with the approval of West Fraser, such approval not to be unreasonably withheld). West Fraser also agrees to indemnify the Rights Agent and its affiliates, and each of their officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, cost, claim, action, damage or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, its affiliates, or either of its officers, directors, employees, or agents for anything done or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the exercise and performance of its duties hereunder, including legal costs and expenses of defending against any claims or liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(c)

The Rights Agent shall be protected from and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of West Fraser, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, opinion, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(d)

West Fraser shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current directors and officers of West Fraser; provided that failure to inform the Rights Agent of any such events, or any defect therein, shall not affect the validity of any action taken hereunder in relation to such events.

4.2	Merger, Amalgamation or Consolidation or Change of Name of Rights Agent

(a)

Any company into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any company resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any company succeeding to the securityholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such company would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights

Certificates in the name of either the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)

In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

4.3	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which West Fraser and the holders of certificates for Common Shares and Rights Certificates, by their acceptance thereof, shall be bound.

(a)

The Rights Agent, at the expense of West Fraser, may retain and consult with legal counsel (who may be legal counsel for West Fraser and, in any event, shall be a reputable legal firm) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at West Fraser’s expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

(b)

Whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by West Fraser prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by two Persons believed by the Rights Agent to be directors or officers of West Fraser and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)	The Rights Agent will be liable hereunder only for events which are the result of its own negligence, bad faith or wilful misconduct and that of its officers, directors and employees.

(d)

The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement (except as such are made or provided by the Rights Agent) or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by West Fraser only.

(e)

The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for a Common Share or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by West Fraser of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

(f)

Each of West Fraser and the Rights Agent agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing of the provisions of this Agreement.

(g)

The Rights Agent is hereby authorized and directed to accept instructions in writing (including by e-mail) with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be any two officers or directors of West Fraser, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual. It is understood that instructions to the Rights Agent shall, except where circumstances make it impractical or the Rights Agent otherwise agrees, be given in writing (including by e-mail) and, where not in writing, such instructions shall be confirmed in writing (including by e-mail) as soon as practicable after the giving of such instructions.

(h)

The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of West Fraser or become financially interested in any transaction in which West Fraser may be interested, or contract with or lend money to West Fraser or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for West Fraser or for any other legal entity, provided such actions would not place the Rights Agent in a position of conflict of interest with respect to its duties under this Agreement.

(i)

The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to West Fraser resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to West Fraser) in writing mailed to West Fraser and to each transfer agent of Common Shares by registered or certified mail. West Fraser may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, West Fraser will appoint a successor to the Rights Agent. If West Fraser fails to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then by prior written notice to West Fraser the resigning or incapacitated Rights Agent (at West Fraser’s expense) or the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate, if any, for inspection by West Fraser), may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by West Fraser or by such a court, shall be a company constituted under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon the receipt of all outstanding fees and expenses, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, West Fraser will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights in accordance with Section 5.9. The cost of giving any notice required under this Section 4.4 shall be borne solely by West Fraser. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent, as the case may be.

4.5	Compliance with Anti-Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any sanctions legislation or regulation or applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any sanctions legislation or regulation or applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice to West Fraser, provided: (i) that the Rights Agent’s written notice shall describe the circumstances of such non-compliance to the extent permitted by any sanctions legislation or regulation or applicable anti-money laundering or anti-terrorist legislation, regulation or guideline; and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction within such 10-day period, then such resignation shall not be effective. Subject to applicable law, the Rights Agent agrees to notify the Corporation as soon as reasonably possible in the event that the Rights Agent has a reasonable belief that circumstances exist which may give rise to the Rights Agent exercising its right to resign under this paragraph, and such notice shall describe the basis of such reasonable belief.

4.6	Privacy Legislation

The parties acknowledge that Privacy Laws may apply to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. West Fraser will, prior to transferring or causing to be transferred personal information to the Rights Agent pursuant to this Agreement, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

4.7	Liability

Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Rights Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages. This Section 4.7 shall survive the termination of this Agreement or the resignation or removal of the Rights Agent.

ARTICLE 5

MISCELLANEOUS

5.1	Redemption and Waiver

(a)

The Board of Directors shall waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined, following a Stock Acquisition Date and prior to the Separation Time, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Section 5.1(a) must be on the condition that such

Person, within 14 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the “Disposition Date”), has reduced its Beneficial ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

(b)

The Board of Directors acting in good faith may, prior to a Flip-in Event having occurred, upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares (which for greater certainty shall not include the circumstances described in Section 5.1(a)), provided that if the Board of Directors waives the application of Section 3.1 to a particular Flip-in Event pursuant to this Section 5.1(b), the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a Take-over Bid circular to all holders of Voting Shares prior to the expiry of any Take-over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been granted under this Section 5.1(b).

(c)

In the event that prior to the occurrence of a Flip-in Event a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition under Section 5.1(b), outstanding Voting Shares, then the Board of Directors shall, immediately upon the consummation of such acquisition without further formality be deemed to have elected to redeem the Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(d)

The Board of Directors may, with the prior approval of the holders of Voting Shares or Rights given in accordance with the terms of Section 5.4, at any time prior to the occurrence of a Flip-in Event elect to redeem all but not less than all of the then outstanding Rights at the Redemption Price appropriately adjusted in a manner analogous to the applicable adjustments provided for in Section 2.3, which adjustments shall only be made in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred.

(e)

The Board of Directors may, with the prior approval of the holders of Common Shares given in accordance with Section 5.4 at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 hereof has not been waived pursuant to Section 5.1(a), if such Flip-in Event would occur by reason of an acquisition of Common Shares or Convertible Securities otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all registered holders of Common Shares and otherwise than in the circumstances set forth in Section 5.1(a), waive the application of Section 3.1 to such Flip-in Event. In such event, the Board of Directors shall extend the Separation Time to a date at least ten (10) Business Days subsequent to the meeting of shareholders called to approve such waiver.

(f)

The Board of Directors may, prior to the close of business on the tenth Trading Day following a Stock Acquisition Date or such later Business Day as they may from time to time determine, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to the related Flip-in Event, provided that the Acquiring Person has reduced its Beneficial ownership of Voting Shares (or has entered into a contractual arrangement with West Fraser, acceptable to the Board of Directors, to do so within 10 calendar days of the date on which such contractual arrangement is entered into or such other date as the Board of Directors may have determined) such that at the time the waiver becomes effective pursuant to this Section 5.1(f) such Person is no longer an Acquiring Person. In the event of such a waiver becoming effective prior to the Separation Time, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred.

(g)

Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. Notwithstanding the foregoing, upon the Rights being redeemed pursuant to this Section 5.1(g), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and the Rights shall remain attached to outstanding Common Shares subject to and in accordance with this agreement.

(h)

If the Board of Directors is deemed under Section 5.1(c) to have elected or elects under Sections 5.1(d) or (g) to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(i)

Within 10 calendar days after the Board of Directors is deemed under Section 5.1(c) to have elected or elects under Section 5.1(d) or (g) to redeem the Rights, West Fraser shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(j)	West Fraser shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 pursuant to this Section 5.1.

5.2	Expiration

No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(a) of this Agreement.

5.3	Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, West Fraser may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4	Supplements and Amendments

(a)

West Fraser may, prior to the date of the shareholders’ meeting referred to in the first paragraph of Section 5.15 supplement, amend, vary, rescind or delete any of the provisions of this Agreement and the Rights without the approval of any holders of Rights or Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. West Fraser may make any amendments to this Agreement to correct any clerical or typographical error or which, subject to Section 5.4(f), are required to maintain the validity of the Agreement as a result of any change in any applicable legislation, regulations or rules thereunder. Notwithstanding anything in this Section 5.4 to the contrary, no amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

(b)

Subject to Section 5.4(a), West Fraser may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time before the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if provided by the holders of Voting Shares at a meeting of West Fraser shareholders called and held in compliance with applicable laws and regulatory requirements and the requirements in the notice of articles and the articles of West Fraser. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by all holders of Voting Shares (other than any holder who does not qualify as an Independent

Shareholder, with respect to all Voting Shares Beneficially owned by such Person), represented in person or by proxy at the shareholder meeting.

(c)

West Fraser may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or rescission shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if provided by the holders of Rights at a Rights Holders’ Special Meeting, which Rights Holders’ Special Meeting shall be called and held in compliance with applicable laws and regulatory requirements and, to the extent possible, with the requirements in the notice of articles and the articles of West Fraser applicable to meetings of holders of Common Shares, applied mutatis mutandis. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to Section 3.1(b)), represented in person or by proxy at the Rights Holders’ Special Meeting.

(d)

Any consent or approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are null and void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in West Fraser’s notice of articles and articles and the BCBCA with respect to the meetings of holders of Common Shares.

(e)

The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, variation or deletion to this Agreement as referred to in this Section 5.4 within five days of effecting such amendment, variation or deletion.

(f)

Any amendments, variations or deletions made by West Fraser to this Agreement pursuant to Section 5.4(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, regulation or rule thereunder shall:

(i)

if made before the Separation Time, be submitted to the holders of Voting Shares at the next meeting of shareholders and the holders of Voting Shares may, by the majority referred to in Section 5.4(b) confirm or reject such amendment;

(ii)

if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of West Fraser and the holders of Rights may, by resolution passed by the majority referred to in Section 5.4(d) confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.

5.5	Fractional Rights and Fractional Shares

(a)

West Fraser shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights and West Fraser shall not be required to pay any amount to a holder of record of Rights Certificates in lieu of such fractional Rights.

(b)

West Fraser shall not be required to issue fractions of Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, West Fraser shall be entitled to pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise.

5.6	Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights. Any holder of Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against West Fraser to enforce such holder’s right to exercise such holder’s Rights, or Rights to which such holder is entitled, in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holder of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7	Regulatory Approvals

Any obligation of West Fraser or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority, and without limiting the generality of the foregoing, necessary approvals of any stock exchange having been obtained be obtained, such as approvals relating to the issuance of Common Shares upon the exercise of Rights under Section 2.2(d).

5.8	Declaration as to Foreign Holders

If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by West Fraser with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall West Fraser or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.9	Notices

(a)

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on West Fraser shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Rights Agent), or sent by facsimile or other form of recorded electronic communication (including e-mail), charges prepaid and confirmed in writing, as follows:

West Fraser Timber Co. Ltd.

c/o West Fraser Group

501 – 858 Beatty Street,

Vancouver, BC

Canada V6B 1C1

Attention: Chris Virostek, Vice-President, Finance and Chief Financial Officer

Facsimile No.: (604) 681-6061

Email: Chris.Virostek@westfraser.com

(b)

Notices or demands authorized or required by this Agreement to be given or made by West Fraser or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with West Fraser), or sent by facsimile or other form of recorded electronic communication (including by e-mail to West Fraser’s Vice President and Chief Financial Officer), charges prepaid, and confirmed in writing, as follows:

AST Trust Company (Canada)

1600 – 1066 West Hastings Street

Vancouver, BC

Canada V6E 3X1

Attention: Director – Relationship Management

Facsimile No.: (604) 235-3705

Email: LMacFarlane@astfinancial.com

(c)

Notices or demands authorized or required by this Agreement to be given or made by West Fraser or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by certified mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of West Fraser for its Common Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

(d)

Any notice given or made in accordance with this Section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if mailed, and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of West Fraser and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.10	Costs of Enforcement

West Fraser agrees that if it fails to fulfil any of its obligations pursuant to this Agreement, then it will reimburse the holder of any Rights for the costs and expenses (including reasonable legal fees) incurred by such holder to enforce his rights pursuant to any Rights or this Agreement.

5.11	Successors

All the covenants and provisions of this Agreement by or for the benefit of West Fraser or the Rights Agent shall bind and enure to the benefit of their respective successors and permitted assigns hereunder.

5.12	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than West Fraser, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; further, this Agreement shall be for the sole and exclusive benefit of West Fraser, the Rights Agent and the holders of the Rights.

5.13	Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.14	Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining terms and provisions hereof in such jurisdiction or the application of such term or provision in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.15	Effective Date

This Agreement is effective and in full force and effect in accordance with its terms from and after the Effective Date, provided that, if this Agreement has not been confirmed by a majority of the votes cast by Independent Shareholders at the Corporation’s annual general meeting of shareholders in 2020, then this Agreement and any and all outstanding Rights shall terminate and shall be void and of no further force and effect from such time.

This Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the Expiration Time.

This Agreement must be reconfirmed by a resolution passed by a majority of the votes cast by all holders of Voting Shares who vote in respect of such reconfirmation (other than any holder who does not qualify as an Independent Shareholder, with respect to all Voting Shares Beneficially owned by such Person) at the third and sixth annual meetings following West Fraser’s annual general meeting of shareholders in 2020. If this Agreement is not so reconfirmed or is not presented for reconfirmation at such annual meetings, this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of termination of the annual meeting; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Subsection 5.1(a), 5.1(b), 5.1(e)) prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.15.

5.16	Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors for the purposes of this Agreement, in good faith, shall not subject the Board of Directors or any director of West Fraser to any liability to the holders of the Rights.

5.17	Fiduciary Duties of Directors

Nothing contained in this Agreement shall be considered to affect the obligations of the members of the Board of Directors to exercise their fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Common Shares reject or accept any Take-over Bid or take any other action including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the solicitation of additional or alternative Take-over Bids or other proposals to holders of Common Shares that the Board of Directors believes is necessary or appropriate in the exercise of their fiduciary duties.

5.18	Time of the Essence

Time shall be of the essence in this Agreement.

5.19	Execution in Counterparts

This Agreement may be executed in any number of counterparts and may be executed and delivered by facsimile or similar electronic copy and each of such counterparts and facsimiles or similar electronic copies shall for all purposes be deemed to be an original, and all such counterparts and facsimiles or similar electronic copies shall together constitute one and the same agreement.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WEST FRASER TIMBER CO. LTD.

By:	/s/ Chris Virostek
Name: Chris Virostek
Title: Vice-President, Finance and Chief Financial Officer

AST TRUST COMPANY (CANADA)

By:	/s/ Leslie MacFarlane
Name: Leslie MacFarlane
Title: Relationship Manager

By:	/s/ Van Bot
Name: Van Bot
Title: Director, Relationship Management

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ATTACHMENT 1

WEST FRASER TIMBER CO. LTD.

SHAREHOLDER RIGHTS PLAN AGREEMENT

[Form of Rights Certificate]

Certificate No. __________	Rights ____________

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR SUCH PERSON’S AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH THEM OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME VOID WITHOUT FURTHER ACTION.

Rights Certificate

This certifies that _________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement, dated April 9, 2020, as the same may be amended or supplemented from time to time, (the “Shareholder Rights Plan Agreement”), between West Fraser Timber Co. Ltd., a company duly incorporated under the laws of British Columbia and AST Trust Company (Canada), a company governed under the laws of Canada (the “Rights Agent”) (which term shall include any successor Rights Agent under the Shareholder Rights Plan Agreement), to purchase from West Fraser Timber Co. Ltd. at any time after the Separation Time (as such term is defined in the Shareholder Rights Plan Agreement) and prior to the Expiration Time (as such term is defined in the Shareholder Rights Plan Agreement), one fully paid common share of West Fraser Timber Co. Ltd. (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal office in the city of Vancouver, British Columbia or any other cities as may be designated by West Fraser Timber Co. Ltd. from time to time. The Exercise Price shall be an amount equal to five times the Market Price (as defined in the Shareholder Rights Agreement) per Common Share determined as of the Separation Time per Right (payable in cash, certified cheque or money order payable to the order of the Corporation) and shall be subject to adjustment as provided in the Shareholder Rights Plan Agreement.

This Rights Certificate is subject to all of the terms and provisions of the Shareholder Rights Plan Agreement, which terms and provisions are incorporated herein by reference and made a part hereof and to which Shareholder Rights Plan Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the

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Rights Agent, West Fraser Timber Co. Ltd. and the holders of the Rights Certificates. Copies of the Shareholder Rights Plan Agreement are on file at the registered office of West Fraser Timber Co. Ltd.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Shareholder Rights Plan Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of West Fraser Timber Co. Ltd. or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Shareholder Rights Plan Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Shareholder Rights Plan Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

(Signature page follows)

WITNESS the signature of the proper officers of West Fraser Timber Co. Ltd.

Date: •

WEST FRASER TIMBER CO. LTD.

By:	By:

Countersigned:

AST TRUST COMPANY (CANADA)

By:
Authorized Signature

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED _____________________________________________ hereby sells, assigns and transfers unto ________________________________________                                                                                                                                           _______________                                                                                  (Please print name and address of transferee.)

The Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________ _________________________________, as attorney, to transfer the within Rights on the books of West Fraser Timber Co. Ltd., with full power of substitution.

Dated:
Signature

Signature Guaranteed:	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

The signature on this assignment must correspond with the name as written upon the face of the Right Certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

CERTIFICATE

(To be completed if true.)

The undersigned party transferring Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Plan Agreement.

Signature

(To be attached to each Rights Certificate.)

FORM OF ELECTION TO EXERCISE

(To be exercised by the registered holder if such holder desires to exercise the Rights Certificate.)

TO: WEST FRASER TIMBER CO. LTD. and AST TRUST COMPANY (CANADA)

The undersigned hereby irrevocably elects to exercise _____________________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

(Name)

(Address)

(City and Province)

Social Insurance Number, Social Security Number, or other taxpayer identification number.

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Name)

(Address)

(City and Province)

Social Insurance Number, Social Security Number, or other taxpayer identification number.

Dated:
Signature

Signature Guaranteed:	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

The signature on this election to exercise must correspond with the name as written upon the face of the Right Certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

CERTIFICATE

(To be completed if true.)

The undersigned party exercising Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Plan Agreement.

Signature

(To be attached to each Rights Certificate.)

NOTICE

In the event the certification set forth above in the Forms of Assignment and Election to Exercise is not completed, West Fraser Timber Co. Ltd. will deem the Beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof. No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof, or by a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.